United States Securities and Exchange Commission

FORM S-1

Filed with the Securities and Exchange Commission on December 30, 2010

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DUKE MOUNTAIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	1041	98-0503336
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code number)	Identification No.)

6805 Sundance Trail, Riverside, California 92506 (951) 907-9911	David Gamache 6805 Sundance Trail, Riverside, California 92506 (951) 907-9911
(Address and telephone number of principal executive offices)	(Name, address and telephone number of agent for service)

Copies to: Joseph Sierchio, Esq.

Sierchio & Company, LLP

430 Park Avenue

7th Floor

New York, New York 10022

Telephone: (212) 246-3030

Facsimile:  (212) 246-3039

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the 1933 Act, please check the following box and list the 1933 Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the 1933 Act, check the following box and list the 1933 Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the 1933 Act, check the following box and list the 1933 Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

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Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of	Amount to be	offering price per	aggregate offering	Amount of
securities to be registered	registered (1)	share (2)	price (2)	registration fee
Common stock, $0.001 par value	1,405,000	$0.25	$351,250	$25.00

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers such additional shares as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments.

(2)

Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended based upon the closing price of the common stock on October 28, 2008, the last day on which a sale of registrant’s stock was reported.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither Duke Mountain Resources, Inc. nor the Selling Stockholders are soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED December 30, 2010

DUKE MOUNTAIN RESOURCES, INC.

1,405,000 Shares of Common Stock

This prospectus relates to the resale of up to 1,405,000 shares of common stock, $0.001 par value, of Duke Mountain Resources, Inc. (the “Common Stock”) by the Selling Stockholders (the “Selling Stockholders”) described herein. The Selling Stockholders may sell such shares of common stock from time to time in the principal market on which the shares of common stock are traded at the prevailing market price or in negotiated transactions.

We will not receive proceeds from the sale of our shares by the Selling Stockholders. We will pay the expenses of registering the shares of Common Stock. The Selling Stockholders and any brokers executing selling orders on behalf of the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 Act, as amended (the “1933 Act”). Commissions received by a broker executing selling orders may be deemed to be underwriting commissions under the 1933 Act.

The securities are being registered to permit the Selling Stockholders to sell the securities from time to time in the public market. The Selling Stockholders may sell the securities through ordinary brokerage transactions or through any other means described in the section titled “Plan of Distribution.” We do not know when or in what amount the Selling Stockholders may offer the securities for sale. The Selling Stockholders may sell any, all or none of the securities offered by this prospectus.

Our Common Stock is quoted on the OTC Bulletin Board (the “OTCBB”) administered by the Financial Industry Regulatory Authority, Inc. (“FINRA”) under the symbol “DKMR.OB” The last reported sale price of our Common Stock on the OTCBB on October 28, 2008 (the last reported sale) was $0.25 per share.

Investing in our Common Stock involves substantial risks. See “Risk Factors” beginning on page 6.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is <>, 2011

DUKE MOUNTAIN RESOURCES, INC. HAS NOT REGISTERED THE SHARES FOR SALE BY THE SELLING SHAREHOLDERS UNDER THE SECURITIES LAWS OF ANY STATE. BROKERS OR DEALERS EFFECTING TRANSACTIONS IN THE SHARES SHOULD CONFIRM THAT THE SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES LAWS OF THE STATE OR STATES IN WHICH SALES OF THE SHARES OCCUR AS OF THE TIME OF SUCH SALES, OR THAT THERE IS AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES LAWS OF SUCH STATES.

THIS PROSPECTUS IS NOT AN OFFER TO SELL ANY SECURITIES OTHER THAN THE SHARES. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH AN OFFER IS UNLAWFUL.

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FORWARD LOOKING STATEMENTS

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PROSPECTUS SUMMARY

4

RISK FACTORS

7

USE OF PROCEEDS

17

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK AND RELATED STOCKHOLDERS MATTERS

17

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OPERATIONS

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DESCRIPTION OF OUR BUSINESS AND PROPERTIES

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DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

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EXECUTIVE COMPENSATION

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SECURITY OWNERHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMNET AND RELATED STOCKHOLDER MATTERS

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

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DESCRIPTION OF SECURITIES

39

SELLING STOCKHOLDERS

41

PLAN OF DISTRIBUTION

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

44

LEGAL MATTERS

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

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ADDITIONAL INFORMATION

45

INDEX TO FINANCIAL STATEMENTS

46

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date. In this prospectus, references to “Duke Mountain,” “the Company,” “we,” “us,” and “our,” refer to Duke Mountain Resources, Inc. and its consolidated subsidiary

FORWARD-LOOKING STATEMENTS

This prospectus and the exhibits referenced herein contain “forward-looking statements.” Such forward looking statements concern our anticipated results and developments in our operations in future periods, planned exploration and development of our properties, plans related to our business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects,” “does not expect,” “is expected,” “anticipates,” or “does not anticipate,” “plans,” “estimates,” or “intends,” or stating that certain actions, events or results “may,” “could,” “would,” “might,” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

•	the timing and outcome of our feasibility study on our properties or projects, if any;
•	the costs and results of our initial production activities on our properties or projects, if any;
•	the timing and possible outcome of the sale of our properties or projects, if any;
•	the future financial and operating performances of our properties or projects, if any;
•	the estimation of mineral resources and the realization of mineral reserves, if any, on our existing and any future properties or projects, if any;
•	the timing of exploration, development, and production activities and estimated future production, if any;
•	estimates related to costs of production, capital, operating and exploration expenditures;
•	requirements for additional capital and our ability to raise additional capital on a timely basis and on acceptable terms;
•	government regulation of mining operations, environmental risks, reclamation and rehabilitation expenses;
•	title disputes or claims against our existing and any future properties or projects, if any; and
•	the future price of gold, silver, or other minerals.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the sections titled “Risk Factors,” “Description of our Business and Properties” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of this prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

PROSPECTUS SUMMARY

This prospectus summary highlights selected information appearing elsewhere in this prospectus. Because this is only a summary, it does not contain all the information that may be important to you. You should carefully read this prospectus in its entirety before investing in our common stock, especially the risks of investing in our common stock, which we discuss later in “Risk Factors,” and our financial statements and related notes beginning on page F-1. Unless the context requires otherwise, the words “Duke Mountain,” “we,” “the Company,” “us” and “our” refer to Duke Mountain Resources, Inc. and our subsidiary, Duke Mountain Resources Canada, Inc.

Overview

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We own a 100% mineral interest in three properties. Although exploratory work in the area of our properties conducted by others has indicated some potential showings of mineralization, we are uncertain as to the reproducibility of these prior exploration results and thus we are uncertain as to the potential existence of a commercially viable mineral deposit existing on our mineral claims.

We currently own a 100% undivided interest in three mineral properties located in the Province of British Columbia, Canada, that we call the “Goldstar Property,” the “Rosewall Gold Property” and the “Waterloo Creek Property.” Currently there are no known mineral reserves on the Goldstar Property, the Rosewall Gold Property or the Waterloo Creek Property. We are seeking, if possible, to either joint venture the continuing exploration of our mineral claims; option the claims in exchange for cash consideration and/or a retained interest; or, liquidate our rights to the claims on some other commercially viable basis.  In the interim, we continue to seek out acquisition of additional mineral claims and properties.

As of the date of this prospectus, we commenced and completed phase one exploration work on all three of our mineral claims as described below. Due to unsatisfactory mineral results from the phase one from our Goldstar and Rosewall Properties, we have impaired these two claims and as a result have written off the acquisition costs of $25,000. We have also fully impaired the acquisition cost of the Waterloo claim of $15,000 as of December 31, 2009, due to our inability to ascertain the viability of the project. Although we continue to seek acquisition of additional resource projects, there is no assurance that we will be able to do so.

We have not earned any revenues to date. We do not anticipate earning revenues until such time as we enter into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that any commercially viable mineral deposits exist on our mineral claims, that we will discover commercially exploitable levels of mineral resources on our properties, or, if such deposits are discovered, that we will enter into further substantial exploration programs.

Additional Information

We are a Nevada corporation incorporated on May 3, 2006. Our authorized capital consists of 76,000,000 common shares, with a par value of $0.001 per share. As of September 30, 2010, and December 31, 2009, we had 12,180,000 shares of common stock issued and outstanding.

Our Corporate headquarters are located at 6805 Sundance Trail, Riverside CA 92506. Our telephone number is 951-907-9911.

The Offering

Common stock offered by the Selling Stockholders

The 1,405,000 shares of our common stock being offered hereby were issued to the Selling Stockholders in private placements which we effected (collectively, the “Private Placements”) pursuant to an exemption from the registration requirements of the 1933 Act afforded by Regulations D and S as promulgated by the U.S. Securities and Exchange Commission (the “SEC”).

Common Stock issued and outstanding	12,180,000 shares

Use of proceeds

Proceeds from the sale of common stock covered by this prospectus will be received by the Selling Stockholders. We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.

Duration of offering

The earlier to occur of (1) the sale of all of the registered shares by the Selling Stockholders, (2) the date on which the registered shares may be sold pursuant to Rule 144 without volume limitations, or (3) the second anniversary date of the date of this prospectus.

OTCBB Symbol	DKMR

Risk Factors

Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the exploration of any of the properties in which we have or may acquire an interest will uncover commercially exploitable mineral reserves. It is likely that such properties will not contain any reserves and, in all likelihood, any funds spent on exploration will probably be lost. In addition, problems such as unusual or unexpected geological formations or other variable conditions are involved in exploration and, often result in unsuccessful exploration efforts.

In addition, due to our limited capital and mineralized materials, we are limited in the amount of exploration work we can do. As a result, our already low probability of successfully locating mineral reserves will be reduced significantly further. Therefore, we may not find a commercial mineable ore deposit prior to exhausting our funds. Furthermore, exploration costs may be higher than anticipated, in which case, the risk of utilizing all of our funds prior to locating any ore deposits shall be greatly increased. Factors that could cause exploration costs to increase are: adverse conditions, difficult terrain and shortages of qualified personnel. Please refer to “Risk Factors.”

Selected Financial Data

We have not generated any operating revenues to date. Our plans, funding requirements, sources and alternatives relating thereto are presented and discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The following table sets forth, for the periods and the dates indicated, selected financial data for the Company.  This information should be read in conjunction with our Audited Consolidated Financial Statements and Notes thereto as of and for the years ended December 31, 2009 and 2008, our Unaudited Consolidated Financial Statements and Notes thereto as of and for the periods ended September 30, 2010 and 2009 (collectively, the “Financial Statements”) and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

The selected financial data provided below are not necessarily indicative of our future results of operations or financial performance.  To date we have not paid any dividends on shares of our common stock and do not expect to pay dividends in the foreseeable future.

The Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”).

Statements of Operations Data:	For the nine month period ended September 30, 2010 (Unaudited)	For the nine month period ended September 30, 2009 (Unaudited)	For the Year Ended December 31, 2009 (Audited)	For the Year Ended December 31, 2008 (Audited)	From inception on May 3, 2006 September 30, 2010 (Unaudited)
Revenue	$0	$0*	$0*	$0	$0
Loss from operations	$ (43,529)	$(79,649)*	$(102,422)*	$(75,273)	$(315,728)
Net loss	$(42,562)	$(76,129)	$(98,489)	$(67.877)	$(291,179)
Basic and diluted net loss per share	$(0.00)	$(0.01)	$(0.01)	$(0.00)
Weighted average shares outstanding used in basic and diluted net loss per share calculation	12,180,000	12,180,000	12,180,000	12,180,000

* During the second fiscal quarter of 2009, the Company generated $1,520 of income through Hardin Marine Arrowhead. The Company provided website consulting services to Hardin Marine Arrowhead and the Allen Lee Group developed and implemented the web design changes. This was a one-time event due to the Company’s President, Chief Executive Officer and Chief Financial Officer, Mr. David Gamache, being associated with Hardin Marine Arrowhead and the Allen Lee Group. As a result, the Company reclassified the amount that was originally reported in the second fiscal quarter of 2009 as revenue to Other Income from related party beginning in the third fiscal quarter of 2009.

Balance Sheet Data:	September 30, 2010 (Unaudited)	September 30, 2009 (Unaudited)	December 31, 2009 (Audited)	December 31, 2008 (Audited)
Cash and cash equivalents	$240,821	$290,743	$276,383	$341,872
Working capital	$240,821	$290,743	$283,383	$341,872
Total assets	$240,821	$305,743	$283,383	$381,872
Total liabilities	$0	$0	$0	$0
Total stockholders’ equity	$240,821	$305,743	$283,383	$381,872

RISK FACTORS

     You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business, financial condition or results of operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business and Industry

We have yet to earn revenue and our ability to sustain our operations is dependent on our ability to raise financing.

We are an exploration stage company; we have not generated any revenues since inception and we do not expect to generate any revenues for the foreseeable future.  We incurred a net loss of $248,617 for the period from May 3, 2006 (inception) to December 31, 2009, and a loss of $315,728, for the period from May 3, 2006 (inception) to September 30, 2010.  Our long-term viability is dependent upon our ability to obtain financing and future profitable operations from the commercial exploitation of our mineral claims or other operations.

Because we do not have any revenues, we expect to incur operating losses for the foreseeable future.

We have never generated revenues and we have never been profitable. Prior to completing exploration on our mineral properties, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. If we are unable to generate financing to continue the exploration of our properties, we will fail and you will lose your entire investment in this offering.

We have a limited operating history; therefore, it is difficult to evaluate our financial performance and prospects.

We have only completed the initial stages of exploration on our mineral concessions and have no way to evaluate the likelihood that we will be able to operate and develop a successful business. We are considered to be an exploration stage corporation because we are currently engaged in the search for and extraction of mineral deposits. We will be in the exploration stage until we discover and exploit commercially viable mineral deposits on our properties. Our limited operating history makes it difficult to evaluate our financial performance and prospects. We have earned no revenues from our mineral extraction activities to date, and we have not emerged from being in the exploration stage to a production stage corporation. Because of our limited financial history, we believe that period-to-period comparisons of our results of operations will not be meaningful in the short term and should not be relied upon as indicators of future performance.

There is substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

             We have a going concern uncertainty as of September 30, 2010. Because we have not yet generated revenues from our operations, our ability to continue as a going concern is currently heavily dependent upon our ability to obtain additional financing to sustain our operations. Such financing may take the form of the issuance of common or preferred stock or debt securities, or may involve bank financing. Although we have completed several equity financings, the fact that we have a going concern uncertainty may hinder our ability to obtain additional financing in the future. Currently, we have no commitments to obtain any additional financing, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

If we do not obtain additional financing, we will need to curtail our exploration activities and our business may fail, in which case you may lose your investment.

Our existing funds may be insufficient if we decide to initiate any additional exploration programs. Therefore, we will need to obtain additional financing in order to complete our full business plan.

In order for us to perform any further exploration or extensive testing we will need to obtain additional financing.  As of September 30, 2010, we had cash in the amount of $240,821. We currently do not have any operations and we have not generated any revenues.  Our business plan calls for significant expenses in connection with the exploration of mineral claims acquired by us. If further exploration programs are warranted, we will require additional financing to complete the follow-up programs.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  If our exploration programs are successful in discovering ore of commercial tonnage and grade, we will require additional funds in order to place the properties into commercial production.  We currently do not have any arrangements for financing and we may not be able to obtain financing when required.  Obtaining additional financing would be subject to a number of factors many of which are beyond our control, including the market prices for copper and gold and the costs of exploring for or mining these materials.  These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

Because of the difficulties and uncertainties inherent in the mineral exploration business, we face a high risk of business failure.

At this time, we have not been successful in finding commercial mineral deposits on our properties; if all of our exploration efforts are not successful, we will be unable to generate revenues from our operations and we will have to cease doing business.  Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.  The expenditures to be made by us in the exploration of the mineral claims may not result in the discovery of mineral deposits.  Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  At the present time we have no coverage to insure against these hazards.  The payment of such liabilities may have a material adverse effect on our financial position.

We have no known mineral reserves and if we cannot find any, we will have to cease operations.

We have no mineral reserves. If we do not find a mineral reserve containing commercial quantities of gold, copper, or silver or if we cannot complete the exploration of the mineral reserve, either because we do not have the money to do it or because it will not be economically feasible to do it, we will have to cease operations and you will lose your investment. Mineral exploration is highly speculative. It involves many risks and is often non-productive. Even if we are able to find mineral reserves on our property, our production capability is subject to further risks including:

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Costs of bringing the property (minerals/materials) into production including exploration work, preparation of production feasibility studies, and construction of production facilities, all of which we have not budgeted for;

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Availability and costs of financing;

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Ongoing costs of production; and

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Environmental compliance regulations and restraints.

The marketability of any minerals acquired or discovered may be affected by numerous factors which are beyond our control and which cannot be accurately predicted, such as market fluctuations, the lack of milling facilities and processing equipment near our properties, and such other factors as government regulations, including regulations relating to allowable production, importing and exporting of minerals, and environmental protection.

Given the above noted risks, the chances of finding reserves on our mineral properties are remote and funds expended on exploration will likely be lost.

Because we will be subject to compliance with government regulation which may change, the anticipated costs of our exploration program may increase and require us to curtail or cease our operations.

There are several governmental regulations that materially restrict mineral exploration or exploitation.  We will be subject to the Mining Act of British Columbia as we carry out our exploration programs.  We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations.  While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program.  If any future regulatory requirements, applicable to our operations, increase the cost of our compliance, we may find it necessary to curtail or cease our exploration activities, in which event you may lose your investment.

Because the Province of British Columbia owns the land covered by our mineral claims and native land claims might affect our title to the mineral claims or to British Columbia’s title to the property, our business plan may fail.

We are unaware of any outstanding native land claims with respect to any of our properties.  However, it is possible that a native land claim could be made in the future.  The federal and provincial government policy at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential mining.  Should we encounter a situation where a native person or group claims an interest in our claims, we may be required to provide compensation to the affected party in order to continue with our exploration work, or, if such an option is not available, we may have to relinquish our interest in these claims.  In either case, the costs and/or losses could be greater than our financial capacity and our business would fail.

We do not carry title insurance and do not plan to secure any in the future. We are therefore, vulnerable to loss of title.

We do not maintain insurance against title. Title on mineral properties and mining rights involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyance history characteristic of many mining properties. We cannot give any assurance that title to our properties and claims will not be challenged or impugned and cannot be certain that we will have or will acquire valid title to these mining properties and claims. We cannot assume that counterparties to our title transfer agreements will meet their contractual obligations and transfer title on a timely basis. Furthermore, there is a risk that the federal and provincial governments may in the future grant additional titles in excess of our expectations to currently illegal miners or that disputes may arise as to existing title ownership or planned acquisitions. Furthermore, although we believe that mechanisms exist to integrate the titles of mineral properties currently not owned by us, there is a risk that this process could be time consuming and costly. There is also the possibility that title to our existing properties or future prospective properties may be lost due to an omission in the claim of title. As a result, any claims against us may result in liabilities that we may not be able to afford resulting in the failure of our business.

In the event that we are unable to successfully compete within the mineral exploration and development business, we may not be able to achieve profitable operations.

The mineral exploration and development business is highly competitive. Even if commercial quantities of minerals are discovered, we can provide no assurance to investors that a ready market will exist for the sale of these minerals. Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of markets and processing equipment, and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, mineral importing and exporting and environmental protection. The exact effect of these factors cannot be accurately predicted, but any combination of these factors may result in our not receiving an adequate return on invested capital.

Many of our competitors have greater financial resources than us. As a result, we may experience difficulty competing with other businesses when conducting mineral exploration and development activities or in the retention of qualified personnel. No assurances can be given that we will be able to compete effectively.

Damage to the environment could also result from our operations.  If our business is involved in one or more of these hazards, we may be subject to claims of a significant size which could force us to cease our operations.

Mineral resource exploration, production and related operations are subject to extensive rules and regulations of federal, provincial, state and local agencies.  Failure to comply with these rules and regulations can result in substantial penalties.  Our cost of doing business may be affected by the regulatory burden on the mineral industry.  Although we intend to substantially comply with all applicable laws and regulations, because these rules and regulations frequently are amended or interpreted, we cannot predict the future cost or impact of complying with these laws.

Environmental enforcement efforts with respect to mineral operations have increased over the years and it is possible that regulations could expand and have a greater impact on future mineral exploration operations.  Although our management intends to comply with all legislation and/or actions of federal, provincial, state and local governments, non-

compliance with applicable regulatory requirements could subject us to penalties, fines and regulatory actions, the costs of which could harm our results of operations.  We cannot be sure that our proposed business operations will not violate environmental laws in the future.

Our operations and properties are subject to extensive federal, state, provincial and local laws and regulations relating to environmental protection, including the generation, storage, handling, emission, transportation and discharge of materials into the environment, and relating to safety and health.  These laws and regulations may do any of the following: (i) require the acquisition of a permit or other authorization before exploration commences, (ii) restrict the types, quantities and concentration of various substances that can be released in the environment in connection with exploration activities, (iii) limit or prohibit mineral exploration on certain lands lying within wilderness, wetlands and other protected areas, (iv) require remedial measures to mitigate pollution from former operations and (v) impose substantial liabilities for pollution resulting from our proposed operations.

The exploration for mineral reserves are subject to all of the usual hazards and risks associated with mineral exploration, which could result in damage to life or property, environmental damage, and possible legal liability for any or all damages.  The exploration activities may be subject to prolonged disruptions due to the weather conditions surrounding the location of our mining claims. Difficulties, such as unusual or unexpected rock formations encountered by workers but not indicated on a map, or other conditions may be encountered in the gathering of samples and information, and could delay our exploration program.  Even though we are at liberty to obtain insurance against certain risks in such amounts we deem adequate, the nature of those risks is such that liabilities could exceed policy limits or be excluded from coverage.  We do not currently carry insurance to protect against these risks and there is no assurance that we will obtain such insurance in the future.  There are also risks against which we cannot, or may not, elect to insure.  The costs which could be associated with any liabilities not covered by insurance or in excess of insurance coverage, or compliance with applicable laws and regulations, may cause substantial delays and require significant capital outlays, adversely affecting our financial position, future earnings, and/or competitive positions.

Management lacks formal training in mineral exploration. Our business, earnings and ultimate financial success could suffer irreparable harm as a result of management’s lack of experience in the industry.

Our sole officer and director has no professional accreditation or formal training in the business of mineral exploration. With no direct training or experience in this industry, our management may not be fully aware of many of the specific requirements related to working within this industry. Decisions so made without this knowledge may not take into account standard engineering management approaches that experienced exploration corporations commonly make. Consequently, our business, earnings and ultimate financial success could suffer irreparable harm as a result of management’s lack of experience in the industry.

Risks Particular to the Market of Our Common Stock

            The value and transferability of your shares may be adversely impacted by the limited trading market for our stock on the OTCBB, which is a quotation system, not an issuer listing service, market or exchange. Because buying and selling stock on the OTCBB is not as efficient as buying and selling stock through an exchange, it may be difficult for you to sell your shares or you may not be able to sell your shares for an optimum trading price.

            The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume limitations in over-the-counter securities. Because trades and quotations on the OTCBB involve a manual process, the market information for such securities cannot be guaranteed. In addition, quote information, or even firm quotes, may not be available. The manual execution process may delay order processing and intervening price fluctuations may result in the failure of a limit order to execute or the execution of a market order at a significantly different price. Execution of trades, execution reporting and the delivery of legal trade confirmations may be delayed significantly. Consequently, one may not be able to sell shares of our common stock at the optimum trading prices.

            When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Lower trading volumes in a security may result in a lower likelihood of an individual’s orders being executed, and current prices may differ significantly from the price one was quoted by the OTCBB at the time of the order entry.

             Orders for OTCBB securities may not be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTCBB. Due to the manual order processing involved in handling OTCBB trades, order processing and reporting may be delayed, and an individual may not be able to cancel or edit his order. Consequently, one may not be able to sell shares of common stock at the optimum trading prices.

            The dealer’s spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of securities on the OTCBB if the common stock or other security must be sold immediately. Further, purchasers of securities on the OTCBB may not have a bid price for securities bought and sold through the OTCBB. Due to the foregoing, demand for securities that are traded through the OTCBB may be decreased or eliminated.

There is a limited trading market for our common stock and if an active market for our common stock does not develop, our investors may not be able to sell their shares.

Our common stock is presently quoted on the OTCBB.  Quotations and trading volume of our common stock on the OTC Bulletin Board has been sporadic. There is currently no active trading in the market for our common stock.  The last day our stock traded was October 28, 2008.  There is no assurance that an active public market may develop or be sustained in the future. Also, we cannot provide our investors with any assurance that our common stock will continue to be traded on the OTCBB. If our common stock is not quoted on the OTCBB, or if an active public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment.

The trading price of our common stock historically has been volatile and may not reflect its value.

The trading price of our common stock has and may fluctuate widely. The trading price may be affected by a number of factors including the risk factors set forth herein, as well as our operating results, financial condition, general economic conditions, market demand for our common stock, and various other events or factors both in and out of our control. In addition, the sale of our common stock into the public market upon the effectiveness of this registration statement could put downward pressure on the trading price of our common stock. In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock.

Our common stock is a penny stock and because “penny stock” rules will apply, you may find it difficult to sell the shares of our common stock you acquired in this offering.

Our common stock is a “penny stock” as that term is defined under Rule 3a51-1 of the Securities Exchange Act of 1934, as amended (the “1934 Act”). Generally, a “penny stock” is a common stock that is not listed on a national securities exchange and trades for less than $5.00 per share. Prices often are not available to buyers and sellers and the market may be very limited. Penny stocks in start-up companies are among the riskiest equity investments. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the Securities and Exchange Commission (the “SEC”). The document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser's written agreement to the purchase. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers of our stock to sell their shares in the secondary market.  It may also cause fewer broker-dealers to make a market in our stock.

Many brokers choose not to participate in penny stock transactions. Because of the penny stock rules, there is less trading activity in penny stock and you are likely to have difficulty selling your shares.

In addition to the “penny stock” rules promulgated by the SEC, Financial Industry Regulatory Authority (the “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares. Our securities are not currently “DTC eligible;” accordingly, because of FINRA policies and directives, you may find it difficult to deposit the certificates representing shares of the Company’s common stock with your broker, notwithstanding compliance with the 1933 Act and 1934 Act and SEC rules and regulations promulgated thereunder, by the Company and yourself.

Because our officer and director may allocate his time to other business interests or may be employed by other companies, he may not be able or willing to devote a sufficient amount of time to our business operations, which may adversely affect our business, financial condition or results of operations and cause our business to fail.

Some of our officers and directors are also officers, directors, and employees of other companies, and we may have to compete with the other companies for their time, attention and efforts, and our Chief Executive Officer and President, Mr. David Gamache expects to devote no more than approximately 10% of his time to our affairs. Mr. Gamache is not precluded from providing executive services to other companies. This conflict of interest could adversely affect our business, financial condition or results of operations and cause our business to fail.

Our proposed businesses raise potential conflicts of interests between our officer and director and us.

              Our director may become a director and employee of other mineral exploration companies and, to the extent that such companies may participate in ventures in which we may participate, our director may have a conflict of interest in negotiating and concluding terms regarding the extent of such participation by us and such other companies. In addition, our director may present potential prospects to such other companies rather than presenting the opportunities to us or be affiliated with other exploration companies which may compete with our mineral claims. We have not established any mechanisms regarding the resolution of any such conflict if it were to arise; accordingly, there is no assurance that any such conflict will be resolved in a manner that would not be adverse to our interest.

            We have the ability to issue additional shares of our common stock without asking for shareholder approval, which could cause your investment to be diluted.

             Since our inception, we have relied on equity sales of our common stock to fund our operations. We may conduct further equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If common stock is issued in return for additional funds, the price per share could be lower than that paid by our current stockholders. We anticipate continuing to rely on equity sales of our common stock in order to fund our business operations. If we issue additional stock, your percentage interest in the Company will be diluted. The result of this could reduce the value of your stock.

Our Articles of Incorporation authorize the Company’s Board of Directors to issue up to 76,000,000 shares of common stock. The power of the Board of Directors to issue shares of common stock or warrants or options to purchase shares of common stock is generally not subject to shareholder approval. Accordingly, any time the Board of Directors determines that it is in the best interests of the corporation to issue shares of its common stock, your investment will be diluted.

We have a large number of restricted shares outstanding, a portion of which may be sold under rule 144 which may reduce the market price of our shares.

Of the 12,180,000 shares of common stock issued and outstanding, assuming no warrants are exercised, 11,405,000 shares are deemed “restricted securities,” within the meaning of Rule 144; eighty two (82%) percent of these restricted shares are owned by one person, our former President and Director and controlling shareholder. Absent registration under the 1933 Act, the sale of such shares is subject to Rule 144, as promulgated under the 1933 Act.

In general, subject to the satisfaction of certain conditions, Rule 144 permits a person who presently is not and who has not been an affiliate of ours for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least six months to sell such shares without regard to any of the volume limitations described above.

            Under Rule 144, subject to the satisfaction of certain other conditions, a person deemed to be one of our affiliates,

who has beneficially owned restricted shares of our common stock for at least one year is permitted to sell in a brokerage transaction, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if our common stock is quoted on a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale, if greater.

The possibility that substantial amounts of our common stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities.

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital.  Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors to choose not to invest in our stock.  If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations.  As a result, our business may suffer, and not be successful and we may go out of business.  We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

There are options and warrants to purchase shares of our common stock currently outstanding.

            We have issued warrants to purchase shares of our common stock to various persons and entities, of which an aggregate of 1,550,000 are outstanding at September 30, 2010. The exercise prices on these warrants are as follows:

775,000	Class A Warrants at $0.50 per share
775,000	Class B Warrants at $0.55 per share

            If issued, the shares underlying these options and warrants would increase the number of shares of our common stock currently outstanding and will dilute the holdings and voting rights of our then existing shareholders. These Warrants expire on October 31, 2012.

Sales of a substantial number of shares of our common stock into the public market by the Selling Stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize any current trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops. When this registration statement is declared effective, the Selling Stockholders may be reselling up to 1,405,000 or approximately 11.5% of the issued and outstanding shares of our common stock. As a result of such registration statement, a substantial number of our shares of common stock which have been issued may be available for immediate resale when and if a market develops for our common stock, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the Selling Stockholders may lose some or all of their investment.

Our failure to compete with our competitors in mineral exploration for financing, acquiring mining claims, and for qualified managerial and technical employees will cause our business operations to slow down or be suspended.

We operate in a highly competitive industry, competing with other mining and exploration companies, institutional and individual investors, which are actively seeking mineral exploration properties throughout the world together with the equipment, labor and materials required for the exploration of such properties. Many of our competitors have financial resources, staff and facilities substantially greater than ours. The principal area of competition is encountered in the financial ability to effectively acquire prime mineral exploration properties and having the ability to explore these properties. Competition for the acquisition of mineral exploration properties is intense, with many properties available in a competitive bidding process in which we may lack technological information or expertise available to other bidders. Therefore, we may not be successful in acquiring, exploring and developing profitable properties in the face of competition. No assurance can be given that a sufficient number of suitable mineral exploration properties will be available for acquisition, exploration and development.

Because our former executive officer and director, owns 82% of our outstanding common stock, investors may find that corporate decisions controlled by this individual are inconsistent with the interests of other stockholders.

Our former President controls 82% of our issued and outstanding shares of common stock. Accordingly, in accordance with our Articles of Incorporation and Bylaws, our former Director is able to control who is elected to our board of directors and thus could act, or could have the power to act, as our management. Since our former Director is our majority shareholder, his interests as a controlling shareholder may, at times, be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our former Director exercising in a manner fair to all of our shareholders. Also, due to his stock ownership position, our former Director will have:

 (i) the ability to control the outcome of substantially all corporate actions requiring stockholder approval, including amendments to our articles of incorporation; (ii) the ability to control corporate combinations or similar transactions that might benefit minority stockholders which may be rejected by our former Director to their detriment; and (iii) control over transactions between him and us.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase shares of our common stock.

We have never declared or paid any cash dividends on shares of our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the Selling Stockholder. We will not receive any of the proceeds from the sale of these shares.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK

AND RELATED STOCKHOLDER MATTERS

Market Information-The OTCBB

Our common stock is quoted on the OTCBB under the symbol “DKMR.OB” The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities. The OTCBB is a quotation medium for subscribing members, not an issuer listing service, and should not be confused with the NASDAQ Stock Market.

As of September 30, 2010, there were 12,180,000 shares of our common stock outstanding and held by 83 stockholders of record.  As of September 30, 2010, we had 775,000 shares of common stock reserved for issuance upon exercise of outstanding Class A Warrants, and 775,000 shares of common stock reserved for issuance upon exercise of outstanding Class B Warrants.

Currently, there is only a limited public market for our stock on the OTCBB. You should also note that the OTCBB is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTCBB or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. Even if an active trading market for our common stock develops, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially adversely affect the market price of our common stock. Accordingly, investors may find that the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operation.

For the periods indicated, the following table sets forth the high and low per share intra-day sales prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	High	Low

Fiscal Year Ending December 31, 2010

First Quarter	0	0
Second Quarter	0	0
Third Quarter	0	0

Fiscal Year Ending December 31, 2009	0	0
First Quarter	0	0
Second Quarter	0	0
Third Quarter	0	0
Fourth Quarter	0	0

	High	Low
Fiscal Year Ending December 31, 2008
First Quarter	0	0
Second Quarter	0	0
Third Quarter	0	0
Fourth Quarter	0.30	0.25

The price of our stock on October 28, 2008, the last date on which a trade was reported, was $0.25

Dividend Policy

We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends in the foreseeable future, but intend to retain our capital resources for reinvestment in our business. Any future determination to pay cash dividends will be at the discretion of the board of directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as the board of directors deems relevant. Our board of directors has the right to authorize the issuance of preferred stock, without further shareholder approval, the holders of which may have preferences over the holders of the Common Stock as to payment of dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

 As of the date of this prospectus, we do not have any equity compensation plans.  No options or other securities to acquire shares of our common stock have been granted to our officers and directors.

 MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis is based upon our  financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, and should be read in conjunction with our financial statements and related notes. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. In addition, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties, including, but not limited to, those discussed in “Risk Factors,” “Forward Looking Statements,” and elsewhere in this prospectus.

Overview

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We own a 100% interest in three properties located in the Province of British Columbia, Canada, that we call the “Goldstar Property,” the “Rosewall Gold Property” and the “Waterloo Creek Property.” Currently there are no known mineral reserves on any of the Goldstar Property, the Rosewall Gold Property or the Waterloo Creek Property.

Although exploratory work in the area of our properties conducted by others indicated some potential showings of mineralization, we are uncertain as to the reproducibility of these prior exploration results and thus we are uncertain as to the potential existence of a commercially viable mineral deposit existing on our mineral claims.

Our plan of operations was to carry out an initial exploration program on each of our properties in order to ascertain whether any of them possess a commercially exploitable mineral deposit.  We determined that our mineral claims do not appear to contain commercially exploitable mineral deposits or reserves, based on our exploratory work that has been done. We completed our initial exploration program on all three of our properties as described below.

The Goldstar Property

We have completed the phase one of our exploration program, which consisted of prospecting, a geological examination of any outcrops encountered, 10 pan samples and 2 rock samples taken. The rock samples were taken from shear-hosted 30 cm. wide quartz veins located at Minfile occurrence # 082LSE 071.The rock samples GSRS-1 and 2 contained trace amounts of sphalerite, galena and pyrite, but showed trace to sub-economic precious and base metal values when assayed.

Ten pan concentrate samples, GSPS-1 to 10, were taken from active sites within drainages identified previously as containing significant amounts of gold.  Samples 1 through 9 consisted of 2-3 pans of active sediment from depths up to 50 cm.  Little or no heavy materials such as magnetite or sulphides were present in the samples, and no gold was observed.

A small amount of specular hematite was observed in the pan samples taken from Putnam Creek itself.  No significant gold values were detected by assay in samples GSPS-1 to 9.  Sample GSPS-10 was a later re-take at sample site GSPS-7, using a modified sample methodology.  This site had provided highly anomalous results in the earlier Brican and Teck programs. GSPS-10 was taken from an active stream site, from a one-meter deep by one-meter square hand-dug hole.  Four pans of material were panned down to fines, and again no visible gold, magnetite or sulphides were seen.  However, the sample assayed 221 ppb gold, comparable to the Teck results.  During sampling, it was noted that the surficial gravels contain a large amount of argillaceous materials, with lesser andesite and unmineralized white quartz cobbles.  Active logging upstream from the sample sites and recent high water flows may have contributed to covering the gold-bearing sediment with lighter materials.

Due to unsatisfactory results from the phase one exploration program, we have elected not to proceed with phase two work on our Goldstar mineral claim and have impaired our entire investment as of December 31, 2009.  We are seeking, if possible, to either joint venture the continuing exploration of the Goldstar mineral claim; option the claim in exchange for cash consideration and/or a retained interest; or, liquidate our rights to the claim on some other commercially viable basis.

The Rosewall Gold Property

This initial phase of the recommended programs for the Rosewall Gold Property cost approximately $15,000; we completed this work in two trips.  Our first trip was on March 26 to 28, 2008. The crew was unable to get the desired results during this trip due to late snowfall. The second trip took place from June 6 to 9, 2008. The Rosewall Property contains styles of rock alteration, rock textures and mineralization types that are typically associated with epithermal gold +/- silver deposit types.  As reported in older assessment reports, gold values in soil, silt and rock geochemistry indicated significant anomalies.  The most recent pan sample survey was very limited in scope; however, it did not substantiate the reported gold values.  This failure to repeat the reported values may be due to several recent large slides and high water flow covering up the heavier minerals with light material. Prospecting and mapping were hampered by 20 years of overgrowth and lack of road access.

Due to unsatisfactory results from the phase one exploration program, we have elected not to proceed with phase two work on our Rosewall mineral claim and have impaired our entire investment as of December 31, 2009. We are seeking, if possible, to either joint venture the continuing exploration of Rosewall mineral claim; option the claim in exchange for cash consideration and/or a retained interest; or, liquidate our rights to the claim on some other commercially viable basis.

The Waterloo Creek Property

Phase one of our proposed exploration program on the Waterloo Creek Property consisted of reconnaissance geological mapping, prospecting and rock sampling. The estimated cost for this work was approximately $25,000. This phase was completed in March and June 2008. As of September 2009, due to being unable to gain access to part of the Waterloo claim, we elected to impair all of the acquisition cost for this claim.

The Waterloo Property contains styles of rock alteration, rock textures and mineralization types that are typically associated with epithermal gold +/- silver deposit types.  As reported in older assessment reports, gold values in soil, silt and rock geochemistry indicated significant anomalies.  The most recent pan sample survey was very limited in scope; however, it did not substantiate the reported gold values.  This failure to repeat the reported values may be due to several recent large slides and high water flow covering up the heavier minerals with light material.

Due to unsatisfactory results from phase one exploration program, we have elected not to proceed with phase two work on our Waterloo Creek Property and have impaired our entire investment as of December 31, 2009. We are seeking, if possible, to either joint venture the continuing exploration of Waterloo Creek Property; option the claim in exchange for cash consideration and/or a retained interest; or, liquidate our rights to the claim on some other commercially viable basis.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosures. We review our estimates on an ongoing basis.

We consider an accounting estimate to be critical if it requires assumptions to be made that were uncertain at the time the estimate was made; and changes in the estimate or different estimates that could have been made could have a material impact on our results of operations or financial condition. While our significant accounting policies are described in more detail in the notes to our financial statements, we believe the following accounting policies to be critical to the judgments and estimates used in the preparation of our financial statements.

Exploration Costs

Exploration and development costs represent costs incurred to explore our three 100% owned mineral claims located in British Columbia, Canada. The cost of exploration includes such items as wages, contract fees, lodging, 4X4 vehicle rentals, field supplies, assays and management fee to our exploration contractor. We charge all exploration expenses to operations as they are incurred. We do not track exploration and development expenses by project.

Results of Operations

September 30, 2010 and 2009

We incurred a loss of $17,310 for the three months ended September 30, 2010, compared to a loss of $9,293 for the same period in 2009.

We had no bad debts for the three months ended September 2010 and 2009. The balance of the operating expenses incurred by us during these periods related to professional services rendered on our behalf. We engaged additional professionals in conjunction with our securities filings so that we can improve our system of internal controls and to assist us in acquiring new mineral claims with potential ore deposits.

We incurred a loss of $42,562 for the nine months ended September 30, 2010, compared to a loss of $76,129 for the same period in 2009.

We recorded an impairment of our mineral rights of $25,000 during the nine months ended September 30, 2009. We had no impairment losses during 2010. We recorded a loan receivable allowance of $20,000 during the nine months ended September 30, 2009. We had no bad debts during 2010. The balance of the operating expenses incurred by us during this period related to professional services rendered on our behalf. We engaged additional professionals in conjunction with our securities filings so that we can improve our system of internal controls and to assist us in acquiring new mineral claims with potential ore deposits.

We expect our total operating expenses to be approximately $6,000 per quarter for the remainder of 2010.

 Years Ended December 31, 2009 and 2008

We had no revenues in 2009 and 2008. Our expenses increased to $102,422 in 2009, from $75,273 in the same period in 2008. This increase was primarily attributable to accounting expenses, impairments of three mineral properties and bad loans that were incurred in 2009.  In 2009, we also incurred $1,108 in mineral tenure fee expenses, compared to $4,244 in mineral tenure costs that we incurred in 2008.

Interest income decreased to $2,413 in 2009, from $7,396 during the same period in 2008. This was the result of lower average cash balances and lower interest paid during 2009.

Liquidity and Capital Resources

At September 30, 2010, the Company had a cash balance of $240,821, compared to a cash balance of $276,383 at December 31, 2009. During the nine months ended September 30, 2010, and the nine months ended September 30, 2009, the Company used $35,562 and $31,829 of net cash from operating activities, respectively.

During the nine months ended September 30, 2010, and the nine months ended September 30, 2009, the Company used $0 and $20,000 of net cash in investing activities, respectively. The $20,000 used in 2009 related to the issuance of a note receivable. During 2009, we determined that the note receivable was uncollectible.

The Company has financed its operations primarily from cash on hand, through private placements and proceeds from public offering. Net cash provided by financing activities was $0 for the nine months ended September 30, 2010, and the nine months ended September 30, 2009.

The Company does not have any arrangements, understandings or agreements with any person regarding any additional financings. Although there are 775,000 Class A Warrants and 775,000 Class B Warrants exercisable into one common share at $0.50 and $0.55, respectively, which if exercised in full could provide us with an aggregate of $813,750, there is no assurance that these Warrants will be exercised in full or in part.

If and when the time comes to obtain additional funding in order to proceed with additional exploration of one or more of our properties, we anticipate that such funding will be in the form of equity financing from the sale of our common stock.  However, we cannot provide investors with any assurance that we will be able to obtain sufficient funding from the sale of our common stock to fund further exploration.  We believe that debt financing will not be an alternative for funding any further phases in our exploration program.  The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors incorporate debt until such time as an economically viable mine can be demonstrated. We do not have any arrangements in place for any future equity financing.  Failure to raise needed financing could result in our having to discontinue our mining exploration and development business.

Plan of Operations

Our plan of operation has been to conduct mineral exploration on our properties in order to assess whether the properties contains mineral reserves capable of commercial extraction. Our exploration program was designed to explore for commercially viable deposits of copper, silver and gold. We have not, nor has any predecessor, identified any commercially exploitable reserves of these minerals on any of our properties.

Since we are in the exploration stage of our business plan, we have not yet earned any revenues from our planned operations.  As of September 30, 2010, we had $240,821 in cash on hand and no liabilities.  From our inception May 3, 2006 through September 30, 2010, we have incurred a net loss of $291,179.

As of September 30, 2010, we completed phase one of our exploration program on all three of our mineral claims; during 2009 we elected to not to proceed with phase two work programs on the Rosewall, Goldstar  and Waterloo properties due to unsatisfactory results from phase one.

During the next twelve months, we anticipate that we will not generate any revenue. As of September 30, 2010, we had cash on hand of $240,821.  We may not have sufficient funds to consummate any such acquisition or to initiate any exploration program with respect to any interests acquired by us. We anticipate that any additional financing will most likely be in the form of equity financing from the sale of our common stock. We do not have any agreements, arrangements or understandings as to any such financing and no assurance can be given that such financing will be available to us when required, or if available, available on terms and conditions that are acceptable to us.

It is not expected that our Chief Executive Officer and President, Mr. David Gamache, will devote more than approximately 10% of his time to our business. We do not foresee this limited involvement negatively impacting our company over the next twelve months as all exploratory work has been, and will continue to be, performed by outside consultants. Additionally, we will not have a need to hire any employees over the next twelve months, nor do we plan to make any purchases of equipment over the next twelve months. Outside consultants and geologists will be expected to provide all tools needed for any exploratory work being conducted. There is no assurance that we will achieve all or any of our goals due to the exploration stage of our business.

Related Party Transactions

Management Fees

During the year ended December 31, 2009, and the nine months ended September 30, 2010, we incurred a management fee of $9,000 and $6,750, respectively, to our President. This represents a monthly fee of $750. There is no employment, management or consulting agreement in effect.

Rent

 Our corporate office is located at 6805 Sundance Trail, Riverside CA 92506. We pay no monthly rent for the use of this office. There is no lease or rent agreement in place. This is provided to us by our President and CEO.

DESCRIPTION OF OUR BUSINESS AND PROPERTIES

We are an exploration stage company engaged in the acquisition and exploration of mineral properties.  We own a 100% mineral interest in three properties. Although exploratory work in the area of our properties conducted by others has indicated some potential showings of mineralization, we are uncertain as to the reproducibility of these prior exploration results and thus we are uncertain as to the potential existence of a commercially viable mineral deposit existing on our mineral claims.

We currently own a 100% undivided interest in three mineral properties located in the Province of British Columbia, Canada, that we call the “Goldstar Property,” the “Rosewall Gold Property” and the “Waterloo Creek Property.” Currently there are no known mineral reserves on the Goldstar Property, the Rosewall Gold Property or the Waterloo Creek Property.

Acquisition, Description, Location of and Access to the Goldstar Property

Acquisition

On August16, 2006, we entered into a sale and acquisition agreement whereby we acquired a 100% interest in the Goldstar Property from Mr. James (Jim) Laird of Laird Exploration for $10,000. Our interest in the Goldstar Property is subject to a 3% Net Smelter Return (“NSR”) The Goldstar Property does not contain any known commercial reserves. During the year ended December 31, 2009, we elected not to proceed with phase two due to unsatisfactory results from phase one and fully impaired our investment.

Location

The Goldstar Property lies along the south valley side of Putnam Creek, within the North Okanagan region of southern British Columbia.  The property is accessed by traveling 15 kilometers north from the town of Lumby, B.C., located on Highway 6.

The Goldstar Property is located on the west slope of Trinity Valley.  The claim area is cut by Putnam Creek, which flows in a steep-sided valley, originating from the Silver Star Mountain area in the west, flowing to the broad terraced Trinity Valley, to the east of the property area. The property elevation lies between 900 to 1,100 meters on forested moderately steep slopes. Annual precipitation consists of about 40 centimeters of rainfall and 1.4 meters of snowfall.  Temperatures are warm throughout the summer, with winter temperatures averaging around -5° Celsius.

Description

The Goldstar Property consists of two mineral claims representing 22 units (474 hectares) that has been staked and recorded.  In British Columbia, each unit equals approximately 20 hectares.  The following table sets forth the details of the claim.

Claim Name	Units	Tenure Number	Expiry Date
Goldstar 1	4	522570	November 23, 2011
Goldstar 2	5	522607	November 24, 2011
Goldstar 3	13	560684	June 15, 2011

Geology

The Goldstar Property area hosts a series of volcanic and sedimentary rocks known as the Nicola Group, which are favorable for the formation of economic mineral deposits.  Significant concentrations of placer gold have been traced to a tributary of Putnam Creek covered by the property.  The immediate source of the gold has not been identified, but is suspected to be quartz veins and silicified zones occurring in the Nicola rocks.

There is little outcrop exposed in the Putnam Creek area, although abundant metamorphosed sedimentary and volcanic rocks are present along the tributary stream bed sampled in 1999.  There are also numerous cobbles of milky white quartz found in the stream bed, but appear to be un-mineralized. Based upon reports commissioned by us, the gold found in the area is likely related to a local fault structure containing gold-bearing quartz, which has liberated placer gold concentrations into the tributary creek to Putnam Creek.  The tributary creek is likely the source of the placer gold that has been concentrated within the stream bed of Putnam Creek.

Prior Work

The earliest recorded exploration work on the Goldstar Property area was recorded when placer gold was obtained from reddish gravels of schistose and gneissic rock material in Putnam Creek. The gold was reported to be heavy and well-rounded and associated with black sand.  In 1936, 155 grams of gold was reported as being recovered from Putnam Creek. No further work has been recorded from this location since 1936.

The majority of the exploration work was carried out to the west of the gold anomalous tributary creek and did not concentrate on locating the source of the gold found in the tributary creek. A regional stream sediment sampling program in the Putnam Creek area conducted in 1999, resulted in consistently anomalous gold values. Of the 5 samples collected along the tributary stream all were considered moderately to highly anomalous for gold.

Exploration Program Based Upon the Conclusions of Geological Report

We have completed the phase one of our exploration program which consisted of prospecting, a geological examination of any outcrops encountered, 10 pan samples and 2 rock samples taken. The rock samples were taken from shear-hosted 30 cm. wide quartz veins located at Minfile occurrence # 082LSE 071.The rock samples GSRS-1 and 2 contained trace amounts of sphalerite, galena and pyrite, but showed trace to sub-economic precious and base metal values when assayed.

Ten pan concentrate samples, GSPS-1 to 10, were taken from active sites within drainages identified previously as containing significant amounts of gold.  Samples 1 through 9 consisted of 2-3 pans of active sediment from depths up to 50 cm.  Little or no heavy materials such as magnetite or sulphides were present in the samples, and no gold was observed.

A small amount of specular hematite was observed in the pan samples taken from Putnam Creek itself.  No significant gold values were detected by assay in samples GSPS-1 to 9.  Sample GSPS-10 was a later re-take at sample site GSPS-7, using a modified sample methodology.  This site had provided highly anomalous results in the earlier Brican and Teck programs. GSPS-10 was taken from an active stream site, from a one-meter deep by one-meter square hand-dug hole.  Four pans of material were panned down to fines, and again no visible gold, magnetite or sulphides were seen.  However, the sample assayed 221 ppb gold, comparable to the Teck results.  During sampling, it was noted that the surficial gravels contain a large amount of argillaceous materials, with lesser andesite and unmineralized white quartz cobbles.  Active logging upstream from the sample sites and recent high water flows may have contributed to covering the gold-bearing sediment with lighter materials.

Our consulting geologists have advised that any exploration focus for the Goldstar Property going forward should involve exploration for the source of gold as found in pan samples taken from the main tributary creek to Putnam Creek, and the placer gold concentrations in Putnam Creek itself.  As previously noted in the 1950 BCDM report and during this program, the surface argillaceous materials contain little or no gold.  It was stated in the same report that the heavy gold was concentrated in underlying reddish gneissic gravels, which were not observed during phase one.

Due to poor results from this phase one exploration work, we have elected not to proceed with phase two exploration work.

Acquisition, Description, Location of and Access to the Rosewall Gold Property

Acquisition

On June 16, 2006, we entered into a sale and acquisition agreement whereby we acquired a 100% interest in the Rosewall Gold Property which is located in eastern-central Vancouver Island, north of Horne Lake, near the headwaters of Rosewall Creek and Qualicum River.

We purchased the Rosewall Gold Property from Mr. James (Jim) Laird of Laird Exploration for $15,000. Our interest in the Rosewall Gold Property is subject only to a 3% NSR.  The Rosewall Gold Property does not contain any known reserves. During the year ended December 31, 2009, we elected not to proceed with phase two due to unsatisfactory results from phase one and fully impaired our investment.

Location

The Rosewall Gold Property is located on the east-central area of Vancouver Island at 49° 25’ 30” North Latitude and 124° 52’ 30” West Longitude.  The property is accessed by following the Island Highway, approximately 25 kilometers northwest from Qualicum Beach, B.C. At this point the Rosewall Creek road is followed southwesterly for approximately 7 kilometers, reaching the property area. The property area is also located approximately 15 kilometers northwest of Horne Lake.

Topography is moderate to steep, particularly along the creek beds. Vegetation is mostly second growth timber with considerable undergrowth, which conceals much of the outcrop in the area and makes movement through the area somewhat difficult.  The property is within an area of moderate to heavy precipitation. Heavy accumulations of snow can be expected at higher elevations from November to March.

Description

The Rosewall Gold Property consists of two mineral claims representing 23 units (504 hectares) that have been staked and recorded.   The following table sets forth the details of the claim.

Claim Name	Units	Tenure Number	Expiry Date
Rosewall Gold	7	525453	January 14, 2011
Rosewall Gold	8	532950	May 24, 2012

Geology

The Rosewall Gold Property covered what we believed to be a promising gold exploration area on Vancouver Island.  A very large silicified alteration zone with minerals characteristic of an epithermal gold deposit environment are found on the property.  Additional work was needed to expand and define the gold in soil anomalies and to geologically map and rock sample the general area.

Prior Work

The only known exploration work on the claim area was carried out in 1986 and 1987.  Recorded work consisted of reconnaissance rock, soil and silt sampling covering an area of approximately 8 square kilometers.  Exploration work consisted of general prospecting of the property area and included the collection and sampling of 40 rock samples, 56 soil samples and 11 silt samples.

Exploration Program Based Upon the Conclusions of Geological Report

The Rosewall Gold Property contains styles of rock alteration, rock textures and mineralization types that are typically associated with epithermal gold +/- silver deposit types.  Calc-silicate alteration is extensive on the property area suggesting the potential to host a mineral deposit.

Our initial exploration program for the Rosewall Gold Property was composed of three results-contingent stages. The property required a program of concentrated exploration with the establishment of a surveyed control grid.  The grid area would then be thoroughly prospected and geologically mapped with commensurate soil sampling surveys, EM and magnetometer geophysical surveys.  Based on a compilation of these results, a diamond drill program would need to be designed to explore and define the potential resources.

Phase One Work and Cost Estimate

Phase one of our proposed exploration program on the Rosewall Gold Property consisted of reconnaissance geological mapping, prospecting and rock sampling. This initial phase of the recommended programs for the Rosewall Gold Property cost approximately $15,000. This work was completed in two trips; our first trip was from March 26 to 28, 2008.  The crew was unable to obtain the desired results due to late snowfall. The second trip was from June 6 to 9, 2008. The Rosewall Property contains styles of rock alteration, rock textures and mineralization types that are typically associated with epithermal gold +/- silver deposit types.  As reported in older assessment reports, gold values in soil, silt and rock geochemistry indicated significant anomalies.  The most recent pan sample survey was very limited in scope; however it did not substantiate the reported gold values.  This failure to repeat the reported values may be due to several recent large slides and high water flow covering up the heavier minerals with light material. Prospecting and mapping were hampered by 20 years of overgrowth and lack of road access.

Due to unsatisfactory results from phase one exploration program, we have elected not to proceed with phase two work on our Rosewall mineral claims and have fully impaired our investment as of December 31, 2009.

Acquisition, Description, Location of and Access to the Waterloo Creek Property

Acquisition

On May 19, 2006, we entered into a sale and acquisition agreement whereby we acquired a 100% interest in the Waterloo Creek Property from Mr. James (Jim) Laird, of Laird Exploration Ltd for $15,000. Our interest in the Waterloo Creek Property is subject to a 3% NSR.  The Waterloo Creek Property does not contain any known reserves.

Location

The Waterloo Creek Property is located west of the town of Bowser, British Columbia on the east-central coastal region of Vancouver Island. The property comprises two mineral claims totaling 546.31 hectares in area.  Access to the property is gained via logging roads from Bowser up the Rosewall Creek drainage to the north-east slope of Mt. Curran.

The Waterloo Creek Property is reached from Nanaimo by driving the Island Highway north to the vicinity of Rosewall Creek.  The Rosewall Creek road is followed for 6.5 km west, where a smaller secondary road branches to the right and is followed for 1.5 km north before reaching Wilfred Creek.  An old logging road to the south bisects the property.

Topography is moderate to steep, particularly along the creek beds. Vegetation is mostly second growth timber with considerable undergrowth, which conceals much of the outcrop in the area and makes movement through the area somewhat difficult.  The property is within an area of moderate to heavy precipitation. Heavy accumulations of snow can be expected at higher elevations from November to March.

Description

The Waterloo Creek Property consists of two mineral claims representing 35 units (525 hectares) that has been staked and recorded.   The following table sets forth the details of the claim.

Claim Name	Units	Tenure Number	Expiry Date
Waterloo Creek Property	1	525454	January 14, 2011
Waterloo and Rosewall	8	532950	June 19, 2011
Waterloo and Rosewall	26	535928	June 19, 2011

Geology

Little information has been reported on specific geological aspects of the Waterloo Creek Property area.  The only information available pertains to the main showing area located on the property. The mineral showing area lies along a fault zone occurring within a distinct canyon measuring approximately 5 meters wide by 15 meters deep.  The fault zone contains an intrusive stockwork body consisting of silicified felsite to rhyolite composition.  The stockwork zone has been followed for about 100 meters along the canyon and varies between 2.5 to 5 meters wide.

The stockwork zone is terminated at the east end by a fault and the other end by an altered dyke. The depositional style and content of the mineralization is consistent with other mineral deposits on Vancouver Island of known Tertiary age.

Prior Work

The only known exploration on the Waterloo Creek Property was carried out in 1985 and 1988 through 1989. During this period the property was explored through prospecting, surface rock sampling and the drilling of two short diamond drill holes.  The main showing was explored in 1985 by surface sampling using a small portable packsack drill, which was used to blast outcrops in 11 locations.  Four sample results were reported from this work containing encouraging values in gold and other anomalous values.

Two diamond drill holes were drilled from a common set-up over an extended period during 1988 and 1989.  The first hole totaled 53.3 meters, while the second hole totaled 38.1 meters.  Significant concentrations of pyrite, arsenopyrite and minor chalcopyrite were reported in the first drill hole across approximately 9 meters, however only minor sampling was carried out producing inconclusive results.

Exploration Program Based Upon the Conclusions of Geological Report

The Waterloo Creek Property contains mineralization that is likely associated with an epithermal style of mineral deposit. Due to the minor amount of exploration carried out on the property area, further investigation was recommended to determine the extent and style of mineralization present on the property.

Our exploration program for the Waterloo Creek Property was composed of three results-contingent stages. Our proposed work program included construction of a control grid, geological mapping and rock sampling, a soil and silt geochemical sampling program, IP geophysical survey, and rock trenching.  Based on a compilation of these results, a diamond drill program would have been designed to explore and define the potential resources.

Phase One Work and Cost Estimate

Phase one of the proposed program consisted of reconnaissance geological mapping, prospecting and rock sampling. The cost was $5,397. This work was completed in June 2008.  During 2009, due to being unable gain access to part of the Waterloo claim, we elected to impair all of our investment in this claim.

Validity of Mining Claims in British Columbia

In British Columbia, all mining claims are valid for one year.  To maintain our interests, we are required to file evidence with the Province of British Columbia that exploration work has been carried out on the claim during the current year or pay cash in lieu of work of $0.40 Cdn. per hectare plus recording fees. Our properties have the following expiration dates: Waterloo Creek Property January 14, 2011 to June 19, 2011. Rosewall Gold Property January 14, 2011 to May 24, 2012 and the Goldstar Property will expire from June 15, 2011 to November 24, 2011.  If the required exploration work expenditure is not completed and filed in any year or if a payment is not made in lieu of the required work within this year, the mineral claims will lapse and title will revert to the Province.

Title to Our Properties

There are a total of 8 mineral tenures and one placer tenure which are owned 100% by our subsidiary. The tenures cover a total area of 1,481 hectares. The tenure numbers are 522570, 522607, 525453, 525454, 532950, 535928, and 560684.

Competition

The mineral exploration industry, in general, is intensively competitive and even if commercial quantities of ore are discovered, a ready market may not exist for the sale of the ore.  Numerous factors beyond our control may affect the marketability of any substances discovered.  These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Province of British Columbia.  In addition, if we progress to the production phase, production of minerals in the Province of British Columbia will require prior approval of applicable governmental regulatory agencies. We cannot be certain that such approvals will be obtained.  The cost and delay involved in attempting to obtain such approvals cannot be known in advance.  We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Province of British Columbia. The main agency that governs the exploration of minerals in the Province of British Columbia is the Ministry of Mines.

The Ministry of Mines manages the development of British Columbia's mineral resources, and implements policies and programs respecting their development while protecting the environment. In addition, the Ministry of Mines regulates and inspects the exploration and mineral production industries in British Columbia to protect workers, the public and the environment. The material legislation applicable to us is the British Columbia Mineral Tenure Act, and the British Columbia Mines Act, as well as the Health, Safety and Reclamation Code and the Mineral Exploration Code.

The Mineral Tenure Act and its regulations govern the procedures involved in the location, recording and maintenance of mineral titles in British Columbia. The Mineral Tenure Act also governs the issuance of leases which are long term entitlements to minerals.

All mineral exploration activities carried out on a mineral claim or mining lease in British Columbia must be done in compliance with the Mines Act. The Mines Act applies to all mines during exploration, development, construction, production, closure, reclamation and abandonment. It outlines the powers of the Chief Inspector of Mines, to inspect mines, the procedures for obtaining permits to commence work in, on or about a mine and other procedures to be observed at a mine. Additionally, the provisions of the Health, Safety and Reclamation Code for Mines in British Columbia contain standards for employment, occupational health and safety, accident investigation, work place conditions, protective equipment, training programs, and site supervision. Also, the Mineral Exploration Code contains standards for exploration activities including construction and maintenance, site preparation, drilling, trenching and work in and about a water body.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. If the exploration activities require the falling of timber, then either a free use permit or a license to cut must be obtained from the Ministry of Forests. Items such as waste approvals may be required from the Ministry of Environment, Lands and Parks if the proposed exploration activities are significantly large enough to warrant them. Waste approvals refer to the disposal of rock materials removed from the earth which must be reclaimed. An environmental impact statement may be required. We have not budgeted for regulatory compliance costs in the proposed work program recommended by the geological report.

The Mineral Tenure Act requires that a holder of title to mineral claims must spend approximately $4.00  per hectare per year in order to keep the property in good standing. The Goldstar Property consists of an area of approximately 474 hectares. As such, our annual fee with respect to the Goldstar Property is expected to be approximately $1,896. The Rosewall Gold Property consists of an area of approximately 483 hectares. As such, our annual fee with respect to the Rosewall Gold Property is expected to be approximately $1,932. The Waterloo Creek Property consists of an area of approximately 524 hectares. As such, our annual fee with respect to the Waterloo Creek Property is expected to be approximately $2,184. Because we have completed phase one on all three claims, we are not required to pay any fees until 2011. If we elect to maintain these claims, then we must pay the fees or conduct further exploration work.

We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. Because there is presently no information as to the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or on us in the event a potentially economic deposit is discovered.

If we anticipate disturbing ground during our mineral exploration activities, we will be required to make an application under the Mines Act for a permit. A permit is issued within 45 days of a complete and satisfactory application. We do not anticipate any difficulties in obtaining a permit, if needed. The proposed initial exploration activities on our properties do not involve ground disturbance and as a result do not, at this time, require a work permit. Any follow-up trenching and/or drilling will require permits, applications for which will be submitted well in advance of the planned work.

If we enter the production phase, of which there is no assurance, the cost of complying with permit and regulatory environment laws will be greater because the impact on the project area is greater. Permits and regulations will control all aspects of the production program if the project continues to that stage. The regulatory requirements that we will have to meet will likely include:

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Ensuring that any water discharge meets drinking water standards;

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Dust generation will have to be minimal or otherwise remediated;

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Dumping of material on the surface will have to be re-contoured and re-vegetated with natural vegetation;

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All material to be left on the surface will need to be environmentally benign;

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Ground water will have to be monitored for any potential contaminants;

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The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

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There will have to be an impact report of the work on the local fauna and flora including a study of potentially endangered species.

Employees

We have no employees as of the date of this report other than Mr. David Gamache, our President, Chief Executive Officer and Chief Financial Officer and Principal Accounting Officer. Mr. Gamache is paid a monthly fee of $750 per month. There is no written employment contract, this arrangement commenced on September 15, 2008. Mr. Gamache is not precluded from providing similar executive services to other companies. We conduct our business largely through agreements with consultants and other independent third party vendors.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the names of all of our current directors and executive officers. We have a Board of Directors comprised of one Officer and Director. Directors and Officers are elected annually by the Board of Directors and serve at the discretion of the board.

Also provided herein are brief descriptions of the business experience of each of the directors and officers during the past five years, and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities law.

As of the date of this prospectus, the members of our Board of Directors and our executive officers were as follows:

Name	Age	Position	Director / Officer Since
David Gamache	60	President Chief Executive Officer and Chief Financial Officer	September 15, 2008

David Gamache:  President, Director, Chief Executive Officer and Chief Financial Officer. Since 2001 Mr. Gamache has been the principal of the Allen Lee Group, a company that provides business consulting services to businesses and individuals. Mr. Gamache is a former President, Director and Treasurer of Lake Victoria Mining Company.  Currently Mr. Gamache serves as Director and Officer of the following companies: Kibo Resources Company Inc., Microchannel Technologies Corp., and Emergent Energy Corporation. Mr. Gamache’s extensive experience in managing development stage public companies such as ours makes him particularly qualified to be part of our management team.

Through October 20, 2009, our Board of Directors consisted of Mr. David Gamache and Mr. Mike Patton. On October 20, 2009, Mr. Mike Patton elected to resign due to other commitments. From October 20, 2009 to present, our Board of Directors has consisted of Mr. David Gamache.

Director Qualifications

The Company believes the Board should encompass a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to the Company's operations and interests. Each director also is expected to: exhibit high standards of integrity, commitment and independence of thought and judgment; use his or her skills and experiences to provide independent oversight to the business of the Company; participate in a constructive and collegial manner; be willing to devote sufficient time to carrying out their duties and responsibilities effectively; devote the time and effort necessary to learn the business of the Company and the Board; and represent the long-term interests of all shareholders.

The Board has determined that the Board of Directors as a whole must have the right diversity, mix of characteristics and skills for the optimal functioning of the Board in its oversight of the Company. The Board believes it should be comprised of persons with skills in areas such as: finance; real estate; banking; strategic planning; human resources and diversity; leadership of business organizations; and legal matters. The Board may also consider in its assessment of the Board's diversity, in its broadest sense, reflecting, but not limited to, age, geography, gender and ethnicity.

In addition to the targeted skill areas, the Board looks for a strong record of achievement in key knowledge areas that it believes are critical for directors to add value to the Board, including:

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Strategy—knowledge of the Company business model, the formulation of corporate strategies, knowledge of key competitors and markets;

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Leadership—skills in coaching and working with senior executives and the ability to assist the Chief Executive Officer;

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Organizational Issues—understanding of strategy implementation, change management processes, group effectiveness and organizational design;

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Relationships—understanding how to interact with investors, accountants, attorneys, management companies, analysts, and communities in which the Company operates;

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Functional—understanding of finance matters, financial statements and auditing procedures, technical expertise, legal issues, information technology and marketing; and

•

Ethics—the ability to identify and raise key ethical issues concerning the activities of the

Company and senior management as they affect the business community and society.

Nomination Procedures.    The Company has no nominating committee, and all nominating functions are handled directly by the full Board of Directors, which the Board believes is the most effective and efficient approach, based on the size of the Board and the current and anticipated operations and needs of the Company. As outlined above in selecting a qualified nominee, the Board considers such factors as it deems appropriate which may include: the current composition of the Board; the range of talents of the nominee that would best complement those already represented on the Board; the extent to which the nominee would diversify the Board; the nominee's standards of integrity, commitment and independence of thought and judgment; and the need for specialized expertise. Applying these criteria, the Board considers candidates for Board membership suggested by its members, as well as management and shareholders. Shareholders of record may nominate directors in accordance with the Company's bylaws which require among other items notice sent to the Company's Secretary not less than 60 days prior to a shareholder meeting that will include the election of board members. No nominations other than those made by the Board were received for the 2010 Annual Shareholder Meeting.

Meetings of the Board of Directors

Our directors are expected to attend meetings of the Board. Our directors are expected to spend the time needed at each meeting and to meet as frequently as necessary to properly discharge their responsibilities. We encourage members of our Board of Directors to attend annual meetings of stockholders, but we do not have a formal policy requiring them to do so. Our Board of Directors met two times and acted by unanimous written Minutes two times during the year ending December 31, 2009. On October 20, 2009, Mr. Mike Patton elected to resign due to other commitments. From October 20, 2009 to present, our Board of Directors has consisted of Mr. David Gamache.

Director Compensation

Our President was compensated $9,000 for serving as such in 2009.  This is a monthly fee of $750. There is no employment, management or consulting agreement in effect.

Director Liability and Indemnification

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation.  Our Articles of Incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

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a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

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a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

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a transaction from which the director derived an improper personal profit; and

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willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

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such indemnification is expressly required to be made by law;

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the proceeding was authorized by our board of directors;

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such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law; or

•

such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

We do not have an audit, compensation or nominating committee.

Legal Proceedings

During the past ten years none of our directors, executive officers, promoters or control persons has been:

•         the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•         convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•         subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•         found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law;

•         the subject of any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)       Any Federal or State securities or commodities law or regulation; or

(ii)     Any law or regulation respecting financial institutions or insurance companies including, but not limited           to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii)    Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.

•         any federal or state judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws and regulations, or any settlement to such actions (excluding settlements between private parties); and

•         any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

Communications with the Board of Directors

Stockholders who wish to communicate with the Board of Directors may do so by addressing their correspondence to the Board of Directors at Duke Mountain Resources, Inc., Attention: Corporate Secretary, 6805 Sundance Trail, Riverside, CA, 92506.   The Board of Directors has approved a process pursuant to which the Corporate Secretary shall review and forward correspondence to the appropriate director or group of directors for response

Code of Ethics

We have adopted a Code of Conduct and Ethics that applies to our principal executive officer or principal financial officer, or persons performing similar functions, as well as to all our directors, officers and employees. Our Code of Conduct and Ethics is posted on our Internet website. Our Internet website is www.dukemountain.com. We intend to post on our website any amendment to, or waiver from, any provision of our Code of Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting or other persons performing similar functions that relates to any element of our Code regarding: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely and understandable disclosure in our reports and other filings with the SEC or our public communications; (3) compliance with applicable governmental laws, rules and regulations; (4) prompt internal reporting of the violations of our code to an appropriate person identified in our code; and (5) accountability for adherence to our code.

Director Independence

We are not listed on a US securities exchange and, therefore, not subject to the corporate governance requirements of any such exchange, including those related to the independence of directors. Under the NASDAQ rules, a majority of the board of directors must be comprised of independent directors as defined in NASDAQ Rule 4200. Under NASDAQ Rule 4200(a)(15), an “Independent Director” means a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the issuer's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The rule then sets forth a list of persons who are not considered independent under these rules. Audit committee members are subject to additional, more stringent requirements under NASDAQ Rule 4350(d). Audit committee members must: (i) be independent as defined under Rule 4200; (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the 1934 Act (subject to the exemptions provided in 1934 Act Rule 10A-3(c)); (iii) not have participated in the preparation of the financial statements of the company or any current subsidiary of the company at any time during the past three years; and (iv) be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. None of our current directors can be deemed independent under the NASDAQ rules and our company does not have separately designated audit, compensation or nominating committees.

EXECUTIVE COMPENSATION

The responsibility for establishing, administering and interpreting our policies governing the compensation and benefits for our executive officers lies with our Board of Directors. In this connection the Board has not retained the services of any compensation consultants.

The goals of our executive compensation program are to attract, motivate and retain individuals with the skills and qualities necessary to support and develop our business within the framework of our small size and available resources. In 2009, we designed our executive compensation program to achieve the following objectives:

•

attract and retain executives experienced in developing and delivering products such as our own;

•

motivate and reward executives whose experience and skills are critical to our success;

•

reward performance; and

•

align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value.

The following table shows, for the two-year period ended December 31, 2009, and the nine month period ended September 30, 2010, the cash compensation paid by the Company, as well as certain other compensation paid for such year, to the Company's executive officers. No executive officer of the Company had a total annual salary and bonus for 2009 and 2008 that exceeded $100,000.

Summary Compensation Table

Name and principal position (a)	Year December 31, (b)	Salary ($) (c)	Bonus ($) (d)	Stock awards ($) (e)	Option awards ($) (f)	Non-equity incentive plan compensation ($) (g)	Non-qualified deferred compensation earnings ($) (h)	All other compensation (1)($) (i)	Total ($) (j)
David Gamache President, CEO, CFO and Director	2010(2) 2009 2008	$0 $0 $0	$0 $0 $0	$0 $0 $0	$0 $0 $0	$0 $0 $0	$0 $0 $0	$4,500 $9,000 $1,875	$4,500 $9,000 $1,875
Mike Patton Director(3)	2009 2008	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0

 (1) Mr. Gamache was compensated $1,875 and $9,000 from mid September 2008 to December 31, 2008, and 2009, respectively. This is a monthly fee of $750. There is no employment, management or consulting agreement in effect nor is there an agreement in place to convert debt to equity between us and any of our officers and directors.

(2) Through September 30, 2010.

(3) On October 20, 2009, Mr. Mike Patton elected to resign due to other commitments.

Stock Option Grants in Last Fiscal Year

No options were granted to any of our officers and directors in the years ended December 31, 2009 and 2008, or during the nine months ended September 30, 2010.

Aggregated Option Exercises During Last Fiscal Year and Year End Option Values

There were no unexercised options held by any of our officers or directors at September 30, 2010.

Changes in Control

There are no understandings or agreements, aside from the transaction completed and described under “Transactions with Related Persons, Promoters and Certain Control Persons” known by us at this time which would result in a change in control.  If such transactions are consummated, of which there can be no assurance, we may issue a significant number of shares of capital stock which could result in a change in control and/or a change in our current management.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED  STOCKHOLDER MATTERS.

The following table sets forth, as of September 30, 2010, the beneficial ownership of the Company's Common Stock by each director and executive officer of the Company and each person known by the Company to beneficially own more than 5% of the Company's Common Stock outstanding as of such date and the executive officers and directors of the Company as a group.

Number of Shares

Person or Group

of Common Stock

Percentage

Herdev S. Rayat

10,000,000

  82%

300-3466 West Broadway

Vancouver, BC V6R 2B3

David Gamache

3,000

   0.02%

6805 Sundance Trail

Riverside, CA  92506

Mike Patton

0

   0%

Irvine, CA

Directors and Executive Officers

3,000

   0.02%

as a group (2 persons)

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Related Transactions

During the second fiscal quarter of 2009, the Company generated $1,520 of income through Hardin Marine Arrowhead. We provided website consulting services to Hardin Marine Arrowhead and the Allen Lee Group developed and implemented the web design changes. This was a one-time event due to our Chief Executive Officer and President, David Gamache, being associated with Hardin Marine Arrowhead and the Allen Lee Group. As a result the Company has reclassified the amount from revenue to Other Income from related party during the year ended December 31, 2009. Please refer to “Executive Compensation.”

Review, Approval or Ratification of Related Party Transactions

We do not maintain a formal written procedure for the review and approval of transactions with related persons. It is our policy for the disinterested members of our board to review all related party transactions on a case by case basis. To receive approval, a related-party transaction must have a business purpose for us and be on terms that are fair and reasonable to us and as favorable to us as would be available from non-related entities in comparable transactions.

DESCRIPTION OF SECURITIES

General

We are authorized to issue up to 76,000,000 shares of common stock, $0.001 par value per share.

As of September 30, 2010, a total of 12,180,000 shares of our common stock were issued and outstanding; no shares of preferred stock were issued and outstanding. All of the outstanding and issued capital stock is, and will be, fully paid and non-assessable.

Common Stock

The holders of common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

 Warrants

There are currently 775,000 Class A Warrants issued and outstanding. Each Class A Warrant gives its holder the right to purchase one share of common stock for $0.50 through October 31, 2012.

There are currently 775,000 Class B Warrants issued and outstanding. Each Class B Warrant gives its holder the right to purchase one share of common stock for $0.55 through October 31, 2012.

Shares Eligible For Future Sale

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our “affiliates,” as that term is defined under the 1933 Act, may generally only be sold in compliance with Rule 144 under the 1933 Act.

Sale of Restricted Shares

Certain shares of our outstanding common stock were issued and sold by us in private transactions in reliance upon exemptions from registration under the 1933 Act and have not been registered for resale. Additional shares may be issued pursuant to outstanding warrants and options. Such shares may be sold only pursuant to an effective registration statement filed by us or an applicable exemption, including the exemption contained in Rule 144 promulgated under the 1933 Act.

At the date of this prospectus, we have outstanding 12,180,000 shares of common stock. Of these shares, approximately 775,000 are freely tradable by persons other than our affiliates, without restriction under the 1933 Act; and 11,405,000shares (inclusive of the 1,405,000 shares registered pursuant to the registration statement of which this prospectus is part) are restricted securities within the meaning of Rule 144 under the 1933 Act and may not be sold unless an exemption from the registration requirements of the 1933 Act is available (including Rule 144). As of September 30, 2010, a total of 10,000,000  (approximately 82% of the issued and outstanding) shares were held by, our former chief President and  director, Herdev S. Rayat, which shares may only be sold publicly pursuant to Rule 144 to the extent available or pursuant to an effective registration statement as to such shares.

Rule 144

The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008, and will apply to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the 1934 Act periodic reporting requirements for at least three months before the sale.

Sales under Rule 144 by Affiliates

Persons who have beneficially owned restricted shares of our common stock for at least six (6) months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

(a) 1% of the number of shares of common stock then outstanding, which will equal 121,180 shares as of the date of this Prospectus; or

(b)  If the common stock is listed on a national securities exchange or on The NASDAQ Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Sales Under Rule 144 by Non-Affiliates

Under Rule 144, a person who is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and who has beneficially owned the restricted ordinary shares proposed to be sold for at least six (6) months, including the holding period of any prior owner other than an affiliate, is entitled to sell their ordinary shares without complying with the manner of sale and volume limitation or notice provisions of Rule 144.  We must be current in our public reporting if the non-affiliate is seeking to sell under Rule 144 after holding his ordinary shares between six (6) months and one year.  After one year, non-affiliates do not have to comply with any other Rule 144 requirements.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, to their promoters or affiliates despite technical compliance with the requirements of Rule 144.  The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company.  The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

             •

The issuer of the securities that was formerly a shell company has ceased to be a shell company;

             •

The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act;

             •

The  issuer of the securities has filed all 1934 Act reports and material

required to be filed, as applicable, during the preceding 12 months (or such         shorter period that the issuer was required to file such reports and materials),         other than Form 8-K reports; and

             •

At least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As we are a shell company, our restricted shares will not be able to be resold pursuant to Rule 144 as described above after we become subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act.

The possibility that substantial amounts of our common stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the Selling Stockholders. We will not receive any proceeds from the resale of the common stock by the Selling Stockholders.

The Selling Stockholders may sell some, all or none of their shares. We do not know how long the Selling Stockholders will hold the shares offered hereunder before selling them. We currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the shares by them.

The shares offered by this prospectus may be offered from time to time by the Selling Stockholders. As used in this prospectus, the term “selling stockholder” includes each of the Selling Stockholders listed below, and any donee, pledgee, transferee or other successor in interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, or other non-sale related transfer. The Selling Stockholders may have sold or transferred, in transactions exempt from the registration requirements of the 1933 Act, some or all of their shares since the date on which the information in the table is presented. Information about the Selling Stockholders may change over time.

For the purposes of the following table, the number of shares of our common stock beneficially owned has been determined in accordance with Rule 13d-3 under the 1934 Act, as amended, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which a selling stockholder has sole or shared voting power or investment power and also any shares which that selling stockholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option, restricted stock unit, warrant or other rights.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

	Shares Beneficially
	Owned Before This
	Offering (1)		Shares to be	Ownership After This Offering (3)
Name	Shares	Percentage	Offered (2)	Shares	Percentage

Bryan Bains	10,000	*	10,000	0	0%
Gurmeet Bains	5,000	*	5,000	0	0%
Azim Bhimani	10,000	*	10,000	0	0%
Adele Blady	2,500	*	2,500	0	0%
Murray Braaten	5,000	*	5,000	0	0%
Gavin Chong	7,500	*	7,500	0	0%
Satinder (Paul) Chohan	5,000	*	5,000	0	0%
John Costin	2,500	*	2,500	0	0%
Lambar & Biro Dhaliwal	40,000	*	40,000	0	0%
Victor Duarte	5,000	*	5,000	0	0%
Lori Dublanica	10,000	*	10,000	0	0%
Michael Fisher	25,000	*	25,000	0	0%
Shane Ivancoe	25,000	*	25,000	0	0%
Niele Jiwan	20,000	*	20,000	0	0%
Baledev (Bill) Johal	5,000	*	5,000	0	0%
Jag & Jageero Johl	40,000	*	40,000	0	0%
Kevin Ma	2,500	*	2,500	0	0%
Grant Mackney	25,000	*	25,000	0	0%
Mahmood Mangalji	40,000	*	40,000	0	0%
Nargis Manji	10,000	*	10,000	0	0%
Frank Mueller	10,000	*	10,000	0	0%
Kaiyo Nedd	10,000	*	10,000	0	0%
Indy Panchi	10,000	*	10,000	0	0%
Harmel S. Rayat	365,000	3%	365,000	0	0%
Jasvir S. Rayat	250,000	2%	250,000	0	0%
Kundan S. Rayat	250,000	2%	250,000	0	0%
Pritam Singh	75,000	*	75,000	0	0%
Mohinder Sull	40,000	*	40,000	0	0%
Mike Suleman	5,000	*	5,000	0	0%
Narinder Thouli	25,000	*	25,000	0	0%
Alnoor Virani	35,000	*	35,000	0	0%
Zeenat Virani	25,000	*	25,000	0	0%
Edmond Wong	5,000	*	5,000	0	0%
Hugh Yamazaki	5,000	*	5,000	0	0%

Total	1,405,000	11.6%	1,405,000	0	0%

* Less than 0.5%

PLAN OF DISTRIBUTION

Each Selling Stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Over the Counter Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and  resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•

broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

a combination of any such methods of sale; or

•

any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the 1933 Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the 1933 Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the 1933 Act.  Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.  We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the 1933 Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the 1933 Act, they will be subject to the prospectus delivery requirements of the 1933 Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the 1933 Act may be sold under Rule 144 rather than under this prospectus.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144 or any other rule of similar effect,  (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the 1933 Act or any other rule of similar effect, or (iii) the second year anniversary of the effective date of the registration statement of which  this prospectus is part.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the 1934 Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling

Stockholders will be subject to applicable provisions of the 1934 Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the 1933 Act).

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

 SECURITIES ACT LIABILITIES

Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been our directors or officers or of our subsidiaries. Our articles of incorporation provide that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the 1933 Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for by Sierchio & Company, LLP, 430 Park Avenue, Suite 702, New York, New York, 10022.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

EXPERTS

The financial statements for the year ended December 31, 2009, included in this prospectus have been audited by GBH CPAs, PC, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the registration statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements for the year ended December 31, 2008, included in this prospectus have been audited by Peterson Sullivan LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the registration statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION

We file current, quarterly and annual reports with the SEC on forms 8-K, 10-Q and 10-K. Our filings may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates.

For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

INDEX TO FINANCIAL STATEMENTS

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Consolidated Balance Sheets as of September 30, 2010 and December 31, 2009

Unaudited Consolidated Statements of Operations for the three and nine months ended September 30, 2010 and 2009 and for the Period from Inception (May 3, 2006) to September 30, 2010

Unaudited Consolidated Statements of Stockholders’ Equity from inception (May 3, 2006) to September 30, 2010

Unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 2010 and 2009 and for the Period from Inception (May 3, 2006) to September 30, 2010

Notes to Unaudited Consolidated Financial Statements

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Reports of Independent Registered Public Accounting Firms

Consolidated Balance Sheets as of December 31, 2009 and 2008

Consolidated Statements of Operations for the years ended December 31, 2009 and 2008and for the Period from Inception (May 3, 2006) to December 31, 2009

Consolidated Statements of Stockholders’ Equity from Inception (May 3, 2006) to December 31, 2009

Consolidated Statements of Cash Flows for the years ended December 31, 2009 and 2008and for the Period From Inception (May 3, 2006) to December 31, 2009

Notes to Consolidated Financial Statements

DUKE MOUNTAIN RESOURCES, INC. AND SUBSIDIARY

(An exploration stage company)

CONSOLIDATED BALANCE SHEETS

(Unaudited)

ASSETS

	September 30,	December 31,
	2010	2009

CURRENT ASSETS
Cash and cash equivalents	$240,821	$276,383
Prepaid expenses	0	7,000

Total Current Assets	240,821	283,383

TOTAL ASSETS	$240,821	$283,383

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$-	$-

Total Current Liabilities	-	-

Total Liabilities	-	-

STOCKHOLDERS' EQUITY
Common shares: $0.001 par value, 76,000,000
shares authorized: 12,180,000 shares
issued and outstanding, respectively	12,180	12,180
Additional paid-in capital	519,820	519,820
Deficit accumulated during the exploration stage	(291,179)	(248,617)

Total Stockholders' Equity	240,821	283,383
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$240,821	$283,383

The accompanying notes are an integral part of these consolidated financial statements.

DUKE MOUNTAIN RESOURCES, INC. AND SUBSIDIARY

(An exploration stage company)

CONSOLIDATED STATEMENTS OF OPERATIONS

 (Unaudited)

					From Inception
	For the Three Months Ended		For the Nine Months Ended		On May 3, 2006
	September 30,		September 30,		to September 30,
	2010	2009	2010	2009	2010
REVENUES	$-	$-	$-	$-	$-

OPERATING EXPENSES
Impairment of mineral rights	-	-	-	25,000	40,000
Bad debt expense	-	-	-	20,000	20,000
Mineral exploration expense	-	-	-	-	40,404
General and administrative	17,619	9,769	43,529	34,649	215,324
Total Operating Expenses	17,619	9,769	43,529	79,649	315,728
LOSS FROM OPERATIONS	(17,619)	(9,769)	(43,529)	(79,649)	(315,728)

OTHER INCOME
Other income	-	-	-	1,520	1,520
Interest income	309	476	967	2,000	23,029
Total Other Income	309	476	967	3,520	24,549

LOSS BEFORE INCOME TAXES	(17,310)	(9,293)	(42,562)	(76,129)	(291,179)
Provision for income taxes	-	-	-	-	-
NET LOSS	$(17,310)	$(9,293)	$(42,562)	$(76,129)	$(291,179)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(0.00)	$(0.00)	$(0.01)
WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING, BASIC AND DILUTED	12,180,000	12,180,000	12,180,000	12,180,000

The accompanying notes are an integral part of these consolidated financial statements.

DUKE MOUNTAIN RESOURCES, INC. AND SUBSIDIARY

(An exploration stage company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

from Inception (May 3, 2006) to September 30, 2010

(Unaudited)

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity
Balances, May 3, 2006	-	$-	$-	$-	$-

Common stock issued for cash in private
placement, May 3, 2006	10,000,000	10,000	-	-	10,000
Common stock issued for cash in private
placement, May 19, 2006	1,000,000	1,000	49,000	-	50,000
Common stock issued for cash in private
placement, November 14, 2006	405,000	405	161,595	-	162,000
Net loss for the period ended
December 31, 2006	-	-	-	(12,704)	(12,704)
Balance, December 31, 2006	11,405,000	11,405	210,595	(12,704)	209,296
Common stock issued for cash in public
offering, August 29, 2007	760,000	760	303,240	-	304,000
Common stock issued for cash in public
offering, October 31, 2007	15,000	15	5,985	-	6,000
Net loss for the year
ended December 31, 2007	-	-	-	(69,547)	(69,547)
Balance, December 31, 2007	12,180,000	12,180	519,820	(82,251)	449,749
Net loss for the year
ended December 31, 2008	-	-	-	(67,877)	(67,877)
Balance, December 31, 2008	12,180,000	12,180	519,820	(150,128)	381,872
Net loss for the year
ended December 31, 2009	-	-	-	(98,489)	(98,489)
Balance, December 31, 2009	12,180,000	12,180	519,820	(248,617)	283,383
Net loss for the nine months
ended September 30, 2010	-	-	-	(42,562)	(42,562)
Balance, September 30, 2010	12,180,000	$12,180	$519,820	$(291,179)	$240,821

The accompanying notes are an integral part of these consolidated financial statements.

DUKE MOUNTAIN RESOURCES, INC. AND SUBSIDIARY

(An exploration stage company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

 (Unaudited)

			From
			Inception on
	For the Nine Months Ended		May 3, 2006 to
	September 30,		September 30,
	2010	2009	2010

OPERATING ACTIVITIES
Net loss	$(42,562)	$(76,129)	$(291,179)
Adjustments to reconcile net loss to
net cash used in operating activities:
Impairment of mineral rights	-	25,000	40,000
Bad debt expense	-	20,000	20,000
Changes in operating assets and liabilities:
Prepaid expenses	7,000	-	-
Accounts payable and accrued liabilities	-	-	-
Net Cash Used in Operating Activities	(35,562)	(31,129)	(231,179)

INVESTING ACTIVITIES
Note receivable	-	(20,000)	(20,000)
Investment in mineral right	-	-	(40,000)
Net Cash Used in Investing Activities	-	(20,000)	(60,000)

FINANCING ACTIVITIES
Proceeds from public offering	-	-	310,000
Proceeds from private placements	-	-	222,000
Net Cash Provided by Financing Activities	-	-	532,000
NET INCREASE (DECREASE) IN CASH	(35,562)	(51,129)	240,821
CASH AT BEGINNING OF PERIOD	276,383	341,872	-
CASH AT END OF PERIOD	$240,821	$290,743	$240,821
SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION
CASH PAID FOR:
Interest	$-	$-	$440
Income taxes	$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

DUKE MOUNTAIN RESOURCES, INC. AND SUBSIDIARY

(An exploration stage company)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

 (Unaudited)

NOTE 1 – BASIS OF PRESENTATION AND GOING CONCERN UNCERTAINTIES

Organization

Duke Mountain Resources, Inc. (the “Company"), a Nevada Corporation, was formed on May 3, 2006, with authorized capital of 76,000,000 shares of common stock, par value of $0.001 per share.

On September 21, 2007, the Company established a Canadian operating subsidiary, Duke Mountain Resources Canada, Inc. The Canadian operating subsidiary conducts all mineral exploration for Duke Mountain Resources, Inc. Duke Mountain Resources Canada, Inc. controls over 1,315 hectares of mineral claims. All mineral claims were transferred to the Canadian operating subsidiary Duke Mountain Resources Canada, Inc., on December 21, 2007, from the Company’s former President and Chief Executive Officer.

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Duke Mountain Resources Canada, Inc. The subsidiary holds title to all mineral claims and has no liabilities.

Duke Mountain Resources, Inc., together with its wholly-owned subsidiary, is an exploration stage company focused on the acquisition and exploration for gold, silver and base metal properties.

The accompanying unaudited interim consolidated financial statements, in the opinion of management, contain all adjustments (which are of a normal recurring nature) necessary to present fairly the financial position as of September 30, 2010, and December 31, 2009, the results of operations for the three months and nine months ended September 30, 2010 and 2009 and the period from May 3, 2006 (inception) through September 30, 2010, and cash flows for the nine months ended September 30, 2010, and 2009 and the period from May 3, 2006 (inception) to September 30, 2010.  These results have been determined on the basis of generally accepted accounting principles and practices in the United States and applied consistently with those used in the preparation of the Company's 2009 audited financial statements.

Going Concern

The Company has not generated any revenues and has incurred an accumulated deficit of $291,179 since inception. The Company has incurred a loss of $42,562 during the nine months ended September 30, 2010. The Company faces all the risks common to companies in their early stages of development, including under capitalization and uncertainty of funding sources, high initial expenditure levels, uncertain revenue streams, and difficulties in managing growth. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern. Continuation as a going concern is dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations. The Company’s financial statements do not reflect any adjustments that might result from the outcome of this uncertainty. The future of the Company hereafter will depend in large part on the Company’s ability to successfully raise capital from external sources to pay for planned expenditures and to fund operations.

To initially meet these objectives, the Company completed a private placement for gross proceeds of $222,000 during 2006 and a public financing of $310,000 during 2007, and continues to seek other sources of financing in order to support existing operations and expand the range and scope of its business. However, there are no assurances that any such financing can be obtained on acceptable terms, if at all.

Mineral Rights

Mineral rights consist of direct costs to obtain the mineral claims. If mineral right costs are capitalized and the Company determines it is not economically feasible to develop the claim, the costs are immediately expensed. Also, mineral rights costs are not capitalized at an amount more than the anticipated recovery from the claim area. Mineral rights costs associated with specific areas will be amortized as minerals are received from the areas. As of  September 30, 2010, the Company has completed phase one of its exploration program on all three of its mineral claims. As a result of the unsatisfactory Phase 1 results, management decided not to further pursue the Goldstar, Waterloo, and Rosewall mineral claims and impaired $40,000 of the capitalized mineral rights associated with these three mineral claims during the year ended December 31, 2009.

NOTE 1 – BASIS OF PRESENTATION AND GOING CONCERN UNCERTAINTIES (CONTINUED)

Concentrations of Credit Risk

Occasionally, the Company has funds deposited in a financial institution in excess of amounts insured by the FDIC. At September 30, 2010, the Company had $0 on deposit in excess of insured amounts.

Earnings per Share and Potentially Dilutive Securities

Basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding in the period. Diluted loss per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive securities. The Company has 1,550,000 in common stock equivalents outstanding as of September 30, 2010. These common stock equivalents are not included in the diluted earnings per share computation since they are anti dilutive due to the net loss of the Company for the periods presented.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Recent Accounting Pronouncements

The Company does not expect any recent accounting standards or interpretations issued or recently adopted to have a material impact on the Company’s consolidated financial position, operations or cash flows.

Reclassification of Financial Statement Accounts

Certain amounts in the prior periods’ comparative financial statements have been reclassified to conform to the presentation in the September 30, 2010, financial statements.

NOTE 2 – WARRANTS

As of  September 30, 2010, the following fully vested warrants were outstanding:

(a)

775,000 Class A warrants which entitle the holder to purchase 775,000 common shares of the Company at $0.50 each expiring on October 31, 2012

(b)

775,000 Class B warrants which entitle the holder to purchase 775,000 common shares of the Company at $0.55 each expiring on October 31, 2012.

No warrants were granted, exercised or expired in the nine months ended September 30, 2010.  The warrants had no intrinsic value at September 30, 2010.

NOTE 3 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company’s management has reviewed all material events through the date of this report and there are no material subsequent events.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Duke Mountain Resources, Inc.

(An Exploration Stage Company)

Riverside, California

We have audited the accompanying consolidated balance sheet of Duke Mountain Resources, Inc. (an Exploration Stage Company) (the “Company”), as of December 31, 2009, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended and for the period from May 3, 2006 (Inception) through December 31, 2009. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.  The consolidated financial statements for the period from May 3, 2006 (Inception) through December 31, 2008 were audited by other auditors whose report expressed an unqualified opinion on those consolidated financial statements. The consolidated financial statements for the period from May 3, 2006 (Inception) through December 31, 2008 include total revenues of $-0- and a net loss of $150,128, respectively. Our opinion on the consolidated statements of operations, stockholders’ equity and cash flows for the period from May 3, 2006 (Inception) through December  31, 2009, insofar as it relates to amounts from May 3, 2006 (Inception) through December 31, 2008, is based solely on the report of other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Duke Mountain Resources, Inc. as of December 31, 2009 and the consolidated results of their operations and their consolidated cash flows for the year then ended and for the period from May 3, 2006 (Inception) through December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has had no revenues and has generated losses from operations since Inception. Those conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to those matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPA’s, PC

Houston, Texas

March 18, 2010

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Duke Mountain Resources, Inc.

Riverside, California

We have audited the accompanying consolidated balance sheets of Duke Mountain Resources, Inc. and Subsidiary (an exploration stage company) as of December 31, 2008, and the related consolidated statements of operations, stockholders’ deficiency and cash flows for the year then ended and for the period from May 3, 2006 (date of inception) to December 31, 2008 (which period doesn’t appear herein). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Duke Mountain Resources, Inc. and Subsidiary (an exploration stage company) as of December 31, 2008 and the consolidated results of their operations and their consolidated cash flows for the year then ended and for the period from May 3, 2006 (date of inception) to December 31, 2008, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has experienced losses from operations since inception and has a deficit accumulated during the exploration stage. Those conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Peterson Sullivan LLP

Seattle, Washington

March 23, 2009

DUKE MOUNTAIN RESOURCES, INC. AND SUBSIDIARY

(An Exploration Stage Company)

Consolidated Balance Sheets

ASSETS

	December 31,	December 31,
	2009	2008

CURRENT ASSETS
Cash and cash equivalents	$276,383	$341,872
Prepaid expenses	7,000	-

Total Current Assets	283,383	341,872

OTHER ASSETS

Mineral rights, net of accumulated impairment of $40,000 and $-0-, respectively	-	40,000

Total Other Assets	-	40,000

TOTAL ASSETS	$283,383	$381,872

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$-	$-

Total Current Liabilities	-	-

Total Liabilities	-	-

COMMITMENTS AND CONTIGENCIES	-	-

STOCKHOLDERS' EQUITY
Common shares: $0.001 par value, 76,000,000
shares authorized: 12,180,000 shares
issued and outstanding, respectively	12,180	12,180
Additional paid-in capital	519,820	519,820
Deficit accumulated during the exploration stage	(248,617)	(150,128)

Total Stockholders' Equity	283,383	381,872
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$283,383	$381,872

The accompanying notes are an integral part of these consolidated financial statements.

DUKE MOUNTAIN RESOURCES, INC. AND SUBSIDIARY

(An Exploration Stage Company)

Consolidated Statements of Operations

			From Inception
	For the Year Ended		on May 3, 2006
	December 31,		to December 31,
	2009	2008	2009

REVENUES	$-	$-	$-

OPERATING EXPENSES
Impairment of asset	40,000	-	40,000
Bad debt expense	20,000	-	20,000
Mineral exploration expense	-	40,404	40,404
General and administrative	42,422	34,869	171,795

Total Operating Expenses	102,422	75,273	272,199

LOSS FROM OPERATIONS	(102,422)	(75,273)	(272,199)

OTHER INCOME

Other income-related party	1,520	-	1,520
Interest income	2,413	7,396	22,062

Total Other Income	3,933	7,396	23,582

LOSS BEFORE INCOME TAXES	(98,489)	(67,877)	(248,617)
Provision for income taxes	-	-	-

NET LOSS	$(98,489)	$(67,877)	$(248,617)

BASIC AND DILUTED LOSS PER SHARE	$(0.01)	$(0.00)

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING, BASIC AND DILUTED	12,180,000	12,180,000

The accompanying notes are an integral part of these consolidated financial statements.

DUKE MOUNTAIN RESOURCES, INC. AND SUBSIDIARY

(An Exploration Stage Company)

Consolidated Statements of Stockholders' Equity

				Deficit
			Additional	Accumulated	Total
	Common Stock		Paid-In	During the	Stockholders'
	Shares	Amount	Capital	Exploration Stage	Equity

Balance, May 3, 2006	-	$-	$-	$-	$-

Common stock issued for cash in
private placement, May 3, 2006	10,000,000	10,000	-	-	10,000

Common stock issued for cash in
private placement, May 19, 2006	1,000,000	1,000	49,000	-	50,000

Common stock issued for cash in
private placement, November 14, 2006	405,000	405	161,595	-	162,000

Net loss for the period ended
December 31, 2006	-	-	-	(12,704)	(12,704)

Balance, December 31, 2006	11,405,000	11,405	210,595	(12,704)	209,296

Common stock issued for cash in
public offering, August 29, 2007	760,000	760	303,240	-	304,000

Common stock issued for cash in
public offering October 31, 2007	15,000	15	5,985	-	6,000

Net loss for the year ended
December 31, 2007	-	-	-	(69,547)	(69,547)

Balance, December 31, 2007	12,180,000	12,180	519,820	(82,251)	449,749

Net loss for the year ended
December 31, 2008	-	-	-	(67,877)	(67,877)

Balance, December 31, 2008	12,180,000	12,180	519,820	(150,128)	381,872

Net loss for the year ended
December 31, 2009	-	-	-	(98,489)	(98,489)

Balance, December 31, 2009	12,180,000	$12,180	$519,820	$(248,617)	$283,383

The accompanying notes are an integral part of these consolidated financial statements.

DUKE MOUNTAIN RESOURCES, INC. AND SUBSIDIARY

(An Exploration Stage Company)

Consolidated Statements of Cash Flows

				From
				Inception on
		For the Year Ended		May 3, 2006 to
		December 31,		December 31,
		2009	2008	2009

OPERATING ACTIVITIES

Net loss		$(98,489)	$(67,877)	$(248,617)
	Adjustments to reconcile net loss to
	net cash used in operating activities:
	Impairment of mineral rights	40,000	-	40,000
	Bad debt expense	20,000	-	20,000
	Changes in operating assets and liabilities:
	Changes in prepaid expenses	(7,000)	-	(7,000)

	Net Cash Used in Operating Activities	(45,489)	(67,877)	(195,617)

INVESTING ACTIVITIES
Note	receivable	(20,000)	-	(20,000)
	Investment in mineral right	-	-	(40,000)

	Net Cash Used in Investing Activities	(20,000)	-	(60,000)

FINANCING ACTIVITIES

	Proceeds from public offering	-	-	310,000
	Proceeds from private placements	-	-	222,000

	Net Cash Provided by Financing Activities	-	-	532,000

	NET INCREASE (DECREASE) IN CASH	(65,489)	(67,877)	276,383
	CASH AT BEGINNING OF PERIOD	341,872	409,749	-

	CASH AT END OF PERIOD	$276,383	$341,872	$276,383

SUPPLEMENTAL DISCLOSURES OF
	CASH FLOW INFORMATION
CASH PAID FOR:
	Interest	$-	$136	$440
	Income taxes	$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

DUKE MOUNTAIN RESOURCES, INC. AND SUBSIDIARY

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Organization

Duke Mountain Resources, Inc. (the “Company"), a Nevada Corporation, was formed on May 3, 2006 with authorized capital of 76,000,000 shares of common stock, par value of $0.001 per share.

On September 21, 2007, the Company established a Canadian operating subsidiary Duke Mountain Resources Canada, Inc. The Canadian operating subsidiary will conduct all mineral exploration for Duke Mountain Resources, Inc. Duke Mountain Resources Canada, Inc. controls over 1481, hectares of mineral claims. All mineral claims were transferred to our Canadian operating subsidiary Duke Mountain Resources Canada, Inc., on December 21, 2007, from our former President and Chief Executive Officer.

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Duke Mountain Resources Canada, Inc. All significant intercompany balances and transactions have been eliminated.

Duke Mountain Resources, Inc., together with its wholly owned subsidiary, is an exploration stage company focused on the acquisition, exploration, and development of gold, silver and base metal properties.

Principles of Accounting

These financial statements are stated in US Dollars and have been prepared by management on the accrual basis in accordance with United States generally accepted accounting principles (US GAAP).

Accounting Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Areas where management uses subjective judgment include valuation of equity instruments and related party transactions. Actual results can differ from those estimates and assumptions.

Foreign Operations

Transaction gains (losses) that arise from exchange rate fluctuations on transactions denominated in a currency other than the local functional currency are not material to the financial statements.

The Company operates outside of the United States of America and is exposed to foreign currency risk due to the fluctuation between the currency in which the Company operates in and the Canadian dollar.

Cash and Cash Equivalents

Cash and cash equivalents include bank deposits and a term deposit with an original maturity date of three months or less.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Mineral Rights

Mineral rights consist of costs to obtain the mineral claims. For mineral rights costs that are capitalized once Duke Mountain determines it is not economically feasible to develop the claim, the costs are expensed. Also, mineral rights costs are not capitalized at an amount more than the anticipated recovery from the claim area. Mineral rights costs associated with specific areas will be amortized as minerals are produced the areas. As of December 31, 2009, phase one exploration was completed on all three of the Company’s mineral claims. There has been no production from the Company’s mineral properties since inception.

Impairment of Long-lived Assets

Long-lived assets of the Company are reviewed for impairment when changes in circumstances indicate their carrying value has become impaired. Management considers assets to be impaired if the carrying amount of an asset exceeds the future projected cash flows from related operations (undiscounted and without interest charges). If impairment is deemed to exist, the asset will be written down to fair value, and a loss is recorded as the difference between the carrying value and the fair value. Fair values are determined based on the quoted market values, discounted cash flows or internal and external appraisals, as applicable. Mineral rights assets are tested annually for impairment and for the periods ended December 31, 2009, and 2008. For the year ended December 31, 2009, the Company fully impaired its mineral rights costs totaling $40,000.

Concentrations of Credit Risk

Occasionally, the Company has funds deposited in a financial institution in excess of amounts insured by the FDIC. At December 31, 2009, the Company had $25,164 on deposit in excess of insured amounts.

Going Concern

The Company has not generated any revenues and has incurred an accumulated deficit of $248,617 since inception. The Company has incurred a loss of $98,489 during the year ended December 31, 2009. The Company faces all the risks common to companies in their early stages of development including under-capitalization and uncertainty of funding sources, high initial expenditure levels, uncertain revenue streams, and difficulties in managing growth. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern. Continuation as a going concern is dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations. The Company’s financial statements do not reflect any adjustments that might result from the outcome of this uncertainty. The future of the Company hereafter will depend in large part on the Company’s ability to successfully raise capital from external sources to pay for planned expenditures and to fund operations.

Reclassification of Financial Statement Accounts

Certain amounts in the December 31, 2008, financial statements have been reclassified to conform to the presentation in the December 31, 2009, financial statements.

NOTE 2 – RECENT ACCOUNTING PRONOUNCEMENTS

In June 2009, the Financial Accounting Standards Board (the “FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (“SFAS 168” or ASC 105-10). SFAS 168 (ASC 105-10) establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 (ASC 105-10) was prospectively effective for financial statements issued for fiscal years ending on or after September 15, 2009, and interim periods within those fiscal years. The adoption of SFAS 168 (ASC 105-10) on July 1, 2009 did not impact the Company’s results of operations or financial condition.  The Codification did not change GAAP; however, it did change the way GAAP is organized and presented. As a result, these changes impact how companies reference GAAP in their financial statements and in their significant accounting policies. The Company implemented the Codification in this Report by providing references to the Codification topics alongside references to the corresponding standards.

In May 2009, the FASB issued FAS 165 (ASC 855-10), “Subsequent Events.”  This pronouncement establishes standards for accounting for and disclosing subsequent events (events which occur after the balance sheet date but before financial statements are issued or are available to be issued). FAS 165 (ASC 855-10)  requires an entity to disclose the date subsequent events were evaluated and whether that evaluation took place on the date financial statements were issued or were available to be issued. The Company adopted FAS 165 (ASC 855-10) during the second quarter of 2009.

With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to a have, or did have, a material impact on the Company’s consolidated financial position, operations or cash flows.

NOTE 3 – RELATED PARTY TRANSACTIONS

During the second fiscal quarter of 2009, the Company generated $1,520 of income through Hardin Marine Arrowhead. The Company provided website consulting services to Hardin Marine Arrowhead and the Allen Lee Group developed and implemented the web design changes. This was a one-time event due to the Company’s President, Chief Executive Officer and Chief Financial Officer, Mr. David Gamache, being associated with Hardin Marine Arrowhead and the Allen Lee Group. As a result, the Company has reclassified the amount from revenue to Other Income from related party during the year ended December 31, 2009.

NOTE 4 – INCOME TAXES

Net deferred tax assets consist of the following components:

	December 31, 2009	December 31, 2008
Deferred tax asset	$ 81,361)	$ 58,550)
Valuation allowance	(81,361)	(58,550)
Net deferred tax asset	$ -)	$ -)

NOTE 4 – INCOME TAXES (CONTINUED)

Deferred tax assets at December 31, 2009, consist of net operating loss carryforwards of $65,761 and impairment loss of $15,600. The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates to pretax income from continuing operations as follows:

          Year  Ended

	December 31, 2009	December 31, 2008
Computed tax at the statutory rate of 39%	$ 38,411	$ 26,472)
Impairment of asset	(15,600)	-
Change in valuation allowance	(22,811)	(26,472)
Net deferred tax assets	$ -)	$ -)

The Company has accumulated net operating loss carryovers of approximately $208,000 as of December 31, 2009 which are available to reduce future taxable income.  Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes may be subject to annual limitations. A change in ownership may limit net operating loss carry forwards in future years. The tax losses begin to expire in 2026 to 2029.

The fiscal years 2007 through 2009 remain open to examination by federal tax authorities and other tax jurisdictions.

NOTE 5 – NOTE RECEIVABLE

During the year ended December 31, 2009, the Company made a loan to an unrelated party in the amount of $20,000. The loan is non interest bearing, has no maturity date and is repayable from the proceeds of the borrower’s operations.  During the year the Company recorded a loss of $20,000 on the note due to the determination that it was uncollectible.

NOTE 6 – WARRANTS

On October 31, 2007, the Company completed a public offering for $310,000 where investors purchased 775,000 units for $0.40 per unit (760,000 shares purchased on August 29, 2007, and 15,000 shares purchased on October 31, 2007). Each unit consisted of one common share, one class A warrant to purchase a common share at $0.50 per share for a period of 60 months from date of issuance and one class B warrant to purchase one common share at $0.55 per share for a period of 60 months from date of issuance. Since the Company is not currently trading and has not commenced operations, the warrants are deemed to have no value and are not detachable.

NOTE 6 – WARRANTS (CONTINUED)

The movement of share purchase warrants can be summarized as follows:

	Number of	Weighted
	Warrants	Average
	Outstanding	Exercise Price
Balance, December 31, 2007	-	-
Class A Warrants
Granted	775,000	$ 0.50
Exercised	-	-
Balance, December 31, 2008	775,000	0.50
Granted	-	-
Exercised	-	-
Balance, December 31, 2009	775,000	$ 0.50

Class B Warrants
Balance, December 31, 2007	-	-
Granted	775,000	$ 0.55
Exercised	-	-
Balance, December 31, 2008	775,000	0.55
Granted	-	-
Exercised	-	-
Balance, December 31, 2009	775,000	$ 0.55

No warrants were granted, exercised or expired in the years ended December 31, 2009 and 2008. The warrants had no intrinsic value at December 31, 2009 and 2008.

F-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the issuance and distribution of the securities being registered are:

Securities and exchange commission filing fee	$36
Accounting fees and expenses	10,000
Legal fees and expenses	20,000
Transfer agent and fees	1,000
Printing and mailing expenses	1,000
Miscellaneous offering expenses	1,000
Total	$33,036

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

            Section 78.7502(1) of the Nevada Revised Statutes ("NRS") authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his or her corporate role. Section 78.7502(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

            Section 78.7502(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were in or not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

            To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the NRS requires that he be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

             Unless ordered by a court or advanced pursuant to Section 78.751(2), Section 78.751(1) of the NRS limits indemnification under Section 78.7502 to situations in which either (1) the stockholders, (2) the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

             Section 78.751(2) authorizes a corporation's articles of incorporation, bylaws or agreement to provide that directors' and officers' expenses incurred in defending a civil or criminal action must be paid by the corporation as incurred, rather than upon final disposition of the action, upon receipt by the director or officer to repay the amount if a court ultimately determines that he is not entitled to indemnification.

            Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(3) (b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

             Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his or her corporate role.

            Our Bylaws also contain broad indemnification provisions.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors or officers pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities Exchange Commission, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

            There is no pending litigation or proceeding involving any of our directors, officers, employees, or other agents as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee, or other agent.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

From June through August of 2007 we sold an aggregate of 405,000 shares to 28 individuals at a price of $0.40 per share in a transaction exempt from the registration requirements of the Securities Act by virtue of the exemption there from afforded by Regulation S as promulgated by the Securities and Exchange Commission.  These shares are included in this registration statement.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit

Number

Description

3.1

Articles of Incorporation

3.2

Bylaws as amended

4.1

Form of class A non-redeemable Warrant

4.2

Form of class B non-redeemable Warrant

5.1

Opinion of Sierchio Greco & Greco, LLP

10.1

Property Acquisition Agreement dated June 16, 2006 by and among Duke Mountain

Resources, Inc. Herdev S. Rayat and James W. Laird (Goldstar)

10.2

Property Acquisition Agreement dated June 16, 2006 by and among Duke Mountain

Resources, Inc. Herdev S. Rayat and James W. Laird (Rosewall)

10.3

Property Acquisition Agreement dated June 16, 2006 by and among Duke Mountain

Resources, Inc. Herdev S. Rayat and James W. Laird (Waterloo)

10.5

Geological Report on the Goldstar Property

10.6

Geological Report on the Rosewall Gold Property

10.7

Geological Report on the Waterloo Creek Property

23.1

Consent of Sierchio & Company, LLP, included in Exhibit 5.1

23.2

Consent of GBH CPAs, PC

23.3

Consent of Peterson Sullivan, LLP

ITEM 17. UNDERTAKINGS

            The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act1933, as amended;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For purposes of determining liability under the Securities Act of 1933 to any purchaser:

            (i) if the registrant is relying Rule 430B,

(A)       Each Prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed Prospectus was deemed part of and included in the registration statement; and

(B)       Each Prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer, and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

            (i) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

            (5)        That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                 Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

II-1

SIGNATURES

            In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Riverside, California on December 30, 2010.

Duke Mountain Resources, Inc.

By: /s/David Gamache

 Name: David Gamache

 Title:   President and Chief Executive Officer (Principal Executive Officer), Chief Financial Officer, Secretary, Treasurer (Principal Financial and Principal Accounting Officer)

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the 30th t day of December, 2010.

By: /s/David Gamache

 Name: David Gamache

 Title:   President and Chief Executive Officer (Principal Executive Officer), Chief Financial Officer, Secretary, Treasurer (Principal Financial and Principal Accounting Officer) and Director

II-2

United States Securities and Exchange Commission

FORM S-1

Filed with the Securities and Exchange Commission on December 30, 2010

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DUKE MOUNTAIN RESOURCES, INC

Index to Exhibits

Exhibit

Number

Description

3.1

Articles of Incorporation

3.2

Bylaws as amended

4.1

Form of class A non-redeemable Warrant

4.2

Form of class B non-redeemable Warrant

5.1

Opinion of Sierchio Greco & Greco, LLP

10.1

Property Acquisition Agreement dated June 16, 2006 by and among Duke Mountain   Resources, Inc. Herdev S. Rayat and James W. Laird (Goldstar)

10.2

Property Acquisition Agreement dated June 16, 2006 by and among Duke Mountain   Resources, Inc. Herdev S. Rayat and James W. Laird (Rosewall)

10.3

Property Acquisition Agreement dated June 16, 2006 by and among Duke Mountain   Resources, Inc. Herdev S. Rayat and James W. Laird (Waterloo)

10.5

Geological Report on the Goldstar Property

10.6

Geological Report on the Rosewall Gold Property

10.7

Geological Report on the Waterloo Creek Property

23.1

Consent of Sierchio & Company, LLP, included in Exhibit 5.1

23.2

Consent of GBH CPAs, PC

23.3

Consent of Peterson Sullivan, LLP

Exhibit 3.1	Articles of Incorporation

DEAN HELLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4298 (775) 684 5708 Website: secretaryofstate.biz	Entity # E0332142006-7 Document Number: 20060283330-17 Dated Filed: 5/3/2006 10:00:21 AM In the office of /s/ Dean Heller Dean Heller Secretary of State

Articles of Incorporation (PURSUANT TO NRS 78)

Important: Read attached instructions before completing	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation	Duke Mountain Resources, Inc.

2. Resident Agent Name
and Street Address:	Corporate Creations Network Inc.
(Must be a Nevada address	Name
where process may be served)
	8275 South Easstern Avenue #200-47	Las Vegas	Nevada	89123
	Street Address	City	State	Zip Code

	Optional Mailing Address	City	State	Zip Code

3. Shares:	Number of shares		Number of shares
(No of shares corporation	with par value:	Par value:	without par value:
authorized to issue)
	76,000,000	$ 0.001

4. Names &	Herdev S. Rayat
Addresses,	1. Name
of Board of
Directors/Trustees:	1990 Tomlie Street	Vancouver	BC	V6R 4C2
(attach additional page	Street Address	City	State	Zip Code
there is more than 3
directors/trustees

2. Name

	Street Address	City	State	Zip Code

3. Name

	Street Address	City	State	Zip Code

5. Purpose	The purpose of this corporation shall be:

(Optional-See Instructions)	All activities permitted by law

6. Names, Addresses	Norman Pasqueler	/s/ Norman A. Paquler
and Signature of	Name	Signature
Incorporator.
(attach additiona page	941 Fourth Street	Miami Beach	FL	33139
there is more than 1	Address	City	State	Zip Code
incorporated)

7. Certificate of	I hereby accept appointment as Resident Agent for the above named corporation.
Acceptance of
Appointment of
Resident Agent:	/s/ Norman A. Pasquler Norman A. Pasuler, ,Corporate Creations	5/2/2006
	Authorized Signature of R.A. or On Behalf of R.A. Company	Date

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Form   {78 ARTICLES 2003}

1

Exhibit 3.2	By-Laws as amended

AMENDED

BY-LAWS

OF

Duke Mountain Resources, Inc

 (A NEVADA CORPORATION)

ARTICLE I

OFFICES

Section 1.01

Locations of Offices.  The Corporation may maintain such offices within or without the State of Nevada as the Board of Directors may from time to time designate or require.

Section 1.02

 Principal Office.  The address of the principal office of the Corporation shall be at the address of the registered office of the corporation as so designated in the office of the Lieutenant Governor/Secretary of State of the state of incorporation, or at such other address as the Board of Directors shall from time to time determine.

ARTICLE II

SHAREHOLDERS

Section 2.01

 Annual Meeting.  The annual meeting of the shareholders shall be held in May of each year or at such other time designated by the Board of Directors and as is provided for in the notice of the meeting, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.  If the election of directors shall not be held on the day designated for the annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

Section 2.02

 Special Meetings.  Special meetings of the shareholders may be called at any time by the chairman of the board, the president, or by the Board of Directors, or in their absence or disability, by any vice president, and shall be called by the president or, in his or her absence or disability, by a vice president or by the secretary on the written request of the holders of not less than one-tenth of all the shares entitled to vote at the meeting, such written request to state the purpose or purposes of the meeting and to be delivered to the president, each vice-president, or secretary.  In case of failure to call such meeting within 60 days after such request, such shareholder or shareholders may call the same.

Section 2.03

 Place of Meetings.  The Board of Directors may designate any place, either within or without the state of incorporation, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors.  A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the state of incorporation, as the place for the holding of such meeting.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at the principal office of the corporation.

Section 2.04.

 Notice of Meetings.   Notices of meetings of the stockholders shall be in writing and signed by the Chief Executive Officer, the President, a vice-president, the Secretary, an assistant secretary or such other person or persons designated by the Board of Directors. Such notice shall state the purpose or purposes for which the meeting is called and the date and time when, and the place where, it is to be held, and such additional information as may be required by applicable law. A copy of such notice shall be delivered personally, mailed postage prepaid or given by a form of electronic transmission permitted for such purpose by applicable law and the rules and regulations of the U.S. Securities and Exchange Commission and each national securities exchange or association upon which the Corporation's voting stock is then listed, to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to the stockholder at his or her address as it appears upon the records of the Corporation and upon such mailing of any such notice, the service thereof shall be complete, and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail. If no such address appears on the records of the Corporation or is incomplete and a stockholder has given no address for the purpose of notice, then it will be sufficient to address any notice to such stockholder at the principal office of the Corporation. If any notice addressed to the stockholder at the address of such stockholder appearing on the records of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that it is unable to deliver the notice to the stockholder at such address, all future notices shall be deemed to have been duly given to such stockholder, without further mailing, if the same shall be available for the stockholder upon written demand by the stockholder at the principal office of the Corporation for a period of one year from the date of the giving of the notice to all other stockholders.

Section 2.05

 Waiver of Notice.  Any shareholder may waive notice of any meeting of shareholders (however called or noticed, whether or not called or noticed and whether before, during, or after the meeting), by signing a written waiver of notice or a consent to the holding of such meeting, or an approval of the minutes thereof.  Attendance at a meeting, in person or by proxy, shall constitute waiver of all defects of call or notice regardless of whether waiver, consent, or approval is signed or any objections are made. All such waivers, consents, or approvals shall be made a part of the minutes of the meeting.

Section 2.06

 Fixing Record Date.

(a)

For the purpose of determining shareholders entitled to notice of or to vote at any annual meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the share transfer books shall be closed, for the purpose of determining shareholders entitled to notice of or to vote at such meeting, but not for a period exceeding sixty (60) days.  If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at such meeting, such books shall be closed for at least ten (10) days immediately preceding such meeting.

(b)

In lieu of closing the share transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting or to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.  Failure to comply with this Section shall not affect the validity of any action taken at a meeting of shareholders.

Section 2.07 Voting Lists.  The officer or agent of the corporation having charge of the share transfer books for shares of the corporation shall make, at least ten (10) days before  each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder during the whole time of the meeting.  The original share transfer book shall be prima facie evidence as to the shareholders who are entitled to examine such list or transfer books, or to vote at any meeting of shareholders.

Section 2.08

 Quorum.   The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by the statutes of Nevada or by the Articles of Incorporation. If a quorum is not present or represented by proxy at any meeting of the stockholders, a majority of the voting power present or represented by proxy, or the chairman presiding at the meeting, shall have power to adjourn the meeting from time to time until a quorum shall be present in person or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally noticed. When a stockholder's meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date and time thereof are announced at which the adjournment was taken. However, if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record as of the new record date.

Section 2.09  Voting of Shares.  Except as otherwise provided in or pursuant to the Articles of Incorporation, every stockholder of record of the Corporation shall be entitled at each meeting of the stockholders to one vote for each share of stock standing in his or her name on the records of the Corporation. When a quorum is present or represented by proxy at any meeting, the holders of a majority of the stock present in person or represented by proxy and voting shall decide any question brought before such meeting, unless the question is one upon which, pursuant to the statutes of Nevada, the Articles of Incorporation or these Bylaws, a different vote is required, in which case such vote shall govern and control the decision of such question. The stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.10  Proxies.  At each meeting of the shareholders, each shareholder entitled to vote shall be entitled to vote in person or by proxy; provided, however, that the right to vote by proxy shall exist only in case the instrument authorizing such proxy to act shall have been executed in writing by the registered holder or holders of such shares, as the case may be, as shown on the share transfer of the corporation or by his or her or her attorney thereunto duly authorized in writing.  Such instrument authorizing a proxy to act shall be delivered at the beginning of such meeting to the secretary of the corporation or to such other officer or person who may, in the absence of the secretary, be acting as secretary of the meeting.  In the event that any such instrument shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or if only one be present, that one shall (unless the instrument shall otherwise provide) have all of the powers conferred by the instrument on all persons so designated. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held and the persons whose shares are pledged shall be entitled to vote, unless in the transfer by the pledge or on the books of the corporation he or she shall have expressly empowered the pledgee to vote thereon, in which case the pledgee, or his or her or her proxy, may represent such shares and vote thereon. If and to the extent authorized by the Board, a shareholder or the shareholder’s proxy not physically present at a shareholders meeting may attend the meeting by electronic or other means of remote communication that allows the shareholder or proxy (i) to read or to hear the meeting proceedings substantially concurrently as the proceedings occur, (ii) to be read or to be heard substantially concurrently as the shareholder or proxy communicates, and (iii) to vote on matters to which the shareholders or proxy is entitled to vote.

Section 2.11

 Written Consent to Action by Shareholders.   Unless otherwise restricted by the Articles of Incorporation, any action which may be taken by a vote of the stockholders at a meeting may be taken without a meeting and without notice if authorized by the written consent of stockholders holding at least a majority of the voting power required to take such action, unless the action is one upon which, pursuant to the statutes of Nevada, the Articles of Incorporation or these Bylaws, a different amount of voting power is required, in which such case the written consent of such voting power shall be necessary. The Board of Directors may adopt a resolution prescribing a date upon which the stockholders of record entitled to give written consent shall be determined. The date prescribed by the Board of Directors shall not precede or be more than ten (10) days after the date the resolution is adopted by the Board of Directors. If the Board of Directors does not adopt a resolution prescribing a date upon which the stockholders of record entitled to give written consent shall be determined and:

(a) No prior action by the Board of Directors is required by the statutes of Nevada, the date is the first date on which a valid, written consent is delivered in accordance with the statutes of Nevada and

(b) Prior action by the Board of Directors is required by the statutes of Nevada, the date is at the close of business on the day the Board of Directors adopts the resolution.

Section 2.12     Conduct of Meetings.  (a) Subject to the requirements of the statutes of Nevada, the Articles of Incorporation and these Bylaws, all meetings of stockholders shall be conducted in accordance with such rules and procedures as the Board of Directors may determine and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine. The chairman of any meeting of stockholders shall be designated by the Board of Directors and, in the absence of any such designation, shall be the Chief Executive Officer of the Corporation.

(b) The Board of Directors may appoint one or more voting inspectors to act at any meeting of shareholders or any adjournment thereof. If the Board does not make such appointment, or if their appointees or any of them fail to appear or act at the meeting of shareholders, the chairman of the meeting may appoint such inspector or inspectors to act at the meeting.

               Section 2.13   Notice of Shareholder Proposals and Nominees for Election as Directors.

          (a)       No business shall be transacted at a meeting of shareholders, except such business as shall be (i) specified in the notice of meeting given as provided in Section 5 of this Article, (ii) presented by or at the direction of the Chief Executive Officer, President or Board of Directors, or (iii) otherwise brought before the meeting by a shareholder of record entitled to vote at the meeting in compliance with the procedures set forth in this Section 2.13. In addition to the requirements of any applicable law with respect to any proposal presented by a shareholder for action at a meeting of the shareholders of the corporation (including the requirements of the Securities and Exchange Commission relating to shareholder proposals and director nominees), and subject to the provisions of the General Corporation Law of Nevada as in effect from time to time, any shareholder desiring to introduce any business before any meeting of the shareholders of the corporation shall be required to deliver to the Secretary written notice containing the information specified herein (i) in the case of an annual meeting, at least 60 days but no more than 90 days in advance of the first anniversary of the notice date of the corporation’s proxy statement for the preceding year’s annual meeting, and (ii) in the case of a special meeting, no later than the tenth day following the notice date for such meeting. In the event that the date of an annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary date of the preceding year’s annual meeting, notice by a shareholder must be delivered no earlier than the 90th day prior to such annual meeting and no later than the later of the 60th day prior to such annual meeting or the tenth day following the notice date for such meeting. The written notice required herein shall, as to each matter the shareholder proposes to bring before the meeting, contain the following information (in addition to any information required by applicable law): (i) the name and address of the shareholder who intends to present the proposal and the beneficial owner, if any, on whose behalf the proposal is made; (ii) the number of shares of each class of capital stock owned by the shareholder and such beneficial owner; (iii) a description of the business proposed to be introduced to the shareholders; (iv) any material interest, direct or indirect, which the shareholder or beneficial owner may have in the business described in the notice; and (v) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the proposal.

           (b)       Only persons who are nominated in accordance with the provisions set forth in these bylaws shall be eligible to be elected as directors at a meeting of shareholders. Nominations of persons for election to the Board of Directors may be made at such meeting of shareholders (i) by or at the direction of the Board of Directors (or a properly authorized committee of the Board) or (ii) by any shareholder who is a shareholder of record at the time of giving of notice provided for in this Section 2.13, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 2.13. Any shareholder desiring to nominate a person for election as a director of the corporation shall deliver to the Secretary a written notice at such time and containing such information as set forth in Section 2.13(a) of this Article, with such additional information in the notice concerning the nominee for election as a director of the corporation as would be required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (or any successor provision thereto), to be disclosed in the proxy materials concerning all persons nominated (by the corporation or otherwise) for election as a director of the corporation, as well as a consent signed by each nominee to serve as a director if elected.

           (c)       Failure of any shareholder to provide such notice in a timely and proper manner as set forth in this Section 2.13 shall authorize the presiding officer at the meeting of shareholders before which such business is proposed to be introduced, or at which such nominee is proposed to be considered for election as a director, to rule such proposal or nomination out of order and not proper to be introduced or considered.

(d)

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

ARTICLE III

DIRECTORS

 Section 3.01  General Powers.  The property, affairs, and business of the corporation shall be managed by its Board of Directors.  The Board of Directors may exercise all the powers of the corporation whether derived from law or the Articles of Incorporation, except such powers as are by statute, by the Articles of Incorporation or by these Bylaws, vested solely in the shareholders of the corporation.

 Section 3.02

  Number, Term, and Qualifications.  The Board of Directors shall consist of one to nine persons.  Increases or decreases to said number may be made, within the numbers authorized by the Articles of Incorporation, as the Board of Directors shall from time to time determine by amendment to these Bylaws.  An increase or a decrease in the number of the members of the Board of Directors may also be made upon amendment to these Bylaws by a majority vote of all of the shareholders, and the number of directors to be so increased or decreased shall be fixed upon a majority vote of all of the shareholders of the corporation.  Each director shall hold office until the next annual meeting of shareholders of the corporation and until his or her successor shall have been elected and shall have qualified.  Directors need not be residents of the state of incorporation or shareholders of the corporation.

Section 3.03  Classification of Directors.  In lieu of electing the entire number of directors annually, the Board of Directors may provide that the directors be divided into either two or three classes, each class to be as nearly equal in number as possible, the term of office of the directors of the first class to expire at the first annual meeting of shareholders after their election, that of the second class to expire at the second annual meeting after their election, and that of the third class, if any, to expire at the third annual meeting after their election.  At each annual meeting after such classification, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the second succeeding annual meeting, if there be two classes, or until the third succeeding annual meeting, if there be three classes.

Section 3.04  Regular Meetings.  A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately following, and at the same place as, the annual meeting of shareholders.  The Board of Directors may provide by resolution the time and place, either within or without the state of incorporation, for the holding of additional regular meetings without other notice than such resolution.

Section 3.05  Special Meetings.   Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer and shall be called by the Chief Executive Officer or Secretary at the written request of at least a majority of the directors then in office. If the Chief Executive Officer or Secretary refuses or neglects to properly call such special meeting, a special meeting may be called by a written request signed by at least a majority of the directors then in office. Notice of the date, time and place of special meetings shall be (a) personally or by telephone, telegraph, facsimile or electronic means, in each case at least forty-eight (48) hours prior to the holding of the meeting, or (b) by mail, charges prepaid, addressed to such director at his or her address as it is shown upon the records of the Corporation at least five (5) days prior to the holding of the meeting. Notice by mail shall be deemed to have been given four (4) business days following the date it is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient. Any notice, waiver of notice or consent to holding a meeting shall state the place, date and time of the meeting but need not specify the purpose of the meeting. If the address of any director does not appear upon the records of the Corporation or is incomplete, it will be sufficient to address any notice to such director at the principal office of the Corporation.

Section 3.06  Meetings by Telephone Conference Call.  Members of the Board of Directors may participate in a meeting of the Board of Directors or a committee of the Board of Directors by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 3.07  Notice.  Notice of any special meeting shall be given at least ten (10) days prior thereto by written notice delivered personally or mailed to each director at his or her regular business address or residence, or by telegram.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.  If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.  Any director may waive notice of any meeting.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting solely for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.08  Quorum.  A majority of the number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 3.09  Manner of Acting.  The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, and the individual directors shall have no power as such.

Section 3.10  Vacancies and Newly Created Directorship.  If any vacancies shall occur in the Board of Directors by reason of death, resignation or otherwise, or if the number of directors shall be increased, the directors then in office shall continue to act and such vacancies or newly created directorships shall be filled by a vote of the directors then in office, though less than a quorum, in any way approved by the meeting.  Any directorship to be filled by reason of removal of one or more directors by the shareholders may be filled by election by the shareholders at the meeting at which the director or directors are removed.

Section 3.11  Compensation.  By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.12  Presumption of Assent.  A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting, unless he or she shall file his or her or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.13  Resignations.  A director may resign at any time by delivering a written resignation to either the president, a vice president, the secretary, or assistant secretary, if any.  The resignation shall become effective on its acceptance by the Board of Directors; provided, that if the board has not acted thereon within ten days from the date presented, the resignation shall be deemed accepted.

Section 3.14  Written Consent to Action by Directors.  Anything herein to the contrary notwithstanding, any action required to be taken at a meeting of the directors of the corporation or any other action which may be taken at a meeting of the directors or of a committee, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be.  Such consent shall have the same legal effect as a unanimous vote of all the directors or members of the committee.

Section 3.15  Removal.  At a meeting expressly called for that purpose, or by written consent, one or more directors may be removed by a vote of a majority of the shares of outstanding stock of the corporation entitled to vote at an election of directors.

Section 3.16.  Interest Of Directors In Contracts.  (a)  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the Corporation's directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

       (1)     The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

       (2)     The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

       (3)     The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors or the stockholders.

       (b)     Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 3.17.     Compensation of Directors. The directors shall receive such compensation for their services as directors, and such additional compensation for their services as members of any committees of the Board of Directors, as may be authorized by the Board of Directors, without regard to personal interest.

ARTICLE IV

EXECUTIVE COMMITTEE AND OTHER COMMITTEES

Section 4.01 How Constituted.  The Board of Directors may designate an executive committee and such other committees as the Board of Directors may deem appropriate, each of which committees shall consist of two or more directors.  Members of the executive committee and of any such other committees shall be designated annually at the annual meeting of the Board of Directors; provided, however, that at any time the Board of Directors may abolish or reconstitute the executive committee or any other committee.  Each member of the executive committee and of any other committee shall hold office until his or her successor shall have been designated or until his or her resignation or removal in the manner provided in these Bylaws.

Section 4.02  Powers.  During the intervals between meetings of the Board of Directors, the executive committee shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the corporation, except for the power to fill vacancies in the Board of Directors or to amend these Bylaws, and except for such powers as by law may not be delegated by the Board of Directors to an executive committee.

Section 4.03  Proceedings.  The executive committee, and such other committees as may be designated hereunder by the  Board of Directors, may fix its own presiding and recording officer or officers, and may meet at such place or places, at such time or times and on such notice (or without notice) as it shall determine from time to time.  It will keep a record of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following.

Section 4.04  Quorum and Manner of Acting.  At all meeting of the executive committee, and of such other committees as may be designated hereunder by the Board of Directors, the presence of members constituting a majority of the total authorized membership of the committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee.  The members of the executive committee, and of such other committees as may be designated hereunder by the Board of Directors, shall act only as a committee and the individual members thereof shall have no powers as such.

Section 4.05  Resignations.  Any member of the executive committee, and of such other committees as may be designated hereunder by the Board of Directors, may resign at any time by delivering a written resignation to either the president, the secretary, or assistant secretary, or to the presiding officer of the committee of which he or she is a member, if any shall have been appointed and shall be in office.  Unless otherwise specified herein, such resignation shall take effect on delivery.

Section 4.06  Removal.  The Board of Directors may at any time remove any member of the executive committee or of any other committee designated by it hereunder either for or without cause.

Section 4.07  Vacancies.  If any vacancies shall occur in the executive committee or of any other committee designated by the Board of Directors hereunder, by reason of disqualification, death, resignation, removal, or otherwise, the remaining members shall, until the filling of such vacancy, constitute the then total authorized membership of the committee and, provided that two or more members are remaining, continue to act.  Such vacancy may be filled at any meeting of the Board of Directors.

Section 4.08  Compensation.  The Board of Directors may allow a fixed sum and expenses of attendance to any member of the executive committee, or of any other committee designated by it hereunder, who is not an active salaried employee of the corporation for attendance at each meeting of said committee.

ARTICLE V

OFFICERS

Section 5.01  Number.  The officers of the corporation shall be a chief executive office, president, and a secretary, a treasurer, and such other officers as may be appointed by the Board of Directors.  The Board of Directors may elect, but shall not be required to elect, a chairman of the board and the Board of Directors.  Any person may hold two or more officers.

Section 5.02  Election, Term of Office, and Qualifications.  The officers shall be chosen by the Board of Directors annually at its annual meeting.  In the event of failure to choose officers at an annual meeting of the Board of Directors, officers may be chosen at any regular or special meeting of the Board of Directors.  Each such officer (whether chosen at an annual meeting of the Board of Directors to fill a vacancy or otherwise) shall hold his or her office until the next ensuing annual meeting of the Board of Directors and until his or her successor shall have been chosen and qualified, or until his or her death, or until his or her resignation or removal in the manner provided in these Bylaws.  Any one person may hold any two or more of such offices. The chairman of the board, if any, shall be and remain a director of the corporation during the term of his or her office.  No other officer need be a director.

Section 5.03  The Chairman of the Board.  The Chairman of the Board, if there be such an officer, shall have the following powers and duties.

(a)

He or she shall preside at all shareholders' meetings;

(b)

He or she shall preside at all meetings of the Board of Directors; and

(c)

He or she shall be a member of the executive committee, if any.

Section 5.04  The President.  The president shall have the following powers and duties:

(a)

If no general manager has been appointed, he or she shall be the chief executive officer of the corporation, and, subject to the direction of the Board of Directors, shall have general charge of the business, affairs, and property of the corporation and general supervision over its officers, employees, and agents;

(b)

If no chairman of the board has been chosen, or if such officer is absent or disabled, he or she shall preside at meetings of the shareholders and Board of Directors;

(c)

He or she shall be a member of the executive committee, if any;

(d)

He or she shall be empowered to sign certificates representing shares of the corporation, the issuance of which shall have been authorized by the Board of Directors; and

(e)

He or she shall have all power and shall perform all duties normally incident to the office of a president of a corporation, and shall exercise such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

Section 5.05  The Chief Executive Officer.  Unless the Board of Directors designates the chairman of the Board or the vice-chairman as chief executive officer, the president shall be the chief executive officer.  The chief executive officer of the Corporation shall have, subject to the supervision and direction of the Board of Directors, general supervision of the business, property and affairs of the Corporation, including the power to appoint and discharge agents and employees, and the powers vested in him by the Board of Directors, by law or by these By-Laws or which usually attach or pertain to such office.

Section 5.06  The Vice Presidents.  The Board of Directors may, from time to time, designate and elect one or more vice presidents, one of whom may be designated to serve as executive vice president.  Each vice president shall have such powers and perform such duties as from time to time may be assigned to him or her by the Board of Directors or the president.  At the request or in the absence or disability of the president, the executive vice president or, in the absence or disability of the executive vice president, the vice president designated by the Board of Directors or (in the absence of such designation by the Board of Directors) by the president, the senior vice president, may perform all the duties of the president, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the president.

Section 5.07  The Secretary.  The secretary shall have the following powers and duties:

(a)

He or she shall keep or cause to be kept a record of all of the proceedings of the meetings of the shareholders and of the board or directors in books provided for that purpose;

(b)

He or she shall cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by statute;

(c)

He or she shall be the custodian of the records and of the seal of the corporation, and shall cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the corporation prior to the issuance thereof and to all instruments, the execution of which on behalf of the corporation under its seal shall have been duly authorized in accordance with these Bylaws, and when so affixed, he or she may attest the same;

(d)

He or she shall assume that the books, reports, statements, certificates, and other documents and records required by statute are properly kept and filed;

(e)

He or she shall have charge of the share books of the corporation and cause the share transfer books to be kept in such manner as to show at any time the amount of the shares of the corporation of each class issued and outstanding, the manner in which and the time when such stock was paid for, the names alphabetically arranged and the addresses of the holders of record thereof, the number of shares held by each holder and time when each became such holder or record; and he or she shall exhibit at all reasonable times to any director, upon application, the original or duplicate share register.  He or she shall cause the share book referred to in Section 6.04  hereof to be kept and exhibited at the principal office of the corporation, or at such other place as the Board of Directors shall determine, in the manner and for the purposes provided in such Section;

(f)

He or she shall be empowered to sign certificates representing shares of the corporation, the issuance of which shall have been authorized by the Board of Directors; and

(g)  He or she shall perform in general all duties incident to the office of secretary and such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors or the president.

Section 5.08  The Chief Financial Officer.  The Chief Financial Officer shall have the following powers and duties:

(a)

He or she shall have charge and supervision over and be responsible for the monies, securities, receipts, and disbursements of the corporation;

(b)

He or she shall cause the monies and other valuable effects of the corporation to be deposited in the name and to the credit of the corporation in such banks or trust companies or with such banks or other depositories as shall be selected in accordance with Section 5.03 hereof;

(c)

He or she shall cause the monies of the corporation to be disbursed by checks or drafts (signed as provided in Section 5.04 hereof) drawn on the authorized depositories of the corporation, and cause to be taken and preserved property vouchers for all monies disbursed;

(d)

He or she shall render to the Board of Directors or the president, whenever requested, a statement of the financial condition of the corporation and of all of this transactions as treasurer, and render a full financial report at the annual meeting of the shareholders, if called upon to do so;

(e) He or she shall cause to be kept correct books of account of all the business and transactions of the corporation and exhibit such books to any director on request during business hours;

(f)

He or she shall be empowered from time to time to require from all officers or agents of the corporation reports or statements given such information as he or she may desire with respect to any and all financial transactions of the corporation; and

(g)

He or she shall perform in general all duties incident to the office of treasurer and such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors or the president.

Section 5.09  Subordinate Officers, Etc.  The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority, and perform such duties as the Board of Directors from time to time may determine.  The Board of Directors from time to time may delegate to any officer or agent the power to appoint any such subordinate officer or agents and to prescribe their respective titles, terms of office, authorities, and duties.  Subordinate officers need not be shareholders or directors.

Section 5.10  Resignations.  Any officer may resign at any time by delivering a written resignation to the Board of Directors, the president, or the secretary.  Unless otherwise specified therein, such resignation shall take effect on delivery.

Section 5.11  Removal.  Any officer may be removed from office at any special meeting of the Board of Directors called for that purpose or at a regular meeting, by vote of a majority of the directors, with or without cause.  Any officer or agent appointed in accordance with the provisions of Section 4.03 hereof may also be removed, either with or without cause, by any officer on whom such power of removal shall have been conferred by the Board of Directors.

Section 5.12  Vacancies and Newly Created Offices.  If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification, or any other cause, or if a new office shall be created, then such vacancies or new created offices may be filled by the Board of Directors at any regular or special meeting.

 Section 5.13.  Salaries.  The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE VI

EXECUTION OF INSTRUMENTS, BORROWING OF MONEY,

AND DEPOSIT OF CORPORATE FUNDS

Section 6.01  Execution of Instruments.  Subject to any limitation contained in the Articles of Incorporation or these Bylaws, the president or any vice president or the general manager, if any, may, in the name and on behalf of the corporation, execute and deliver any contract or other instrument authorized in writing by the Board of Directors.  The Board of Directors may, subject to any limitation contained in the Articles of Incorporation or in these Bylaws, authorize in writing any officer or agent to execute and delivery any contract or other instrument in the name and on behalf of the corporation; any such authorization may be general or confined to specific instances.

Section 6.02  Loans.  No loans or advances shall be contracted on behalf  of the corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the corporation shall be mortgaged, pledged, hypothecated, transferred, or conveyed as security for the payment of any loan, advance, indebtedness, or liability of the corporation, unless and except as authorized by the Board of Directors.  Any such authorization may be general or confined to specific instances.

Section 6.03  Deposits.  All monies of the corporation not otherwise employed shall be deposited from time to time to its credit in such banks and or trust companies or with such bankers or other depositories as the Board of Directors may select, or as from time to time may be selected by any officer or agent authorized to do so by the Board of Directors.

Section 6.04  Checks, Drafts, Etc.  All notes, drafts, acceptances, checks, endorsements, and, subject to the provisions of these Bylaws, evidences of indebtedness of the corporation, shall be signed by such officer or officers or such agent or agents of the corporation and in such manner as the Board of Directors from time to time may determine.  Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories shall be in such manner as the Board of Directors from time to time may determine.

Section 6.05  Bonds and Debentures.  Every bond or debenture issued by the corporation shall be evidenced by an appropriate instrument which shall be signed by the president or a vice president and by the secretary and sealed with the seal of the corporation.  The seal may be a facsimile, engraved or printed.  Where such bond or debenture is authenticated with the manual signature of an authorized officer of the corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the corporation's officers named thereon may be a facsimile.  In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, should cease to be an officer of the corporation for any reason before the same has been delivered by the corporation, such bond or debenture may nevertheless be adopted by the corporation and issued and delivered as through the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

Section 6.06  Sale, Transfer, Etc. of Securities.  Sales, transfers, endorsements, and assignments of stocks, bonds, and other securities owned by or standing in the name of the corporation, and the execution and delivery on behalf of the corporation of any and all instruments in writing incident to any such sale, transfer, endorsement, or assignment, shall be effected by the president, or by any vice president, together with the secretary, or by any officer or agent thereunto authorized by the Board of Directors.

Section 6.07  Proxies.  Proxies to vote with respect to shares of other corporations owned by or standing in the name of the corporation shall be executed and delivered on behalf of the corporation by the president or any vice president and the secretary or assistant secretary of the corporation, or by any officer or agent thereunder authorized by the Board of  Directors.

ARTICLE VII

CAPITAL SHARES

Section 7.01  Share Certificates.  Every holder of shares in the corporation shall be entitled to have a certificate, signed by the president or any vice president and the secretary or assistant secretary, and sealed with the seal (which may be a facsimile, engraved or printed) of the corporation, certifying the number and kind, class or series of shares owned by him or her in the corporation; provided, however, that where such a certificate is countersigned by (a) a transfer agent or an assistant transfer agent, or (b) registered by a registrar, the signature of any such president, vice president, secretary, or assistant secretary may be a facsimile.  In case any officer who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate, shall cease to be such officer of the corporation, for any reason, before the delivery of such certificate by the corporation, such certificate may nevertheless be adopted by the corporation and be issued and delivered as though the person who signed it, or whose facsimile signature or signatures shall have been used thereon, has not ceased to be such officer.  Certificates representing shares of the corporation shall be in such form as provided by the statutes of the state of incorporation.  There shall be entered on the share books of the corporation at the time of issuance of each share, the number of the certificate issued, the name and address of the person owning the shares represented thereby, the number and kind, class or series of such shares, and the date of issuance thereof.  Every certificate exchanged or returned to the corporation shall be marked "Canceled" with the date of cancellation.

Section  7.02  Transfer of Shares.  Transfers of shares of the corporation shall be made on the books of the corporation by the holder of record thereof, or by his or her attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the secretary of the corporation or any of its transfer agents, and on surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such shares.  Except as provided by law, the corporation and transfer agents and registrars, if any, shall be entitled to treat the holder of record of any stock as the absolute owner thereof for all purposes, and accordingly, shall not be bound to recognize any legal, equitable, or other claim to or interest in such shares on the part of any other person whether or not it or they shall have express or other notice thereof.

Section 7.03  Regulations.  Subject to the provisions of this Article VI and of the Articles of Incorporation, the Board of Directors may make such rules and regulations as they may deem expedient concerning the issuance, transfer, redemption, and registration of certificates for shares of the corporation.

Section 7.04  Maintenance of Stock Ledger at Principal Place of Business.  A share book (or books where more than one kind, class, or series of stock is outstanding) shall be kept at the principal place of business of the corporation, or at such other place as the Board of Directors shall determine, containing the names, alphabetically arranged, of original shareholders of the corporation, their addresses, their interest, the amount paid on their shares, and all transfers thereof and the number and class of shares held by each.  Such share books shall at all reasonable hours be subject to inspection by persons entitled by law to inspect the same.

Section 7.05  Transfer Agents and Registrars.  The Board of Directors may appoint one or more transfer agents and one or more registrars with respect to the certificates representing shares of the corporation, and may require all such certificates to bear the signature of either or both.  The Board of Directors may from time to time define the respective duties of such transfer agents and registrars.  No certificate for shares shall be valid until countersigned by a transfer agent, if at the date appearing thereon the corporation had a transfer agent for such shares, and until registered by a registrar, if at such date the corporation had a registrar for such shares.

Section 7.06  Closing of Transfer Books and Fixing of Record Date.

(a)

The Board of Directors shall have power to close the share books of the corporation for a period of not to exceed 50 days preceding the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or capital shares shall go into effect, or a date in connection with obtaining the consent of shareholders for any purpose.

(b)

In lieu of closing the share transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding 50 days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital shares shall go into effect, or a date in connection with obtaining any such consent, as a record date for the determination of the shareholders entitled to a notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to  exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent.

(c)

If the share transfer books shall be closed or a record date set for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for, or such record date shall be, at least ten (10) days immediately preceding such meeting.

Section 7.07  Lost or Destroyed Certificates.  The corporation may issue a new certificate for shares of the corporation in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate or his or her legal representatives, to give the corporation a bond in such form and amount as the Board of Directors may direct, and with such surety or sureties as may be satisfactory to the board, to indemnify the corporation and its transfer agents and registrars, if any, against any claims that may be made against it or any such transfer agent or registrar on account of the issuance of such new certificate.  A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.

Section 7.08  No Limitation on Voting Rights; Limitation on Dissenter's Rights.  To the extent permissible under the applicable law of any jurisdiction to which the corporation may become subject by reason of the conduct of business, the ownership of assets, the residence of shareholders, the location of offices or facilities, or any other item, the corporation elects not to be governed by the provisions of any statute that (i) limits, restricts, modified, suspends, terminates, or otherwise affects the rights of any shareholder to cast one vote for each share of common stock registered in the name of such shareholder on the books of the corporation, without regard to whether such shares were acquired directly from the corporation or from any other person and without regard to whether such shareholder has the power to exercise or direct the exercise of voting power over any specific fraction of the shares of common stock of the corporation issued and outstanding or (ii) grants to any shareholder the right to have his or her stock redeemed or purchased by the corporation or any other shareholder on the acquisition by any person or group of persons of shares of the corporation.  In particular, to the extent permitted under the laws of the state of incorporation, the corporation elects not to be governed by any such provision, including the provisions of the Nevada Control Share Acquisitions Act, Sections 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes, or any statute of similar effect or tenor.

ARTICLE VIII

INEMNIFICATION, INSURANCE, AND

OFFICER AND DIRECTOR CONTRACTS

Section 8.01  Indemnification:  Third Party Actions.  The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including  attorneys' fees) judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

Section 8.02  Indemnification:  Corporate Action.  The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such a person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation, unless and only to the extent that the court in which the action or suit was brought shall determine on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 8.03  Determination.  To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 8.01 and 8.02 hereof, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. Any other indemnification under Sections 8.01 and 8.02 hereof, shall be made by the corporation upon a determination that indemnification of the officer, director, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 8.01 and 8.02 hereof.  Such determination shall be made either (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding; or (ii) by independent legal counsel on a written opinion; or (iii) by the shareholders by a majority vote of a quorum of shareholders at any meeting duly called for such purpose.

Section 8.04  General Indemnification.  The indemnification provided by this Section shall not be deemed exclusive of any other indemnification granted under any provision of any statute, in the corporation's Articles of Incorporation, these Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs and legal representatives of such a person.

 Section 8.05  Advances.  Expenses incurred in defending a civil or criminal action, suit, or proceeding as contemplated in this Section may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon a majority vote of a quorum of the Board of Directors and upon receipt of an undertaking by or on behalf of the director, officers, employee, or agent to repay such amount or amounts unless if it is ultimately determined that he or she is to indemnified by the corporation as authorized by this Section.

  Section 8.06  Scope of Indemnification.  The indemnification authorized by this Section shall apply to all present and future directors, officers, employees, and agents of the corporation and shall continue as to such persons who ceases to be directors, officers, employees, or agents of the Corporation, and shall inure to the benefit of the heirs, executors, and administrators of all such persons and shall be in addition to all other indemnification permitted by law.

 Section 8.07.  Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against any such liability and under the laws of the state of incorporation, as the same may hereafter be amended or modified.

ARTICLE IX

FISCAL YEAR

The fiscal year of the corporation shall be December 31, unless otherwise fixed by resolution of the Board of Directors.

ARTICLE X

DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and on the terms and conditions provided by the Articles of Incorporation and these Bylaws.

ARTICLE XI

AMENDMENTS

All Bylaws of the corporation, whether adopted by the Board of Directors or the shareholders, shall be subject to amendment, alteration, or repeal, and new Bylaws may be made, except that:

(a)

No Bylaws adopted or amended by the shareholders shall be altered or repealed by the Board of Directors.

(b)

No Bylaws shall be adopted by the Board of Directors which shall require more than a majority of the voting shares for a quorum at a meeting of shareholders, or more than a  majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law; provided, however that (i) if any Bylaw regulating an impending election of directors is adopted or amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors, the Bylaws so adopted or amended or repealed,  together with a concise statement of the changes made; and (ii) no amendment, alteration or repeal of this Article XI shall be made except by the shareholders.

1

CERTIFICATE OF PRESIDENT

The undersigned does hereby certify that he is the President and Chief Executive Officer of Duke Mountain Resources, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Nevada; that the above and foregoing Bylaws of said corporation were duly and regularly adopted as such by the Board of Directors of the corporation, acting by unanimous consent, and that the above and foregoing Bylaws are now in full force and effect.

DATED this 4th day of January, 2007

/s/ “Herdev S. Rayat, President

Herdev S. Rayat

2

Exhibit 4.1	Form of Class A Warrant

FORM OF CLASS A NON-REDEEMABLE WARRANT

NEITHER THIS WARRANT NOR THE SECURITIES FOR WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE LAWS IN EACH INSTANCE AS EVIDENCE BY AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY.

DUKE MOUNTAIN RESOURCES, INC.

Class A Non-redeemable Warrant No. ___________	Dated: ___________________________

Duke Mountain Resources, Inc., a company organized and existing under the laws of the State of Nevada (the “Company”), hereby certifies that, for value received, [________________], or its registered assigns (the “Warrant Holder”), is entitled, for every one Class A Non-redeemable Warrant owned, subject to the terms set forth below, to purchase from the Company one (1) share of the Company’s common stock, $0.001 par value (the “Common Stock”) (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $0.50 per share (as adjusted from time to time as provided in Section 6 (the “Exercise Price”).  This Warrant certificate represents [__________________]. The Warrants may be exercised at any time and from time to time from and after the date thereof and through and including 5:00 p.m. Eastern Standard Time on __________________, 200___ 1(the “Expiration Date”), and subject to the following terms and conditions:

1.

Registration of Warrant.  The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Warrant Holder hereof from time to time.  The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

2.

Investment Representation.  The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws.  The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act") and may not be sold by the Warrant Holder except pursuant to an effective registration statement under, or pursuant to an exemption from registration requirements of, the Securities Act, and in accordance with applicable state securities laws.  If this Warrant was acquired by the Warrant Holder pursuant to the exemption from the registration requirements of the Securities Act afforded by Regulation S thereunder, the Warrant Holder acknowledges and covenants that this Warrant may not be exercised by or on behalf of a US Person during the one year distribution compliance period (as defined in Regulation S) following the date hereof.

3.

Validity of Warrant and Issue of Shares.  The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.  The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Stock to provide for the exercise of the rights represented by this Warrant.

4.

Registration of Transfers and Exchange of Warrants

(a)

Subject to compliance with the legend set forth on the face of this Warrant, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 9.  Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder.  The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

(b)

This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 9 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder.  Any such New Warrant will be dated the date of such exchange.

5.

Exercise of Warrants.

(a)

Upon surrender of this Warrant with the Form of Election to Purchase attached hereto duly completed and signed to the Company, at its address set forth in Section 9, and upon payment and delivery of the Exercise Price per Warrant Share multiplied by the number of Warrant Shares that the Warrant Holder intends to purchase hereunder, in lawful money of the United State of America, in cash or by certified or official bank check or checks, to the Company, all as specified by the Warrant Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 5 business days after the Date of Exercise (as defined herein)) issue or cause to be issued and cause to be delivered to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate (subject to the restrictions on transfer described in the legend set forth on the face of this Warrant), a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the Securities Act.  Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

A “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.  Two warrants are required to purchase a Warrant Share.

(b)

This Warrant shall be exercisable at any time and from time to time for such number of Warrant Shares as is indicated in the attached Form of Election To Purchase, provided that such exercise is for not less than the lesser of 5,000 Warrant Shares or such lesser number of Warrant Shares to which this Warrant entitles the Warrant Holder to acquire upon the exercise hereof.  If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

6.

Certain Adjustments.

(a)

In case the Company shall (i) pay a stock dividend (in excess of 5% of the issued and outstanding Common Stock) or make a distribution to holders of Common Stock in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) split its outstanding shares of Common Stock into a larger number of shares (iv) combine its outstanding shares of Common Stock into a smaller number of shares, or (v) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, (A) the Warrant Exercise Price shall be increased or decreased, as the case may be, to any amount which shall bear the same relation to the Exercise Price in effect immediately prior to such action as the total number of shares outstanding immediately prior to such action shall bear to the total number of shares outstanding immediately after such action and (B) the Warrants automatically shall be adjusted so that they shall thereafter evidence the right to purchase the kind and number of Warrant Shares or other securities which the holder of the Warrants would have owned and would have been entitled to receive after such action if the Warrants had been exercised immediately prior to such action or any record date with respect thereto. By way of example, and not in limitation, if the Company declares a forward stock split on a two for one basis, the number of Warrant Shares that may then be purchased under this Class A Non-redeemable Warrant would be two Warrant Shares at a price per share of $0.25.

(b) If during term of this Warrant the Company shall offer, sell, grant any option to purchase or offer, sell or grant any right to re-price its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition), Additional Shares of Common Stock (as hereinafter defined) without consideration or for a consideration per share less than the Exercise Price (subject to proportional adjustment in the event of combinations, subdivisions, recapitalizations and the like), then forthwith upon the occurrence of any such event, then the Exercise Price shall be reduced to match such lower conversion price, warrant strike price or stock price. In the event that the Company issues a security with a conversion price or strike price that varies with market conditions, then the price governing this "full-ratchet anti-dilute" provision will include in its choice-set from which to choose the lowest price for ratcheting the lowest price available to any investor in a security with such a variable conversion or strike price as indicated by market conditions or, at Holder’s option, the right to alter his conversion feature, strike price or stock price to be governed by that same variable price formula.

(c) Unless the Holder delivers to the Company irrevocable written notice prior to the date hereof or sixty-one days prior to the effective date of such notice that this Section 6(c) shall not apply to such Holder, the Holder may not acquire a number of shares of Common Stock pursuant to this Section 6 to the extent that, upon such exercise, the number of shares of Common Stock then beneficially owned by such holder and its affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (including shares held by any “group” of which the holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) exceeds 9.99% of the total number of shares of Common Stock of the Company then issued and outstanding.  For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Securities Exchange Act of 1934, as amended, and applicable regulations of the Securities and Exchange Commission, and the percentage held by the holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Securities Exchange Act of 1934, as amended.

7.

Fractional Shares.  The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant.  The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented.  If any fraction of a Warrant Share would, except for the provisions of this Section 7, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

8.

Notice.  Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section, (ii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iii) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such communications shall be: (1) if to the Company, to Duke Mountain Resources, Inc., 1990 Tolmie Street, Vancouver, BC, V6R 4C2, Canada; Attention: Herdev S. Rayat, President; or (2) if to the Warrant Holder, to the Warrant Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Warrant Holder may provide to the Company in accordance with this Section.

9.

Miscellaneous.

(a)

This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Warrant may be amended only in writing and signed by the Company and the Warrant Holder.

(b)

Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

(c)

This Warrant shall be null and void and of no further force or effect immediately following the Expiration Date.

(d)

The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e)

In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(f)

The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

(g)

The corporate laws of the State of Nevada  shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first above stated.

DUKE MOUNTAIN RESOURCES, INC.

By: ____________________________

Herdev S. Rayat, President

1

Exhibit 4.1	Form of Class B Warrant

FORM OF CLASS A NON-REDEEMABLE WARRANT

NEITHER THIS WARRANT NOR THE SECURITIES FOR WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE LAWS IN EACH INSTANCE AS EVIDENCE BY AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY.

DUKE MOUNTAIN RESOURCES, INC.

Class B Non-redeemable Warrant No. ___________	Dated: ___________________________

Duke Mountain Resources, Inc., a company organized and existing under the laws of the State of Nevada (the “Company”), hereby certifies that, for value received, [________________], or its registered assigns (the “Warrant Holder”), is entitled, for every one Class A Non-redeemable Warrant owned, subject to the terms set forth below, to purchase from the Company one (1) share of the Company’s common stock, $0.001 par value (the “Common Stock”) (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $0.55 per share (as adjusted from time to time as provided in Section 6 (the “Exercise Price”).  This Warrant certificate represents [__________________]. The Warrants may be exercised at any time and from time to time from and after the date thereof and through and including 5:00 p.m. Eastern Standard Time on __________________, 200___ 2(the “Expiration Date”), and subject to the following terms and conditions:

1. Registration of Warrant.  The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Warrant Holder hereof from time to time.  The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

2. Investment Representation.  The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws.  The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act") and may not be sold by the Warrant Holder except pursuant to an effective registration statement under, or pursuant to an exemption from registration requirements of, the Securities Act, and in accordance with applicable state securities laws.  If this Warrant was acquired by the Warrant Holder pursuant to the exemption from the registration requirements of the Securities Act afforded by Regulation S thereunder, the Warrant Holder acknowledges and covenants that this Warrant may not be exercised by or on behalf of a US Person during the one year distribution compliance period (as defined in Regulation S) following the date hereof.

3.

Validity of Warrant and Issue of Shares.  The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.  The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Stock to provide for the exercise of the rights represented by this Warrant.

4.

Registration of Transfers and Exchange of Warrants

(c)

Subject to compliance with the legend set forth on the face of this Warrant, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 9.  Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder.  The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

(d)

This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 9 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder.  Any such New Warrant will be dated the date of such exchange.

5.

Exercise of Warrants.

(c)

Upon surrender of this Warrant with the Form of Election to Purchase attached hereto duly completed and signed to the Company, at its address set forth in Section 9, and upon payment and delivery of the Exercise Price per Warrant Share multiplied by the number of Warrant Shares that the Warrant Holder intends to purchase hereunder, in lawful money of the United State of America, in cash or by certified or official bank check or checks, to the Company, all as specified by the Warrant Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 5 business days after the Date of Exercise (as defined herein)) issue or cause to be issued and cause to be delivered to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate (subject to the restrictions on transfer described in the legend set forth on the face of this Warrant), a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the Securities Act.  Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

A “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.  Two warrants are required to purchase a Warrant Share.

(d)

This Warrant shall be exercisable at any time and from time to time for such number of Warrant Shares as is indicated in the attached Form of Election To Purchase, provided that such exercise is for not less than the lesser of 5,000 Warrant Shares or such lesser number of Warrant Shares to which this Warrant entitles the Warrant Holder to acquire upon the exercise hereof.  If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

6.

Certain Adjustments.

(a)

In case the Company shall (i) pay a stock dividend (in excess of 5% of the issued and outstanding Common Stock) or make a distribution to holders of Common Stock in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) split its outstanding shares of Common Stock into a larger number of shares (iv) combine its outstanding shares of Common Stock into a smaller number of shares, or (v) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, (A) the Warrant Exercise Price shall be increased or decreased, as the case may be, to any amount which shall bear the same relation to the Exercise Price in effect immediately prior to such action as the total number of shares outstanding immediately prior to such action shall bear to the total number of shares outstanding immediately after such action and (B) the Warrants automatically shall be adjusted so that they shall thereafter evidence the right to purchase the kind and number of Warrant Shares or other securities which the holder of the Warrants would have owned and would have been entitled to receive after such action if the Warrants had been exercised immediately prior to such action or any record date with respect thereto. By way of example, and not in limitation, if the Company declares a forward stock split on a two for one basis, the number of Warrant Shares that may then be purchased under this Class A Non-redeemable Warrant would be two Warrant Shares at a price per share of $0.275.

(b) If during term of this Warrant the Company shall offer, sell, grant any option to purchase or offer, sell or grant any right to re-price its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition), Additional Shares of Common Stock (as hereinafter defined) without consideration or for a consideration per share less than the Exercise Price (subject to proportional adjustment in the event of combinations, subdivisions, recapitalizations and the like), then forthwith upon the occurrence of any such event, then the Exercise Price shall be reduced to match such lower conversion price, warrant strike price or stock price. In the event that the Company issues a security with a conversion price or strike price that varies with market conditions, then the price governing this "full-ratchet anti-dilute" provision will include in its choice-set from which to choose the lowest price for ratcheting the lowest price available to any investor in a security with such a variable conversion or strike price as indicated by market conditions or, at Holder’s option, the right to alter his conversion feature, strike price or stock price to be governed by that same variable price formula.

(c) Unless the Holder delivers to the Company irrevocable written notice prior to the date hereof or sixty-one days prior to the effective date of such notice that this Section 6(c) shall not apply to such Holder, the Holder may not acquire a number of shares of Common Stock pursuant to this Section 6 to the extent that, upon such exercise, the number of shares of Common Stock then beneficially owned by such holder and its affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (including shares held by any “group” of which the holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) exceeds 9.99% of the total number of shares of Common Stock of the Company then issued and outstanding.  For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Securities Exchange Act of 1934, as amended, and applicable regulations of the Securities and Exchange Commission, and the percentage held by the holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Securities Exchange Act of 1934, as amended.

7.

Fractional Shares.  The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant.  The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented.  If any fraction of a Warrant Share would, except for the provisions of this Section 7, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

8.

Notice.  Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section, (ii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iii) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such communications shall be: (1) if to the Company, to Duke Mountain Resources, Inc., 1990 Tolmie Street, Vancouver, BC, V6R 4C2, Canada; Attention: Herdev S. Rayat, President; or (2) if to the Warrant Holder, to the Warrant Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Warrant Holder may provide to the Company in accordance with this Section.

8.

Miscellaneous.

(a)

This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Warrant may be amended only in writing and signed by the Company and the Warrant Holder.

(b)

Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

(c)

This Warrant shall be null and void and of no further force or effect immediately following the Expiration Date.

(d)

The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e)

In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(f)

The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

(g)

The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first above stated.

DUKE MOUNTAIN RESOURCES, INC.

By: ____________________________

Herdev S. Rayat, President

1

Exhibit 5.1	Opinion of Sierchio Greco & Greco, LLP

Exhibit 5.1

December 30, 2010

Board of Directors

Duke Mountain Resources, Inc.

6805 Sundance Trail,

Riverside, California 92506

Re:      Registration Statement on Form S-1 Filed on December 30, 2010 (the “Registration

Statement”)

Gentlemen:

           We have acted as counsel to Duke Mountain Resources, Inc., a Nevada corporation (the “Company”) in connection with the above referenced Registration Statement on Form S-1 relating to the proposed resale by the selling stockholders named in the prospectus made part of the Registration Statement (collectively, the “Selling Stockholders”) of up to 1,405,00 shares of the Company’s common stock (the “Shares”), that were purchased by certain of the Selling Stockholders in transactions with the Company pursuant to exemptions from the registration requirements of the Securities Act of 1933 as amended (the “ Securities Act”).

All capitalized terms herein that are not otherwise defined shall have the meaning ascribed thereto in the Registration Statement. In connection with this opinion, we have examined and relied upon the Company’s Articles of Incorporation, as amended, the Company’s Bylaws, and Registration Statement and related prospectus originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In addition, we have assumed and have not independently verified the accuracy as to factual matters of each document we have reviewed.

            For purposes of rendering this opinion, we have examined originals or copies of such documents and records as we have deemed appropriate. In conducting such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and conformity to original documents of all documents submitted to us as copies. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials. It is understood that this opinion is to be used only in connection with the filing of the Registration Statement. We are opining only on the matters expressly set forth herein, and no opinion should be inferred as to any other matter.

Based on the foregoing, and the matters discussed below, after having given due regard to such issues of law as we deemed relevant, we are of the opinion that   Shares are validly issued, fully paid, and non-assessable.

We are furnishing this opinion to the Company solely in connection with the Registration Statement. This opinion may not be relied on by, nor copies delivered to, any other person or entity without our prior written consent. Notwithstanding the preceding sentence we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” and elsewhere in the Registration Statement and related prospectus of the Company, including documents incorporated by reference.

Very truly yours,

Sierchio & Company, LLP

By:

1

Exhibit 10.1	Property Acquistion Agreement dated June 16, 2006 by and among Duke Mountain Resources, Inc. Herdev S. Rayat and James W. Laird (Goldstar)

MINERAL PROPERTY PURCHASE AGREEMENT

THIS AGREEMENT dated for reference June 16, 2006

BETWEEN:

James W. Laird, an individual having an office at P.O. Box 672, Lions Bay, BC, V0N 2E0 (the “Seller”),

Duke Mountain Resources, Inc., a company incorporated under the laws of the State of Nevada and having an office at 1990 Tolmie Street, Vancouver, BC, V6R 4C2 (the “Purchaser”)

And,

Herdev S. Rayat, an individual having an office at 1990 Tolmie Street, Vancouver, BC, V6R 4C2 (the “Trustee”).

WHEREAS:

A. The Seller is the beneficial owner of the Goldstar Mineral Property located in the Vernon Mining District, Lumby, British Columbia. A detailed summary is described in Schedule “A” attached hereto which forms a material part hereof (the “Claims”);

B. The Seller has agreed to sell and the purchaser has agreed to purchase 100% right, interest and title in and to the Claims upon the terms and conditions hereinafter set forth;

C. Under the Mineral Tenure Act, title to British Columbia mineral claims can only be held by individuals, British Columbia corporations or foreign corporations extra-provincially registered in British Columbia;

D. The Trustee is the President, director and controlling stockholder of the Purchaser;

E. The Trustee has agreed to hold title to the Claims solely and exclusively for the benefit of the Purchaser.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained,

1. SELLER’S REPRESENTATIONS

1.1 The seller represents and warrants to the Purchaser that:

(a) The Seller is the registered and beneficial owner of the Claims and holds the right to transfer title to the Claims and to explore and develop the Claims;

(b) The Seller holds the Claims free and clear of all liens, charges and claims of others, and the Seller has a free and unimpeded right of access to the Claims and has use of the Claims surface for herein purposes;

(c) The Claims have been duly and validly located and recorded in a good and miner-like manner pursuant to the laws of the Province of British Columbia and are in good standing in British Columbia as of the date of this Agreement;

(d) There are no adverse claims or challenges against or to the Seller’s ownership of or title to any of the Claims nor to the knowledge of the Seller is there any basis therefore and there are no outstanding agreements or options to acquire or purchase the Claims or any portion thereof;

(e) The Seller has the full right, authority and capacity to enter into this Agreement without first obtaining the consent of any other person or corporate body in the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of any indenture, agreement or other instrument whatsoever to which the Seller is a party or by which he is bound or to which he is subject; and

(f) No proceedings are pending for, and the Seller is unaware of any basis for, the institution of any proceedings which could lead to the placing of either Seller in bankruptcy, or in any position similar to bankruptcy.

(g) The Seller agrees  to hold all claims covered by this agreement “in trust” indefinitely in order to comply with the laws of the Province of British Columbia or until such time as Purchaser has made other arrangements.

1.2 The representations and warranties of the Seller set out in paragraph 1.1 above form a part of this Agreement and are conditions upon which the Purchaser has relied in entering this Agreement and shall survive the acquisition of any interest in the Claims by the Purchaser.

2. THE PURCHASER’S REPRESENTATIONS

The Purchaser warrants and represents to the Seller that it is a corporation, duly incorporated under the laws of the State of Nevada with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

3. SALE AND REGISTRATION OF CLAIMS

The Seller hereby sells, grants and devises to the Purchaser a 100% undivided right, title and interest in and to the Claims in consideration of  $10,000.00 US Dollars, and a 3% Net Smelter Return interest as described in Appendix “A”. Subject to the terms hereof, the Claims shall be registered in the name of the Trustee.

4. CLOSING

The sale and purchase of the interest in the Claims shall be closed concurrently with the execution of this Agreement at 5:00 P.M. on June 16, 2006 at the offices of the Purchaser, or such other place and time acceptable to both parties.

5. FORCE MAJEURE

If the Purchaser is prevented from or delayed in complying with any provisions of this Agreement by reason of strikes, labor disputes, lockouts, labor shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of the Purchaser, the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay, and the Purchaser, insofar  as is possible, shall promptly give written notice to the Seller of the particulars of the reasons for any prevention or delay under this section, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to the Seller as soon as such cause ceases to exist.

6. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject matter of this Agreement.

7. NOTICE

7.1 Any notice to be given under this Agreement shall be deemed to be well and sufficiently given if delivered to the other party at its respective address first noted above, and any notice given as aforesaid shall be deemed to have been given, if delivered, when delivered, or if mailed, on the fourth business day after the date of mailing thereof.

7.2 Either party may from time to time by notice in writing change its address for the purpose of this paragraph.

8. DECLARATION OF TRUST AND COVENANTS OF THE TRUSTEE

The Trustee hereby declares, represents, warrants and covenants that the Claims described below and registered in his name with the Ministry of Energy, Mines and Petroleum Resources for the Province of British Columbia  held by me in trust and for the sole and exclusive benefit of the Purchaser. The Trustee further covenants and agrees that he will convey title to the Claims to such persons or other lawful entities as, from time to time, the Purchaser in writing may direct.

9. RELATIONSHIP OF PARTIES

Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute either party a partner, agent or legal representative of the other party.

10. FURTHER ASSURANCES

The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

11. TIME OF ESSENCE

Time shall be of the essence of this Agreement

12. TITLES

The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

13. NONSERVERABILITY

This Agreement shall be considered and construed as a single instrument and failure to perform any of the terms and conditions in this Agreement shall constitute a violation or breach of the entire instrument or Agreement and shall constitute the basis for cancellation or termination.

14. APPLICABLE LAW

The situs of the Agreement is Vancouver, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the Province of British Columbia.

15. ENUREMENT

This Agreement shall ensure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of June 16th, 2006.

The Seller:

/s/ James W. Laird

James W. Laird

The Purchaser:

Duke Mountain Resources, Inc.

By:

/s/ Herdev S. Rayat

President & CEO

The Trustee:

/s/ Herdev S. Rayat

Herdev S. Rayat

1

SCHEDULE “A”

To the Purchase Agreement Dated as of June 16, 2006 (the “Agreement”) by and among: James W. Laird, an individual having an office at P.O. Box 672, Lions Bay, BC, V0N 2E0 (the “Seller”), Duke Mountain Resources, Inc., a company incorporated under the laws of the State of Nevada and having an office at 1990 Tolmie Street, Vancouver, BC, V6R 4C2 (the “Purchaser”), and, Herdev S. Rayat, an individual having an office at 1990 Tolmie Street, Vancouver, BC, V6R 4C2 (the “Trustee”).

Goldstar Property, Vernon Mining District, Lumby, British Columbia.

Claim Number

Hectares

Expiry Date

Work Requirement

522570

  82.406

Nov 23, 2006

$362.58 Cdn Dollars

522607

103.017

Nov 24, 2006

$453.28 Cdn Dollar

Definition of Net Smelter Return

1.

As used and contemplated by the Agreement, "3% Net Smelter Return" means 3% of the net amount of money received by the Purchaser for its own account from the sale of ore, or ore concentrates or other mineral products from the Claims to a smelter or other mineral products buyer after deduction of smelter and/or refining charges, ore treatment charges, penalties and any and all charges made by the purchaser of ore, concentrates, or other mineral products, less any and all transportation costs which may be incurred in connection with the transportation of ore or concentrates, less all umpire charges which the purchaser may be required to pay.

2.

Payment of Net Smelter Returns by the Purchaser to the Vendor shall be made semi-annually within 60 days after the end of each fiscal half year of the Purchaser and shall be accompanied by unaudited financial statements pertaining to the operations carried out by the Purchaser on the Claims.  Within 90 days after the end of each fiscal year of the Purchaser in which Net Smelter Returns are payable to the Vendor, the records relating to the calculation of Net Smelter Returns for such year shall be audited and any resulting adjustments in the payment of Net Smelter Returns payable to the Vendor shall be made forthwith.  A copy of the said audit shall be delivered to the Vendor within 30 days of the end of such 90-day period.

3.

Each annual audit shall be final and not subject to adjustment unless the Vendor delivers to the Purchaser written exceptions in reasonable detail within six months after the Vendor receives the report.  The Vendor, or its representative duly authorized in writing, at its expense, shall have the right to audit the books and records of the Purchaser related to Net Smelter Returns to determine the accuracy of the report, but shall not have access to any other books and records of the Purchaser.  The audit shall be conducted by a chartered or certified public accountant of recognized standing.  The Purchaser shall have the right to condition access to its books and records on execution of a written agreement by the auditor that all information will be held in confidence and used solely for purposes of audit and resolution of any disputes related to the report.  A copy of the Vendor's report shall be delivered to the Purchaser upon completion, and any discrepancy between the amount actually paid by the Purchaser and the amount which should have been paid according to the Vendor's report shall be paid forthwith, one party to the other.  In the event that the said discrepancy is to the detriment of the Vendor and exceeds 5% of the amount actually paid by the Purchaser, then the Purchaser shall pay the entire cost of the audit.

4.

Any dispute arising out of or related to any report, payment, calculation or audit shall be resolved solely by arbitration as provided in the Agreement.  No error in accounting or in interpretation of the Agreement shall be the basis for a claim of breach of fiduciary duty, or the like, or give rise to a claim for exemplary or punitive damages or for termination or rescission of the Agreement or the estate and rights acquired and held by the Purchaser under the terms of the Agreement.

2

Exhibit 10.02	Property Acquistion Agreement dated June 16, 2006 by and among Duke Mountain Resources, Inc. Herdev S. Rayat and James W. Laird (Rosewall)

MINERAL PROPERTY PURCHASE AGREEMENT

THIS AGREEMENT dated for reference June 16, 2006

BETWEEN:

James W. Laird, an individual having an office at P.O. Box 672, Lions Bay, BC, V0N 2E0 (the “Seller”),

Duke Mountain Resources, Inc., a company incorporated under the laws of the State of Nevada and having an office at 1990 Tolmie Street, Vancouver, BC, V6R 4C2 (the “Purchaser”)

And,

Herdev S. Rayat, an individual having an office at 1990 Tolmie Street, Vancouver, BC, V6R 4C2 (the “Trustee”).

WHEREAS:

A. The Seller is the beneficial owner of the Rosewall Gold Mineral Property located in the Nanaimo Mining District, Vancouver Island, British Columbia. A detailed summary is described in Schedule “A” attached hereto which forms a material part hereof (the “Claims”);

B. The Seller has agreed to sell and the purchaser has agreed to purchase 100% right, interest and title in and to the Claims upon the terms and conditions hereinafter set forth;

C. Under the Mineral Tenure Act, title to British Columbia mineral claims can only be held by individuals, British Columbia corporations or foreign corporations extra-provincially registered in British Columbia;

D. The Trustee is the President, director and controlling stockholder of the Purchaser;

E. The Trustee has agreed to hold title to the Claims solely and exclusively for the benefit of the Purchaser.

NOW, THEREFORE, that in consideration of the mutual covenants and provisos herein contained, the parties hereto hereby agree as follows:

1. SELLER’S REPRESENTATIONS

1.1 The seller represents and warrants to the Purchaser that:

(a) The Seller is the registered and beneficial owner of the Claims and holds the right to transfer title to the Claims and to explore and develop the Claims;

(b) The Seller holds the Claims free and clear of all liens, charges and claims of others, and the Seller has a free and unimpeded right of access to the Claims and has use of the Claims surface for herein purposes;

(c) The Claims have been duly and validly located and recorded in a good and miner-like manner pursuant to the laws of the Province of British Columbia and are in good standing in British Columbia as of the date of this Agreement;

(d) There are no adverse claims or challenges against or to the Seller’s ownership of or title to any of the Claims nor to the knowledge of the Seller is there any basis therefore and there are no outstanding agreements or options to acquire or purchase the Claims or any portion thereof;

(e) The Seller has the full right, authority and capacity to enter into this Agreement without first obtaining the consent of any other person or corporate body in the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of any indenture, agreement or other instrument whatsoever to which the Seller is a party or by which he is bound or to which he is subject; and

(f) No proceedings are pending for, and the Seller is unaware of any basis for, the institution of any proceedings which could lead to the placing of either Seller in bankruptcy, or in any position similar to bankruptcy.

(g) The Seller agrees  to hold all claims covered by this agreement “in trust” indefinitely in order to comply with the laws of the Province of British Columbia or until such time as Purchaser has made other arrangements.

1.2 The representations and warranties of the Seller set out in paragraph 1.1 above form a part of this Agreement and are conditions upon which the Purchaser has relied in entering this Agreement and shall survive the acquisition of any interest in the Claims by the Purchaser.

2. THE PURCHASER’S REPRESENTATIONS

The Purchaser warrants and represents to the Seller that it is a corporation, duly incorporated under the laws of the State of Nevada with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

3. SALE AND REGISTRATION OF CLAIMS

The Seller hereby sells, grants and devises to the Purchaser a 100% undivided right, title and interest in and to the Claims in consideration of

$15,000.00 US Dollars, and a 3% Net Smelter Return interest as described in Appendix “A”.

4. CLOSING

The sale and purchase of the interest in the Claims shall be closed concurrently with the execution of this Agreement at 5:00 P.M. on June 16, 2006 at the offices of the Purchaser, or such other place and time acceptable to both parties.

5. FORCE MAJEURE

If the Purchaser is prevented from or delayed in complying with any provisions of this Agreement by reason of strikes, labor disputes, lockouts, labor shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of the Purchaser, the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay, and the Purchaser, insofar  as is possible, shall promptly give written notice to the Seller of the particulars of the reasons for any prevention or delay under this section, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to the Seller as soon as such cause ceases to exist.

6. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject matter of this Agreement.

7. NOTICE

7.1 Any notice to be given under this Agreement shall be deemed to be well and sufficiently given if delivered to the other party at its respective address first noted above, and any notice given as aforesaid shall be deemed to have been given, if delivered, when delivered, or if mailed, on the fourth business day after the date of mailing thereof.

7.2 Either party may from time to time by notice in writing change its address for the purpose of this paragraph.

8. DECLARATION OF TRUST AND COVENANTS OF THE TRUSTEE

The Trustee hereby declares, represents, warrants and covenants that the Claims described below and registered in his name with the Ministry of Energy, Mines and Petroleum Resources for the Province of British Columbia held by me in trust and for the sole and exclusive benefit of the Purchaser. The Trustee further covenants and agrees that he will convey title to the Claims to such persons or other lawful entities as, from time to time, the Purchaser in writing may direct.

9. RELATIONSHIP OF PARTIES

Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute either party a partner, agent or legal representative of the other party.

10. FURTHER ASSURANCES

The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

10. TIME OF ESSENCE

Time shall be of the essence of this Agreement

11. TITLES

The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

12. NONSERVERABILITY

This Agreement shall be considered and construed as a single instrument and failure to perform any of the terms and conditions in this Agreement shall constitute a violation or breach of the entire instrument or Agreement and shall constitute the basis for cancellation or termination.

14. APPLICABLE LAW

The situs of the Agreement is Vancouver, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the Province of British Columbia.

15. ENUREMENT

This Agreement shall ensure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF this Agreement has been executed as of June 16th, 2006.

The Seller:

/s/ James W. Laird

James W. Laird

The Purchaser:

Duke Mountain Resources, Inc.

By:

/s/ Herdev S. Rayat

President & CEO

The Trustee:

/s/ Herdev S. Rayat

Herdev S. Rayat

1

SCHEDULE “A”

Rosewall Gold Mineral Property, Nanaimo Mining District, Vancouver Island, British Columbia.

Claim Number

Hectares

Expiry Date

Work Requirement

525453

147.115

January 14, 2007     $647.31 Cdn Dollars

2

APPENDIX “A”

Net Smelter Return

1.

In this Agreement, "3% Net Smelter Return" means 3% of the net amount of money received by the Purchaser for its own account from the sale of ore, or ore concentrates or other mineral products from the Claims to a smelter or other mineral products buyer after deduction of smelter and/or refining charges, ore treatment charges, penalties and any and all charges made by the purchaser of ore, concentrates, or other mineral products, less any and all transportation costs which may be incurred in connection with the transportation of ore or concentrates, less all umpire charges which the purchaser may be required to pay.

2.

Payment of Net Smelter Returns by the Purchaser to the Vendor shall be made semi-annually within 60 days after the end of each fiscal half year of the Purchaser and shall be accompanied by unaudited financial statements pertaining to the operations carried out by the Purchaser on the Claims.  Within 90 days after the end of each fiscal year of the Purchaser in which Net Smelter Returns are payable to the Vendor, the records relating to the calculation of Net Smelter Returns for such year shall be audited and any resulting adjustments in the payment of Net Smelter Returns payable to the Vendor shall be made forthwith.  A copy of the said audit shall be delivered to the Vendor within 30 days of the end of such 90-day period.

3.

Each annual audit shall be final and not subject to adjustment unless the Vendor delivers to the Purchaser written exceptions in reasonable detail within six months after the Vendor receives the report.  The Vendor, or its representative duly authorized in writing, at its expense, shall have the right to audit the books and records of the Purchaser related to Net Smelter Returns to determine the accuracy of the report, but shall not have access to any other books and records of the Purchaser.  The audit shall be conducted by a chartered or certified public accountant of recognized standing.  The Purchaser shall have the right to condition access to its books and records on execution of a written agreement by the auditor that all information will be held in confidence and used solely for purposes of audit and resolution of any disputes related to the report.  A copy of the Vendor's report shall be delivered to the Purchaser upon completion, and any discrepancy between the amount actually paid by the Purchaser and the amount which should have been paid according to the Vendor's report shall be paid forthwith, one party to the other.  In the event that the said discrepancy is to the detriment of the Vendor and exceeds 5% of the amount actually paid by the Purchaser, then the Purchaser shall pay the entire cost of the audit.

4.

Any dispute arising out of or related to any report, payment, calculation or audit shall be resolved solely by arbitration as provided in the Agreement.  No error in accounting or in interpretation of the Agreement shall be the basis for a claim of breach of fiduciary duty, or the like, or give rise to a claim for exemplary or punitive damages or for termination or rescission of the Agreement or the estate and rights acquired and held by the Purchaser under the terms of the Agreement.

3

Exhibit 10.3	Property Acquistion Agreement dated June 16, 2006 by and among Duke Mountain Resources, Inc. Herdev S. Rayat James W. Laird (Waterloo)

MINERAL PROPERTY PURCHASE AGREEMENT

THIS AGREEMENT dated for reference May 19, 2006

BETWEEN:

James W. Laird, an individual having an office at P.O. Box 672, Lions Bay, BC, V0N 2E0 (the “Seller”),

Duke Mountain Resources, Inc., a company incorporated under the laws of the State of Nevada and having an office at 1990 Tolmie Street, Vancouver, BC, V6R 4C2 (the “Purchaser”)

And,

Herdev S. Rayat, an individual having an office at 1990 Tolmie Street, Vancouver, BC, V6R 4C2 (the “Trustee”).

WHEREAS:

A. The Seller is the beneficial owner of the Waterloo Gold Mineral Property located in the Nanaimo Mining District, Vancouver Island, British Columbia. A detailed summary is described in Schedule “A” attached hereto which forms a material part hereof (the “Claims”);

B. The Seller has agreed to sell and the purchaser has agreed to purchase 100% right, interest and title in and to the Claims upon the terms and conditions hereinafter set forth;

C. Under the Mineral Tenure Act, title to British Columbia mineral claims can only be held by individuals, British Columbia corporations or foreign corporations extra-provincially registered in British Columbia;

D. The Trustee is the President, director and controlling stockholder of the Purchaser;

E. The Trustee has agreed to hold title to the Claims solely and exclusively for the benefit of the Purchaser.

NOW, THEREFORE, that in consideration of the mutual covenants and provisos herein contained, the parties hereto hereby agree as follows:

1. SELLER’S REPRESENTATIONS

1.1 The seller represents and warrants to the Purchaser that:

(a) The Seller is the registered and beneficial owner of the Claims and holds the right to transfer title to the Claims and to explore and develop the Claims;

(b) The Seller holds the Claims free and clear of all liens, charges and claims of others, and the Seller has a free and unimpeded right of access to the Claims and has use of the Claims surface for herein purposes;

(c) The Claims have been duly and validly located and recorded in a good and miner-like manner pursuant to the laws of the Province of British Columbia and are in good standing in British Columbia as of the date of this Agreement;

(d) There are no adverse claims or challenges against or to the Seller’s ownership of or title to any of the Claims nor to the knowledge of the Seller is there any basis therefore and there are no outstanding agreements or options to acquire or purchase the Claims or any portion thereof;

(e) The Seller has the full right, authority and capacity to enter into this Agreement without first obtaining the consent of any other person or corporate body in the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of any indenture, agreement or other instrument whatsoever to which the Seller is a party or by which he is bound or to which he is subject; and

(f) No proceedings are pending for, and the Seller is unaware of any basis for, the institution of any proceedings which could lead to the placing of either Seller in bankruptcy, or in any position similar to bankruptcy.

(g) The Seller agrees  to hold all claims covered by this agreement “in trust” indefinitely in order to comply with the laws of the Province of British Columbia or until such time as Purchaser has made other arrangements.

1.2

The representations and warranties of the Seller set out in paragraph 1.1 above form a part of this Agreement and are conditions upon which the Purchaser has relied in entering this Agreement and shall survive the acquisition of any interest in the Claims by the Purchaser.

2. THE PURCHASER’S REPRESENTATIONS

The Purchaser warrants and represents to the Seller that it is a corporation, duly incorporated under the laws of the State of Nevada with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

3. SALE OF CLAIMS

The Seller hereby sells, grants and devises to the Purchaser a 100% undivided right, title and interest in and to the Claims in consideration of  $15,000.00 US Dollars, and a 3% Net Smelter Return interest as described in Appendix “A”.

4. CLOSING

The sale and purchase of the interest in the Claims shall be closed concurrently with the execution of this Agreement at 5:00 P.M. on May 19, 2006 at the offices of the Purchaser, or such other place and time acceptable to both parties.

5. FORCE MAJEURE

If the Purchaser is prevented from or delayed in complying with any provisions of this Agreement by reason of strikes, labor disputes, lockouts, labor shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of the Purchaser, the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay, and the Purchaser, insofar  as is possible, shall promptly give written notice to the Seller of the particulars of the reasons for any prevention or delay under this section, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to the Seller as soon as such cause ceases to exist.

6. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject matter of this Agreement.

7. NOTICE

7.1 Any notice to be given under this Agreement shall be deemed to be well and sufficiently given if delivered to the other party at its respective address first noted above, and any notice given as aforesaid shall be deemed to have been given, if delivered, when delivered, or if mailed, on the fourth business day after the date of mailing thereof.

7.2 Either party may from time to time by notice in writing change its address for the purpose of this paragraph.

8. DECLARATION OF TRUST AND COVENANTS OF THE TRUSTEE

The Trustee hereby declares, represents, warrants and covenants that the Claims described below and registered in his name with the Ministry of Energy, Mines and Petroleum Resources for the Province of British Columbia held by me in trust and for the sole and exclusive benefit of the Purchaser. The Trustee further covenants and agrees that he will convey title to the Claims to such persons or other lawful entities as, from time to time, the Purchaser in writing may direct.

9. RELATIONSHIP OF PARTIES

Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute either party a partner, agent or legal representative of the other party.

10. FURTHER ASSURANCES

The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

11. TIME OF ESSENCE

Time shall be of the essence of this Agreement

12. TITLES

The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

13. NONSERVERABILITY

This Agreement shall be considered and construed as a single instrument and failure to perform any of the terms and conditions in this Agreement shall constitute a violation or breach of the entire instrument or Agreement and shall constitute the basis for cancellation or termination.

14. APPLICABLE LAW

The situs of the Agreement is Vancouver, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the Province of British Columbia.

15. ENUREMENT

This Agreement shall ensure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF this Agreement has been executed as of May 19, 2006.

The Seller:

/s/ James W. Laird

James W. Laird

The Purchaser:

Duke Mountain Resources, Inc.

By:

/s/ Herdev S. Rayat

President & CEO

The Trustee:

/s/ Herdev S. Rayat

Herdev S. Rayat

1

SCHEDULE “A”

Waterloo Gold Mineral Property, Nanaimo Mining District, Vancouver Island, British Columbia.

Claim Number

Hectares

Expiry Date

Work Requirement

525454

  21.066

January 14/07

$92.42 Cdn Dollars

532950

168.046

April 24/07

$739.58 Cdn Dollars

APPENDIX “A”

Net Smelter Return

1.

In this Agreement, "3% Net Smelter Return" means 3% of the net amount of money received by the Purchaser for its own account from the sale of ore, or ore concentrates or other mineral products from the Claims to a smelter or other mineral products buyer after deduction of smelter and/or refining charges, ore treatment charges, penalties and any and all charges made by the purchaser of ore, concentrates, or other mineral products, less any and all transportation costs which may be incurred in connection with the transportation of ore or concentrates, less all umpire charges which the purchaser may be required to pay.

2.

Payment of Net Smelter Returns by the Purchaser to the Vendor shall be made semi-annually within 60 days after the end of each fiscal half year of the Purchaser and shall be accompanied by unaudited financial statements pertaining to the operations carried out by the Purchaser on the Claims.  Within 90 days after the end of each fiscal year of the Purchaser in which Net Smelter Returns are payable to the Vendor, the records relating to the calculation of Net Smelter Returns for such year shall be audited and any resulting adjustments in the payment of Net Smelter Returns payable to the Vendor shall be made forthwith.  A copy of the said audit shall be delivered to the Vendor within 30 days of the end of such 90-day period.

3.

Each annual audit shall be final and not subject to adjustment unless the Vendor delivers to the Purchaser written exceptions in reasonable detail within six months after the Vendor receives the report.  The Vendor, or its representative duly authorized in writing, at its expense, shall have the right to audit the books and records of the Purchaser related to Net Smelter Returns to determine the accuracy of the report, but shall not have access to any other books and records of the Purchaser.  The audit shall be conducted by a chartered or certified public accountant of recognized standing.  The Purchaser shall have the right to condition access to its books and records on execution of a written agreement by the auditor that all information will be held in confidence and used solely for purposes of audit and resolution of any disputes related to the report.  A copy of the Vendor's report shall be delivered to the Purchaser upon completion, and any discrepancy between the amount actually paid by the Purchaser and the amount which should have been paid according to the Vendor's report shall be paid forthwith, one party to the other.  In the event that the said discrepancy is to the detriment of the Vendor and exceeds 5% of the amount actually paid by the Purchaser, then the Purchaser shall pay the entire cost of the audit.

4.

Any dispute arising out of or related to any report, payment, calculation or audit shall be resolved solely by arbitration as provided in the Agreement.  No error in accounting or in interpretation of the Agreement shall be the basis for a claim of breach of fiduciary duty, or the like, or give rise to a claim for exemplary or punitive damages or for termination or rescission of the Agreement or the estate and rights acquired and held by the Purchaser under the terms of the Agreement.

2

Exhibit 10.5	Geological Report on the Goldstar Property

SUMMARY REPORT

ON THE

GOLDSTAR PROPERTY

LUMBY, BC

Vernon Mining District

June 14, 2006

By:

Greg Thomson B.Sc., P.Geo.

and

James Laird, Laird Exploration Ltd.

Page

EXECUTIVE SUMMARY

1

1.0

INTRODUCTION

2

1.1

Terms of Reference

2

1.2

Location and Access

3

1.3

Topography, Climate, Vegetation

4

1.4

Property Status

5

1.5

Previous Work

5

2.0

GEOLOGICAL OVERVIEW

6

2.1

Regional Geology

6

2.2

Property Geology

6

3.0

CONCLUSIONS AND RECOMMENDATIONS

8

4.0

REFERENCES

10

5.0

STATEMENTS OF QUALIFICATIONS

11

FIGURES

1.

Goldstar Property BC Location Map

2

2.

Goldstar Property Regional Location Map

3

3.

Goldstar Property Map

4

4.

Regional Geology Map of the Goldstar Property Area

7

EXECUTIVE SUMMARY

1.

The Goldstar Property lies along the south valley side of Putnam Creek, within the North Okanagan region of southern British Columbia.  The property is accessed by traveling 15 kilometres north from the town of Lumby, B.C., located on Highway 6.  The Goldstar Property comprises two MTO mineral claims containing nine cell claim units totaling 185.423 hectares in area.

2.

The Goldstar Property is underlain by volcanic and sedimentary rocks belonging to the Nicola Group of Upper Triassic and Lower Jurassic age.  The Goldstar Property has produced consistently high gold values from stream silt samples, with placer gold production reported from Putnam Creek in 1936.

3.

Heavy mineral samples collected in 1984 from a tributary creek to Putnam Creek returned gold values from 1.15 to 2.3 grams per tonne.  These results were confirmed during a regional stream sampling program carried out by Teck Exploration Ltd. in 1999.

4.

A proposed work program includes construction of a control grid, geological mapping and rock sampling, a soil and silt geochemical sampling program, IP geophysical survey, and trenching.  Based on a compilation of these results, a diamond drill program will be designed to explore and define the potential resources.

1.0

INTRODUCTION

1.1

Terms of Reference

This summary report is a compilation of geological data currently available regarding the Goldstar Property located north of Lumby, B.C.  Historical information from Laird Exploration Ltd. files, the BC Department of Mines, the Geological Survey of Canada and other sources has been reviewed and used where pertinent.

Fig. 1

GOLDSTAR PROPERTY BC LOCATION MAP

1.2

Location and Access

The Goldstar Property is located on NTS map sheet 82L/7W at 50° 23’ north latitude and 118° 57.5’ west longitude.

The main access to the Goldstar Property is provided from the town of Lumby, B.C., located between the Okanagan valley to the west and the Monashee Mountains to the east.  From Lumby, the Mabel Lake road is traveled for 4 kilometres before reaching the Trinity Valley logging road.  The Trinity Valley road is traveled for 13 kilometres before reaching the Putnam Creek logging road.  The Putnam Creek road is traveled 2.5 kilometres northwesterly before reaching the property area.

Fig. 2

GOLDSTAR REGIONAL LOCATION MAP

1.3

Topography, Climate, Vegetation

The Goldstar Property is located on the west slope of Trinity Valley.  The claim area is cut by Putnam Creek, which flows in a steep-sided valley, originating from the Silver Star Mountain area in the west, flowing to the broad terraced Trinity Valley, to the east of the property area.

The property elevation lies between 900 to 1100 metres elevation on forested moderately steep slopes. Annual precipitation consists of about 40 centimetres of rainfall and 1.4 metres of snowfall.  Temperatures are warm throughout the summer with winter temperatures averaging around

 -5° Celsius.

Fig. 3

GOLDSTAR PROPERTY MAP

1.4

Property Status

The Goldstar Property comprises two MTO mineral claims containing nine cell claim units totaling 185.423 hectares in area.

BC Tenure #

Work Due Date

Cells

Total Area (Hectares)

522570

Nov. 23, 2006

4

  82.406

522607

Nov. 24, 2006

5

103.017

1.5

Previous Work

The earliest recorded exploration work on the Goldstar Property area was recorded when placer gold was obtained from reddish gravels of schistose and gneissic rock material in Putnam Creek.  The gold was reported to be heavy and well-rounded and associated with black sand.  In 1936, 155 grams of gold was recovered from Putnam Creek.  No further work has been recorded from this location since 1936.

The placer gold production was obtained near the mouth of a tributary Creek to Putnam Creek, where recently high value gold results have been obtained.

In 1984, a regional reconnaissance geochemical survey was carried out on the property area by Brican Resources Ltd.

The Brican exploration work consisted of geological mapping and soil sampling (137 samples) along 13 kilometres of logging road access and flagged lines.  One soil sample was anomalous in gold at 90 parts per billion.  A total of 26 rock samples were collected, containing negligible gold values.

High values were obtained from stream samples, both in Putnam Creek and the main northeasterly flowing tributary Creek to Putnam Creek.  Four heavy mineral samples were collected during the Brican exploration program, with the highest values (1.3 to 2.3 grams per tonne) obtained from the main tributary creek to Putnam Creek.

The majority of the Brican exploration work was carried out to the west of the gold anomalous tributary creek and did not concentrate on locating the source of the gold found in the tributary creek.

The senior author carried out a regional stream sediment sampling program in the Putnam Creek area in 1999, on behalf of employer Teck Exploration Ltd.  Stream sediment samples tested by Teck along approximately one kilometre of the tributary stream resulted in consistently anomalous gold values.  Of the 5 samples collected along the tributary stream all were considered moderately to highly anomalous for gold.  The samples referred to as S-12, OK 9, OK10, OK11 and OK 12, returned gold values of >1000 ppb, 25 ppb, 80 ppb, 165 ppb and 585 ppb respectively.  Two of the samples (OK11, OK12) were also anomalous in chromium at 139 ppm and 308 ppm chromium, while samples OK 9, OK 10 and OK 13 were anomalous in zinc at 151 ppm, 167 ppm and 194 ppm Zn respectively. Sample OK 12 was also anomalous in nickel at 172 ppm Ni.

Teck did not carry out further exploration in the area of the anomalous gold results obtained in the Putnam Creek area.

2.0

GEOLOGICAL OVERVIEW

The Goldstar Property area hosts a series of volcanic and sedimentary rocks known as the Nicola Group, which are favorable for the formation of economic mineral deposits.  Significant concentrations of placer gold have been traced to a tributary of Putnam Creek covered by the property.  The immediate source of the gold not has been identified, but is suspected to be quartz veins and silicified zones occurring in the Nicola rocks.

2.1

Regional Geology

The area is underlain by sedimentary and volcanic rocks of the Upper Triassic to Lower Jurassic Nicola Group. These comprise banded quartzite/gneiss, argillite, phyllite with interbedded siltstone and quartzite, augite andesite, greenstone, which are intruded by granodiorite and aplite dikes.

2.2

Property Geology

There is little outcrop exposed in the Putnam Creek area, although abundant argillaceous schist and green pyroxene porphyritic volcanic rocks are present along the tributary stream bed sampled by the author in 1999.  There are also numerous cobbles of milky white quartz found in the stream bed, but appear to be unmineralized.  It is the author’s belief that the gold found in the area is likely related to a local fault structure containing gold-bearing quartz, which has liberated placer gold concentrations into the tributary creek to Putnam Creek.  The tributary creek is likely the source of the placer gold that has been concentrated within the stream bed of Putnam Creek.

Fig. 4

REGIONAL GEOLOGY OF THE GOLD STAR PROPERTY

3.0

CONCLUSIONS AND RECOMMENDATIONS

The main exploration focus for the Goldstar property should involve exploration for the source of gold as found in stream samples taken from the main tributary creek to Putnam Creek.  The tributary creek area should be thoroughly prospected for gold-bearing quartz float or possible quartz-bearing outcrops. A program of close-spaced stream silt sampling should be carried out throughout all branches of the tributary stream bed, to provide a better focus than has been obtained by previous cursory exploration programs.

If target areas are located, it is recommended that a close-spaced survey grid be established, consisting of 25 to 50 meter line spacings with 25 meter station intervals. Within this survey grid, detailed geological and prospecting evaluations should be carried out along with commensurate soil sampling and/or geophysical survey programs.  Based on a compilation of these results, a diamond drill program will be designed to explore and define the potential resources.

Phase 1 Cost Estimate

Reconnaissance geological mapping, prospecting and sampling.

Geologist – 5 days @ $450/day

$2250.00

Consultant/Project Manager – 5 days @ $450/day

$2250.00

Sampler/Geological Assistant – 5 days @ $250/day

$1250.00

Truck rental – 1500 km @ 0.75/km inclusive

             $1125.00

Rock samples – 50 @ $50.00 per sample

$2500.00

Soil and Silt Samples – 100 @ $30.00 per sample

$3000.00

Per Diem – 15 man-days @ $100.00/day

$1500.00

Misc. sampling and field supplies

  $500.00

Report and reproduction costs

$1000.00

Subtotal

             $15,375.00

Management Fee @ 15%

   $2306.25

Contingency @ 10%

   $1537.50

Total

$19,218.75

GST@ 6% (July 1, 2006)

   $1153.13

NET TOTAL

$20,371.88

Phase 2 Cost Estimate

Detailed surface and underground geological mapping and rock sampling, grid construction, EM and Mag surveys, establish drill and rock trenching targets, four-man crew, report.                $75,000.00

Phase 3 Cost Estimate

1000 metres of diamond drilling @ 100.00 per metre, plus geological supervision, camp and supplies, transportation, assays, report and other ancillary costs.

                         $150,000.00

TOTAL

         $245,371.80

4.0

REFERENCES

Annual Report, (1936)

BCEMPR, p. D48

Holland, S.S., (1950)

Placer Gold Production of British Columbia

BCEMPR Bulletin 28, p. 62-63

Jones, A.G., (1959)

Vernon Map Area

G.S.C. Memoir 296

Kyba, B.W., (1985)

Assessment Report on Geological and Geochemical Surveys on the

Putnam Property (Assessment Report 13311)

Okulitch, A., (1979)

Geology of the Thompson Shuswap-Okanagan Region, South-Central

British Columbia

G.S.C. Open File 637

5.0

STATEMENTS OF QUALIFICATIONS

I:

Gregory R. Thomson, of Langley, B.C., do hereby certify:

That I am a Professional Geoscientist registered in the Province of British Columbia.

That I am a graduate Geologist from the University of British Columbia (1970) and have over 25 years of mineral exploration experience in the Province of British Columbia.

That the information contained in this report was based upon a review of previous reports and geological studies related to the Goldstar Property area and of personal experience with local geology gained while employed as a consulting geologist in the Okanagan region of BC.

I have read National Instrument 43-101, Form 43-101F1 and this report has been prepared in essential compliance with N1 43-101 and Form 43-101F1.

Dated at Vancouver, BC, June 14, 2006

/S/ Gregory R. Thompson

STATEMENT OF QUALIFICATIONS

I,

James W. Laird do state that:

My address is PO Box 672, Lions Bay, BC  V0N 2E0

I am a prospector and mining exploration contractor and have been for more than 25 years.

I have completed the BC EMPR course “Advanced Mineral Exploration for Prospectors, 1980”.

I am familiar with the geology of the Goldstar Property project area and have field experience in the general area.

/s/James W. Laird

Laird Exploration Ltd.

June 14, 2006

1

Exhibit 10.6	Geological Report on the Rosewall Gold Property

SUMMARY REPORT

ON THE

ROSEWALL GOLD PROPERTY

VANCOUVER ISLAND, BC

Nanaimo Mining Division

June 14, 2006

By:

Greg Thomson B.Sc., P.Geo.

and

James Laird, Laird Exploration Ltd.

1

Page

EXECUTIVE SUMMARY

1

1.0

INTRODUCTION

2

1.1

Terms of Reference

2

1.2

Location and Access

3

1.3

Topography, Climate, Vegetation

4

1.4

Property Status

4

1.5

Previous Work

5

2.0

GEOLOGICAL OVERVIEW

5

2.1

Regional Geology

                          5

2.2

Property Geology

5

3.0

CONCLUSIONS AND RECOMMENDATIONS

8

4.0

REFERENCES

9

5.0

STATEMENTS OF QUALIFICATIONS

10

FIGURES

1.

Rosewall Gold Property BC Location Map

2

2.

Rosewall Gold Property Regional Location Map

3

3.

Rosewall Gold Property Map

4

4.

Regional Geology of the Rosewall Gold Property

6

1

EXECUTIVE SUMMARY

1.

The Rosewall Gold Property is located in eastern-central Vancouver Island, north of Horne Lake, near the headwaters of Rosewall Creek and Qualicum River.  The Rosewall Gold Property comprises one MTO mineral claim containing 7 cell claim units totaling 147.115 hectares in area.

2.

The property area is underlain by basaltic volcanic rocks belonging to the Karmutsen Formation of Upper Triassic age.  The Rosewall Gold Property is considered prospective for the discovery of a gold-silver epithermal-style mineral deposit.

3.

The main area of mineralization is contained within intensely altered rocks containing high concentrations of mercury, antimony and arsenic.  This mineral assemblage is often associated gold-silver epithermal deposits.

4.

A proposed work program includes construction of a control grid, geological mapping and rock sampling, a soil and silt geochemical sampling program, IP geophysical survey, and trenching.  Based on a compilation of these results, a diamond drill program will be designed to explore and define the potential resources.

1.0

INTRODUCTION

1.1

Terms of Reference

This summary report is a compilation of geological data currently available regarding the Rosewall Gold Property located near the east coast of Vancouver Island, between Courtenay and Qualicum Beach, B.C.  Historical information from Laird Exploration Ltd. files, the BC Department of Mines, the Geological Survey of Canada and other sources has been reviewed and used where pertinent.

Fig. 1

ROSEWALL GOLD PROPERTY BC LOCATION MAP

1.2

Location and Access

The Rosewall Gold Property is located on the east-central area of Vancouver Island at 49° 25’ 30” North Latitude and 124° 52’ 30” West Longitude.  The property is accessed by following the Island Highway, approximately 25 kilometres northwest from Qualicum Beach, B.C.

At this point the Rosewall Creek road is followed southwesterly for approximately 7 kilometres, reaching the property area. The property area is also located approximately 15 kilometres northwest of Horne Lake.

Fig. 2

ROSEWALL GOLD PROPERTY REGIONAL LOCATION MAP

1.3

Topography, Climate, Vegetation

Topography is moderate to steep, particularly along the creek beds.

Vegetation is mostly second growth timber with considerable undergrowth, which conceals much of the outcrop in the area and makes movement through the area somewhat difficult.  The property is within an area of moderate to heavy precipitation. Heavy accumulations of snow can be expected at higher elevations from November to March.

Fig. 3

ROSEWALL GOLD PROPERTY MAP

1.4

Property Status

The Rosewall Gold Property comprises one MTO mineral claim containing 7 cell claim units totaling 147.115 hectares in area.

BC Tenure #

Work Due Date

Cells

Total Area (Hectares)

525453

January 14, 2007

7

147.115

1.5

Previous Work

The only known exploration work on the claim area was carried out in 1986 and 1987 by prospector Ron Bilquist.  Recorded work consisted of reconnaissance rock, soil and silt sampling covering an area of approximately 8 square kilometers.  Exploration work consisted of general prospecting of the property area and included the collection and sampling of 40 rock samples, 56 soil samples and 11 silt samples.  Much of the geological and assay data in this report has been obtained from Bilquist’s 1987 prospecting assessment report (#16141) on the Roaring #1 and #2 claims and a 1988 property summary.

2.0

GEOLOGICAL OVERVIEW

The Rosewall Gold Property covers a promising gold exploration area on Vancouver Island.  A very large silicified alteration zone with minerals characteristic of an epithermal gold deposit environment are found on the property.  Minerals such as pyrite, arsenopyrite, chalcopyrite, sphalerite, galena, realgar, cinnabar, and molybdenite have been identified.  Gold in soil geochemistry indicates significant gold anomalies.  Additional work is needed to expand and define the gold in soil anomalies, and to geologically map and rock sample the general area.

2.1

Regional Geology

The mineral property area is primarily underlain by basaltic volcanic rocks belonging to the Karmutsen Formation of Upper Triassic age.  The volcanic rocks consist primarily of pillow basalts, pillow breccia and minor tuffs.  Thin limestone or volcaniclastic intra-volcanic sedimentary layers tend to be focal point for detachment-style or bedded faulting.  In the central part of the claim, a number of outcrops in Mercury Creek and along the logging road expose felsic intrusive rocks thought to be Tertiary in age, which appear to be closely associated with silicification and mineralization.

2.2

Property Geology

The main area of interest on the property is a flat lying horizon of calc-silicate altered volcanic rocks of an estimated thickness of 25 to 100 metres. Within this zone of widespread alteration rock samples contain epithermal-style mineralization consisting of cinnabar (mercury sulphide), arsenopyrite (arsenic sulphide) and stibnite (antimony sulphide).

N
Silicified Alteration Zone
x Hg
x Py
Silicified Alteration Zone
Zn, Pb, Cp, Hg, Py
TERTIARY (?)
QUARTZ PORPHYRY
INTRUSION
x Mo, Cp, Py
x Mo x Py
x Py
UPPER TRIASSIC
KARMUTSEN FORMATION
BASALTIC VOLCANICS
Sb
Silicified Alteration Zone
x Cp
x Rock Sample
Float Sample
Py Pyrite
Cp Chalcopyrite
Mo Molybdenite
Sb Stibnite
Hg Mercury
Zn Sphalerite
Pb Galena
200 0 200 400 600
METERS

REGIONAL GEOLOGY of the ROSEWALL GOLD PROPERTY

Fig. 4

REGIONAL GEOLOGY OF THE ROSEWALL GOLD PROPERTY

Other mineralization found on the property includes chalcopyrite (copper sulphide), sphalerite (zinc sulphide), galena (lead sulphide), molybdenite (molybdenum sulphide), pyrite (iron sulphide) and realgar/orpiment (arsenic sulphides).  There are also reports of suspected native mercury and an area of specimen quality stibnite crystals.  The stibnite specimen material has not been assayed as yet.

In rock samples, arsenic values were returned up to 1750 ppm As, mercury values to greater than 2,000 ppm Hg, antimony to 486 pm Sb, copper to 0.64% Cu, lead to 786 ppm Pb, silver to 8.1 ppm Ag and molybdenum to 786 ppm Mo.

Examples of multi-element rock samples include sample HRN-63, which assayed 0.64% copper, 331 ppm zinc, 1200 ppm arsenic, > 2,000 ppm mercury and 132 ppm antimony.

Sample HRN-69 contained 778 ppm arsenic, 232 ppm zinc, 4.7 pm silver and 80 ppb gold.

The silt sampling and soil sampling results also reflected the multi-element aspects of the mineralized alteration zone.

Soil samples contained values to greater than 1000 ppm zinc, 70 ppm antimony, 480 ppm arsenic and 650 ppm mercury.  As with the rock samples, soil samples were generally consistently high for mercury and arsenic.

Silt samples contained generally high values in mercury (430 - >2,000 ppm)

3.0

CONCLUSIONS AND RECOMMENDATIONS

The Rosewall Gold property contains styles of rock alteration, rock textures and mineralization types that are typically associated with epithermal gold +/- silver deposit types.  Calc-silicate alteration is extensive on the property area suggesting the potential to host a mineral deposit of significant size and tonnage.

The property requires a program of concentrated exploration with the establishment a surveyed control grid.  The grid area should then be thoroughly prospected and geologically mapped with commensurate soil sampling surveys, EM and magnetometer geophysical surveys.  Based on a compilation of these results, a diamond drill program would be designed to explore and define the potential resources.  The anticipated costs of this development are presented in three results-contingent stages.

Phase 1 Cost Estimate

Reconnaissance geological mapping, prospecting and rock sampling.

Geologist – 5 days @ $450/day

  $2250.00

Consultant/Project Manager – 5 days @ $450/day

  $2250.00

Sampler/Geological Assistant – 5 days @ $250/day

  $1250.00

Truck rental – 1000 km @ 0.75/km inclusive

    $750.00

Rock samples – 50 @ $50.00 per sample

  $2500.00

Per Diem – 15 man-days @ $100.00/day

  $1500.00

Misc. sampling and field supplies

    $500.00

Report and reproduction costs

  $1000.00

Subtotal

$12,000.00

Management Fee @ 15%

   $1800.00

Contingency @ 10%

   $1200.00

Total

$15,000.00

GST@ 6% (July 1, 2006)

     $900.00

NET TOTAL

$15,900.00

Phase 2 Cost Estimate

Detailed surface and underground geological mapping and rock sampling, grid construction, EM and Mag surveys, establish drill and rock trenching targets, four-man crew, report.                $75,000.00

Phase 3 Cost Estimate

1000 metres of diamond drilling @ 100.00 per metre, plus geological supervision, camp and supplies, transportation, assays, report and other ancillary costs.

                         $150,000.00

TOTAL

         $240,900.00

4.0

REFERENCES

Bilquist, R.E., (1987)

Prospecting Report on Roaring #1 and # 2 Claims

Assessment Report #16141

Carson, D.J.T. (1973): The plutonic rocks of Vancouver Island: Geological Survey of Canada, Paper 72-44, 70 pages.

Carson, D.J.T. (1968): Metallogenic study of Vancouver Island with emphasis on the Relationship of Plutonic Rocks to Mineral Deposits, Ph.D. thesis, Carlton University, Ottawa.

Carson, D.J.T. (1969): Tertiary Mineral Deposits of Vancouver Island; CIM Bulletin, Volume 62, Number 685, May, pages 511-519.

Muller, J.E., Carson, D.J.T. (1968)

Geology and Mineral Deposits of Alberni Map Area

G.S.C. Paper 68-50

Muller, J.E., (1989)

Tertiary Low-Angle Faulting and Related Gold and Copper on Mount Washington, Vancouver Island.  Ministry of Energy, Mines and Petroleum Resources, Paper 1989-1.

5.0

STATEMENTS OF QUALIFICATIONS

I:

Gregory R. Thomson, of Langley, B.C., do hereby certify:

That I am a Professional Geoscientist registered in the Province of British Columbia.

That I am a graduate Geologist from the University of British Columbia (1970) and have over 25 years of mineral exploration experience in the Province of British Columbia.

That the information contained in this report was based upon a review of previous reports and geological studies related to the Rosewall Gold Property area and of personal experience with local geology gained while employed as a consulting geologist in the Vancouver Island region of BC.

I have read National Instrument 43-101, Form 43-101F1 and this report has been prepared in essential compliance with N1 43-101 and Form 43-101F1.

Dated at Vancouver, BC, June 14, 2006

/S/ Gregory R. Thomson

STATEMENT OF QUALIFICATIONS

I,

James W. Laird do state that:

My address is PO Box 672, Lions Bay, BC  V0N 2E0

I am a prospector and mining exploration contractor and have been for more than 25 years, and I have 25 years experience working on Vancouver Island.

I have completed the BC EMPR course “Advanced Mineral Exploration for Prospectors, 1980”.

I am very familiar with the geology of the Rosewall Gold project area and have and have extensively worked on similar deposits on Vancouver Island.

/s/ James W. Laird

Laird Exploration Ltd.

June 14, 2006

1

Exhibit 10.7	Geological Report on the Waterloo Creek Property

SUMMARY REPORT

ON THE

WATERLOO CREEK PROPERTY

VANCOUVER ISLAND, BC

May 15, 2006

By:

Greg Thomson B.Sc., P.Geo.

and

James Laird, Laird Exploration Ltd.

Page

EXECUTIVE SUMMARY

1

1.0

INTRODUCTION

2

 1.1

Terms of Reference

              2

1.2       Location and Access

3

1.3

Topography, Climate, Vegetation

3

1.4

Property Status

4

1.5

Previous Work

5

2.0

GEOLOGY

5

2.1

Regional Geology

5

2.2

Property Geology

5

3.0

CONCLUSIONS AND RECOMMENDATIONS

8

4.0

REFERENCES

9

5.0

STATEMENTS OF QUALIFICATIONS

10

FIGURES

1.

Waterloo Creek Property BC Location Map

2

2.

Waterloo Creek Property Regional Location Map

3

3.

Waterloo Creek Property Map

4

4.

Regional Geology of the Waterloo Creek Property Area

6

EXECUTIVE SUMMARY

1.

The Waterloo Creek Property is located west of the town of Bowser, B.C. on the east-central coastal region of Vancouver Island. The property comprises two mineral claims totaling 189.112 hectares in area.  Access to the property is gained via logging roads from Bowser up the Rosewall Creek drainage to the north-east slope of Mt Curran.

2.

The Waterloo Creek Property contains multi-element mineralization (Au, Ag, Cu, Co, Hg, Sb) hosted within an intrusive stock work zone at least 100 metres in length and 2-5 metres in width.  The primary exploration target is gold mineralization hosted by an epithermal-related mineral system.

The property has undergone only minor exploration carried out in the 1980’s.  This work consisted of prospecting, rock sampling and the drilling of two short diamond drill holes.  There is a small discrepancy in location plotting of the main mineralization (<100 m) between the BC Government Minfile and the original prospector’s maps, the Minfile plot has been retained until GPS readings can be obtained.

3.

A proposed work program includes construction of a control grid, geological mapping and rock sampling of all showings, a soil and silt geochemical sampling program, IP geophysical survey, and trenching.  Based on a compilation of these results, a diamond drill program will be designed to explore and define the potential resources.

1.0

INTRODUCTION

1.1

Terms of Reference

This summary report is a compilation of geological data and production records currently available regarding the Waterloo Creek Property, located west of the town of Bowser, B.C. on the east-central coastal region of Vancouver Island.  Historical information from Laird Exploration Ltd. files, the BC Department of Mines, the Geological Survey of Canada and other sources has been reviewed and used where pertinent.

Fig. 1

WATERLOO CREEK PROPERTY BC LOCATION MAP

Fig. 2

WATERLOO CREEK PROPERTY REGIONAL LOCATION MAP

1.2

Location and Access

The Waterloo Creek Property is reached from Nanaimo by driving the Island Highway north to the vicinity of Rosewall Creek.  The Rosewall Creek road is followed for 6.5 km west, where a smaller secondary road branches to the right and is followed for 1.5 km north before reaching Wilfred Creek.  An old logging road to the south bisects the property.

1.3

Topography, Climate, Vegetation

Topography is moderate to steep, particularly along the creek beds.

Vegetation is mostly second growth timber with considerable undergrowth, which conceals much of the outcrop in the area and makes movement through the area somewhat difficult.  The property is within an area of moderate to heavy precipitation. Heavy accumulations of snow can be expected at higher elevations from November to March.

Fig. 3

WATERLOO CREEK PROPERTY MAP

1.4

Property Status

The Waterloo Creek Property comprises two mineral claims containing 9 cell claim units totaling 189.112 hectares in area.

BC Tenure #

Work Due Date

Cells

Total Area (Hectares)

525454

Jan. 14/07

1

  21.066

532950

Apr. 24/07

8

168.046

189.112

1.5

Previous Work

The only known exploration on the Waterloo Creek Property was carried out in 1985 and 1988/89, by prospectors S. Anderson and B. Buskell, who named the property C.I.H.  During this period the property was explored through prospecting, surface rock sampling and the drilling of two short diamond drill holes.  The main showing was explored in 1985 by surface sampling using a small portable packsack drill, which was used to blast outcrops in 11 locations.  Four sample results were reported from this work containing encouraging values in gold and other anomalous values.

Two diamond drill holes were drilled from a common set-up over an extended period during 1988 and 1989.  The first hole totaled 53.3 metres, while the second hole totaled 38.1 metres.  Significant concentrations of pyrite, arsenopyrite and minor chalcopyrite were reported in the first drill hole across approximately 9 metres, however only minor sampling was carried out producing inconclusive results.

2.0

GEOLOGY

2.1

Regional Geology

The property area is underlain by basalts, breccias, diabase and gabbro belonging to the Upper Triassic Karmutsen Formation.  Cretaceous coal-bearing sediments of the Nanaimo Group occur to the east of the property, unconformably overlying Karmutsen basalts.  Minor granitic dikes of probable Tertiary age intrude the older rocks.

2.2

Property Geology

Little information has been reported on specific geological aspects of the Waterloo Creek Property area.  The only information available pertains to the main showing area located on the property.

The mineral showing area lies along a fault zone occurring within a distinct canyon measuring approximately 5 metres wide by 15 metres deep.  The fault zone contains an intrusive stockwork body consisting of silicified felsite to rhyolite composition.  The stockwork zone has been followed for about 100 metres along the canyon and varies between 2.5 to 5 metres wide.  The stockwork zone is terminated at the east end by a fault and the other end by an altered dyke.

Cretaceous
Nanaimo Group
Sediments
N
x
Au, Ag, Cu, Co, Hg
WATERLOO CREEK
PROPERTY
Upper Triassic Karmutsen
Formation Basalt
SCALE 1 : 25,000
500
0
500
1,000
1,500
METERS

REGIONAL GEOLOGY
OF THE
WATERLOO CREEK PROPERTY AREA

Fig. 4

REGIONAL GEOLOGY OF THE WATERLOO CREEK PROPERTY

The stockwork is mineralized with strong concentrations of pyrite, and arsenopyrite, associated with variable concentrations of chalcopyrite, sphalerite, stibnite, erythrite and cinnabar.

Several rock samples reported in BC Assessment Report #14419 (1986) contained highly anomalous values including sample no.1, which assayed

975 ppb gold and 1410 ppm copper and sample no. 7, which assayed 1050 ppb gold.  A second separate sample also called no.1 assayed 2640 ppb gold, > 40,000 ppm arsenic, 1720 ppm copper, 620 ppm cobalt and 3.0 ppm silver.  Another sample assayed 0.048 oz/ton gold.

A rock sample (no. 11) reported in BC Assessment Report #18747 (1989) assayed 0.22 oz/ton gold, 0.28 oz/ton silver, 675 ppm cobalt and 2130 ppm copper.

During the 1989 diamond drilling program, the felsite/rhyolite zone was intersected in drillhole number one, from 28 to 37 metres, containing high concentrations of pyrite, arsenopyrite and some chalcopyrite.  Only three samples were reported from the drilling program, with one assay containing 0.012 oz/ton gold.

The depositional style and content of the mineralization is consistent with other mineral deposits on Vancouver Island of known Tertiary age.  The felsic intrusive dikes are of probable Tertiary age, and host the known mineralization.  Similar intrusives are intimately associated with gold and copper mineralization at the nearby Mt. Washington Mine, and host the bonanza-grade gold veins at Zeballos.

3.0

CONCLUSIONS AND RECOMMENDATIONS

The Waterloo Creek property contains mineralization that is likely associated with an epithermal style of mineral deposit. The property contains significant gold values associated with high concentrations of arsenopyrite and other elements typical of epithermal mineral environments.  Due to the minor amount of exploration carried out on the property area, further investigation is recommended to determine the extent and style of mineralization present on the property.

A proposed work program includes construction of a control grid, geological mapping and rock sampling, a soil and silt geochemical sampling program, IP geophysical survey, and rock trenching.  Based on a compilation of these results, a diamond drill program will be designed to explore and define the potential resources.

The anticipated costs of this development are presented in three results-contingent stages.

Phase 1

Reconnaissance geological mapping, prospecting and

rock sampling.

$25,000.00

Phase 2

Detailed geological mapping and rock sampling, grid construction,

soil and silt geochemical survey, IP survey, establish drill and trenching targets.

$100,000.00

Phase 3

1000 metres of diamond drilling including geological

supervision, assays, report and other ancillary costs.

$175,000.00

TOTAL

$300,000.00

4.0

REFERENCES

Anderson, S., Buskell, B. (1986)

Exploration Report on C.I.H. #1 Claim

Assessment Report 14441

Buskell, B. (1989)

Diamond Drilling Report C.I.H. No.1 Claim

Assessment Report 18747

Carson, D.J.T. (1973): The plutonic rocks of Vancouver Island: Geological Survey of Canada, Paper 72-44, 70 pages.

Carson, D.J.T. (1968): Metallogenic study of Vancouver Island with emphasis on the Relationship of Plutonic Rocks to Mineral Deposits, Ph.D. thesis, Carlton University, Ottawa.

Carson, D.J.T. (1969): Tertiary Mineral Deposits of Vancouver Island; CIM Bulletin, Volume 62, Number 685, May, pages 511-519.

Muller, J.E. (1989-1): Tertiary Low-Angle Faulting and Related Gold and Copper Mineralization on Mt. Washington, Vancouver Island B.C.  Ministry of Energy, Mines and Petroleum Resources, Paper 1989-1.

5.0

STATEMENTS OF QUALIFICATIONS

I:

Gregory R. Thomson, of Langley, B.C., do hereby certify:

That I am a Professional Geoscientist registered in the Province of British Columbia.

That I am a graduate Geologist from the University of British Columbia (1970) and have over 25 years of mineral exploration experience in the Province of British Columbia.

That the information contained in this report was based upon a review of previous reports and geological studies related to the property area, and of personal experience with local geology gained while employed as a consulting geologist on Vancouver Island.

I have read National Instrument 43-101, Form 43-101F1 and this report has been prepared in essential compliance with N1 43-101 and Form 43-101F1.

Dated at Vancouver, BC, May 15, 2006

/S/ Gregory R. Thompson

STATEMENT OF QUALIFICATIONS

I,

James W. Laird do state that:

My address is PO Box 672, Lions Bay, BC  V0N 2E0

I am a prospector and mining exploration contractor and have been for more than 25 years, and I have 25 years experience working on Vancouver Island.

I have completed the BC EMPR course “Advanced Mineral Exploration for Prospectors, 1980”.

I am very familiar with the geology of the project area and have extensively worked on similar deposits on Vancouver Island.

/s/ James W. Laird

Laird Exploration Ltd.

May 15, 2006

1

Exhibit 23.1	Consent of Sierchio Greco & Greco, LLP

Included in Exhibit 5.1 hereto.

1

Exhibit 23.2	Consent of GBH CPA’s, PC, Registered Public Accountants

To the Board of Directors

Duke Mountain resources, Inc.

6805 Sundance Trail

Riverside, CA 92506

We hereby consent to the inclusion in this Registration Statement on form S-1 of our report dated March 18, 2010 relating to the consolidated financial statements of Duke Mountain Resources, Inc. as of December 31, 2009 and for the year then ended and for the period from may 3, 2006 (Inception through December 31, 2009.  We also consent to the reference to our firm under the heading “Expert” appearing  therein.

/s/ GBH CPAs, PC

Houston, Texas

December 30, 2010

1

Exhibit 23.3	Consent of Peterson Sullivan, LLP, Registered Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement on Form S-1 of Duke Mountain Resources, Inc. and Subsidiary (an exploration stage company) ("the Company") of our report dated March 23, 2009, on our audit of the consolidated balance sheet of the Company as of December 31, 2008, and the related consolidated statements of operations, stockholders' deficiency, and cash flows for the year ended, and for the period from May 3, 2006 (date of inception) to December 31, 2008 (which period does not appear herein).

Our report dated March 23, 2009, contains an explanatory paragraph that states that the Company has experienced losses from operations since inception and has a deficit accumulated during the exploration stage.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We also consent to the reference to our firm under the heading "Experts" in the Registration Statement on Form S-1.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington

December 30, 2010

1

Footnotes

1 Insert date which is five years from the date of acceptance of the subscription agreement by the Company.

2 Insert date which is five years from the date of acceptance of the subscription agreement by the Company.